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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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DUKE ENERGY CORPORATION
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Welcome to the Duke Energy

Annual Meeting
of Shareholders

March 26, 2020

Dear Fellow Shareholders:

I am pleased to invite you to Duke Energy's Annual Meeting to be held on Thursday, May 7, 2020, at 12:30 p.m. Eastern time. We look forward to updating you at the Annual Meeting on our strategy and areas of focus and progress in 2019, as well as plans for the future of Duke Energy.

2019 Developments

In 2019, Duke Energy executed on our strategy to transform the customer experience by modernizing the energy grid, generating cleaner energy, and expanding natural gas infrastructure. We announced an updated 2030 goal to reduce carbon emissions from electricity generation by at least 50% from 2005 levels and set a new goal to reach net-zero emissions from electricity generation by 2050. This is an aggressive goal, and one we are committed to strive to attain. We also reached a very important agreement with the NC DEQ and community groups to permanently close all remaining ash basins in North Carolina, with the substantial majority of the ash being excavated and placed in lined landfills. These developments are just a small portion of the progress made on implementing Duke Energy's long-term strategy in 2019, which is further detailed in the 2019 Annual Report that accompanies this proxy statement.

This proxy statement contains information about our Board's oversight of Duke Energy's strategy, performance, risks, governance, executive compensation, and sustainability practices. It also talks about the outreach we have had in the past year with fellow shareholders and how that feedback has influenced the work that we are doing at Duke Energy.

Annual Meeting Details

This year's Annual Meeting will once again be held exclusively via live webcast. As a result of the online format, we are able to connect with more shareholders and answer more questions than we were able to do at previous in-person meetings, all while providing our shareholders the same opportunities to vote and ask questions that they would have had at an in-person meeting.

As we have done in previous years, you will be able to submit questions in writing in advance of the Annual Meeting on our pre-meeting forum at proxyvote.com. An audio broadcast of the Annual Meeting will also be available by phone toll-free at 1.800.289.0438, confirmation code 1802740. Details regarding how to participate in the Annual Meeting via live webcast, as well as the items to be voted on, are more fully described in the accompanying Notice of Annual Meeting of Shareholders and in the "Frequently Asked Questions and Answers About the Annual Meeting" on page 79 of this proxy statement.

Please review this proxy statement prior to casting your vote as it contains important information relating to the business of the Annual Meeting. Page 1 contains instructions on how you can vote your shares online, by phone, or by mail. We hope you can participate in the Annual Meeting. It is important that all of our shareholders, regardless of the number of shares owned, participate in the affairs of Duke Energy. We encourage you to vote promptly, even if you plan to participate in the Annual Meeting.

Thank you for your continued investment in Duke Energy.

Sincerely,

Lynn J. Good
Chair, President and CEO

Letter from the Independent
Lead Director

Dear Fellow Shareholders:

It is a great honor to serve as Duke Energy's Independent Lead Director and to work closely with our Chair, President and CEO, Lynn Good, who has skillfully positioned Duke Energy as a leader as the utility industry navigates rapid changes. I am fortunate to have the privilege of working with a diverse, engaged, and experienced group of directors at Duke Energy. In 2019, we added three new directors, Annette K. Clayton, Marya M. Rose, and Nicholas C. Fanandakis, to the Board. The varied opinions and perspectives of the Board allow us to actively oversee the most important issues facing Duke Energy.

Our Board is deeply committed to sound corporate governance, executive compensation, and risk management policies and practices to ensure that Duke Energy operates responsibly and efficiently and achieves long-term sustainable value for our fellow shareholders. In 2019, the Board focused on the oversight of certain key risk areas for the Company, including operations and regulatory risks, cyber and physical security risks, sustainability and climate change risks, and the Board's oversight of the investments being made toward our strategy to transform the customer experience, modernize the energy grid, generate cleaner energy, and expand natural gas infrastructure. The Board was actively involved in the development of our updated goal to reduce carbon emissions from electricity generation by at least 50% from 2005 levels by 2030 and set a new goal to reach net-zero emissions from electricity generation by 2050. The Board was also instrumental in the addition of over 1,500 megawatts of new commercial renewables projects and additional renewables on our regulated system. Finally, the Board focused on the resolution of the Company's ash basin closure plans and was pleased that the Company reached an agreement with the NC DEQ and community groups to permanently close all remaining ash basins in North Carolina, primarily by excavating to lined landfills.

In 2019, we also continued our annual shareholder engagement program, reaching out to holders of approximately one-third of our outstanding common shares twice a year as well as numerous conversations we have every year with shareholders and stakeholders outside of our shareholder engagement program. The feedback we have gathered both in 2019 and in previous years from this program has helped the Board shape our policies, practices, and disclosures.

We look forward to continuing our dialogue with shareholders at the 2020 Annual Meeting, and, on behalf of the entire Board, thank you for your continued support.

Sincerely,

Michael G. Browning
Independent Lead Director

Notice of Annual Meeting of Shareholders

May 7, 2020

12:30 p.m. Eastern time
Via live webcast at duke-energy.onlineshareholdermeeting.com

We will convene Duke Energy's Annual Meeting on Thursday, May 7, 2020, at 12:30 p.m. Eastern time via live webcast at duke-energy.onlineshareholdermeeting.com.Though we plan to hold the Annual Meeting live via webcast on May 7, 2020, we recognize that the challenging and rapidly changing environment caused by the COVID-19 pandemic may necessitate that we re-evaluate our plans for the Annual Meeting at some point in the future. Should the time or date of the Annual Meeting change, we will announce the change by issuing a press release and filing additional proxy materials with the SEC.

The purpose of the Annual Meeting is to consider and take action on the following:

1.
Election of directors;

2.
Ratification of Deloitte & Touche LLP as Duke Energy's independent registered public accounting firm for 2020;

3.
Advisory vote to approve Duke Energy's named executive officer compensation;

4.
Four shareholder proposals; and

5.
Any other business that may properly come before the meeting (or any adjournment or postponement of the meeting).

Holders of Duke Energy's common stock as of the close of business on the record date of March 9, 2020, are entitled to vote at the Annual Meeting by visiting duke-energy.onlineshareholdermeeting.com. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 12:30 p.m. Eastern time. Online check-in will begin at 12:00 p.m. Eastern time. Please allow ample time for the online check-in process. An audio broadcast of the Annual Meeting will be available by phone toll-free at 1.800.289.0438, confirmation code 1802740.

Holding the Annual Meeting via live webcast allows us to communicate more effectively with more of our shareholders. On our pre-meeting forum at proxyvote.com, you can submit questions in writing in advance of the Annual Meeting, access copies of proxy materials, and vote.

This year we once again plan to provide our proxy materials to our shareholders electronically. By doing so, most of our shareholders will only receive the Notice containing instructions on how to access the proxy materials electronically and vote online, by phone, or by mail. If you would like to request paper copies of the proxy materials, you may follow the instructions on the Notice. If you receive paper copies of the proxy materials, we ask you to consider signing up to receive these materials electronically in the future by following the instructions contained in this proxy statement. By delivering proxy materials electronically, we can reduce the consumption of natural resources and the cost of printing and mailing our proxy materials.

Please take time to vote now. If you choose to vote by mail, you may do so by marking, dating, and signing the proxy card, and returning it to us. Please follow the voting instructions, which can be found on your proxy card. Regardless of the manner in which you vote, we urge and greatly appreciate your prompt response.

Dated: March 26, 2020	By order of the Board of Directors, David B. Fountain Senior Vice President, Legal, Chief Ethics and Compliance Officer and Corporate Secretary

DUKE ENERGY – 2020 Proxy Statement

    DUKE ENERGY – 2020 Proxy Statement

GLOSSARY OF TERMS

To enhance the readability of this year's proxy statement, we added a Glossary of Terms beginning on page 84, which includes all defined terms in this proxy statement.

PARTICIPATE IN THE FUTURE OF DUKE ENERGY; CAST YOUR VOTE NOW

Vote Now

It is very important that you vote to participate in the future of Duke Energy. NYSE rules state that if your shares are held through a broker, bank, or other nominee, they cannot vote on nondiscretionary matters without your instruction. Even if you plan to participate in this year's Annual Meeting, it is a good idea to vote your shares before the Annual Meeting in the event your plans change. Whether you vote online, by phone, or by mail, please have your Notice, proxy card, or instructions that accompanied your proxy materials available and follow the instructions.

Eligibility to Vote

You can vote if you were a holder of Duke Energy's common stock as of the close of business on the record date of March 9, 2020.

By internet	By phone	By mailing your proxy card

Visit 24/7 proxyvote.com	Call toll-free 24/7 1.800.690.6903 or by calling the number provided by your broker, bank, or other nominee if your shares are not registered in your name	Cast your vote, sign your proxy card, and send free of postage

Participate in the Annual Meeting

This year's Annual Meeting will be held exclusively via live webcast enabling shareholders from around the world to participate, submit questions in writing, and vote. Holders of record of Duke Energy's common stock as of the close of business on the record date of March 9, 2020, are entitled to participate in and vote at the Annual Meeting by visiting duke-energy.onlineshareholdermeeting.com. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number, which can be found on your Notice, on your proxy card, and on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 12:30 p.m. Eastern time. Online check-in will begin at 12:00 p.m. Eastern time. Please allow ample time for the online check-in process. Shareholders may also listen to an audio broadcast of the Annual Meeting by phone toll-free at 1.800.289.0438, confirmation code 1802740. For more details on participating in the Annual Meeting, see "Frequently Asked Questions and Answers About the Annual Meeting" beginning on page 79 of this proxy statement.

Rules of Conduct for the Annual Meeting

Duke Energy has strived to ensure that shareholders at the online only Annual Meeting have the same rights that they would have had at an in-person meeting and an enhanced opportunity for participation and discourse.

•
Shareholders who have submitted proposals for the Annual Meeting are given the choice of recording the presentation of their proposal in advance or presenting their proposal live via a third-party operated conference line.

•
A representative of Broadridge Financial Solutions has been appointed as the independent inspector of elections.

•
Shareholders who would like to submit questions in writing in advance of the Annual Meeting may do so by visiting our pre-meeting forum at proxyvote.com using their 16-digit control number.

•
Shareholders participating in the Annual Meeting live via webcast may also submit questions in writing during the Annual Meeting.

•
Questions submitted by shareholders will be read during the Annual Meeting unedited. However, questions that are of an inappropriate personal nature or that use offensive language will not be read at the Annual Meeting or answered and posted on our website after the Annual Meeting. Questions regarding technical issues related to the Annual Meeting will be referred to technical support personnel to respond separately.

•
We will post answers to all questions received in advance of or during the Annual Meeting, including those questions that we do not have time to answer during the Annual Meeting, on our website at duke-energy.com/our-company/investors/financial-news under "05/07/2020 – 2020 Annual Meeting of Shareholders." All unedited questions and the answers to those questions, as well as a video replay of the Annual Meeting, will be available on our website until the release of the proxy statement for the 2021 Annual Meeting.

DUKE ENERGY – 2020 Proxy Statement    1

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider. You should read the entire proxy statement carefully before voting. Page references and website addresses are supplied to help you find additional information in this proxy statement and elsewhere. Information provided on websites linked to this proxy statement is not incorporated by reference into this proxy statement.

Voting Matters

		More information	Board recommendation	Broker non-votes	Abstentions	Votes required for approval

PROPOSAL 1	Election of directors	Page 9	FOR each nominee	Do not count	Do not count	Majority of votes cast, with a resignation policy

PROPOSAL 2	Ratification of Deloitte & Touche LLP as Duke Energy's independent registered public accounting firm for 2020	Page 33	FOR	Brokers have discretion to vote	Vote against	Majority of shares represented

PROPOSAL 3	Advisory vote to approve Duke Energy's named executive officer compensation	Page 35	FOR	Do not count	Vote against	Majority of shares represented

PROPOSAL 4	Shareholder proposal regarding independent board chair	Page 70	AGAINST	Do not count	Vote against	Majority of shares represented

PROPOSAL 5	Shareholder proposal regarding elimination of supermajority voting provisions in Duke Energy's Certificate of Incorporation	Page 73	NO RECOMMENDATION	Do not count	Vote against	Majority of shares represented

PROPOSAL 6	Shareholder proposal regarding providing a semiannual report on Duke Energy's political contributions and expenditures	Page 75	AGAINST	Do not count	Vote against	Majority of shares represented

PROPOSAL 7	Shareholder proposal regarding providing an annual report on Duke Energy's lobbying payments	Page 77	AGAINST	Do not count	Vote against	Majority of shares represented

2    DUKE ENERGY – 2020 Proxy Statement

Duke Energy Overview

Headquartered in Charlotte, North Carolina, Duke Energy is one of the largest energy holding companies in the United States. Our Electric Utilities and Infrastructure business serves approximately 7.8 million customers located in six states in the Southeast and Midwest. Our Gas Utilities and Infrastructure business distributes natural gas to approximately 1.6 million customers in the Carolinas, Ohio, Kentucky, and Tennessee. Our Commercial Renewables business operates a growing renewable energy portfolio across the United States. More information about Duke Energy is available at duke-energy.com.

2019 Business Highlights

2019 was an outstanding year for Duke Energy as we met our near-term financial commitments and positioned the Company for sustainable long-term growth. We exceeded the midpoint of our 2019 earnings guidance, resulting in a 5% CAGR in adjusted diluted EPS since 2017, the first year after the completion of our portfolio transformation. We took proactive steps to strengthen our balance sheet, paving the way for a substantial increase in our five-year capital plan, significantly increasing our earnings potential to the benefit of our communities and shareholders. We also continued to advance a growth strategy focused on investments to modernize our energy grid, generate cleaner energy, and expand our natural gas infrastructure – all built on a foundation of customer service, operational excellence, and stakeholder engagement. In 2019:

•
Safety remained our top priority. Our employees delivered strong safety results, consistent with our industry-leading performance levels from 2016 through 2018. As an indication of our commitment to safety, we include safety metrics in both the STI and LTI plans. We met our challenging employee target for TICR in 2019. However, the STI plan payments for our NEOs were reduced by a 5% safety penalty, as explained in more detail on page 45.

•
We announced a new, aggressive goal to reduce carbon emissions from electricity generation by at least 50% from 2005 levels by 2030 and to reach net-zero emissions from electricity generation by 2050. To promote clean energy initiatives, we incorporate a nuclear reliability objective and a renewables availability metric in our STI plan to measure the efficiency of our nuclear and renewables generation assets.

•
We demonstrated progress on our commitment to generate cleaner energy, achieving key milestones in our Western Carolinas modernization plan allowing for the retirement of a 376 megawatt coal-fired plant in Asheville, North Carolina in January 2020.

•
In our Commercial Renewables business, we announced the addition of over 1,500 megawatts of new wind and solar projects, and we made significant progress on new solar projects in our regulated businesses in Florida and the Carolinas.

•
We outperformed our target for reportable environmental events.

•
We reached an agreement with the NC DEQ and community groups to permanently close all remaining ash basins in North Carolina, with the substantial majority of the ash being excavated and placed in lined landfills, completed the excavation of 12 ash basins, with nearly 28 million tons of ash moved to fully lined facilities or recycled, and completed technology upgrades at operating coal plants to take ash basins permanently out of service. We also made significant progress on the removal of water from basins across the system.

•
We delivered outstanding customer service, improving distribution reliability measures by 15% and our internal customer satisfaction measure by 25%.

•
We increased the dividend payment to our shareholders by approximately 2%, reflecting our confidence in the investment opportunities within our businesses. This is the 13th consecutive year of annual dividend growth. 2019 also marked the 93rd consecutive year that Duke Energy has paid a quarterly cash dividend on our common stock, a record we expect to continue for shareholders, who rely on a steady and growing dividend.

DUKE ENERGY – 2020 Proxy Statement    3

Board Nominees (page 9)

Name	Age	Gender, Racial or Ethnically Diverse	Director since	Occupation	Independent	Committee Memberships	Other Public Company Boards

Michael G. Browning Independent Lead Director	73		2006	Chairman, Browning Consolidated, LLC	✓	• Compensation • Corporate Governance (C) • Regulatory Policy	• None

Annette K. Clayton	56	✓	2019	President and CEO, North America Operations, Schneider Electric SA	✓	• Audit • Operations and Nuclear Oversight	• Polaris Industries Incorporated

Theodore F. Craver, Jr.	68		2017	Retired Chairman, President and CEO, Edison International	✓	• Audit (C) • Regulatory Policy	• Wells Fargo & Company

Robert M. Davis	53		2018	CFO and Executive Vice President, Global Services, Merck	✓	• Compensation • Finance and Risk Management	• None

Daniel R. DiMicco	69		2007	Chairman Emeritus, Retired President and CEO, Nucor Corporation	✓	• Corporate Governance • Regulatory Policy	• Hennessy Capital Acquisition Corp. III

Nicholas C. Fanandakis	63		2019	Retired Executive Vice President, DuPont de Nemours, Inc. (formerly known as DowDuPont, Inc.)	✓	• Audit • Finance and Risk Management	• ITT Inc. • FTI Consulting, Inc.

Lynn J. Good Chair	60	✓	2013	Chair, President and CEO, Duke Energy Corporation		• None	• The Boeing Company

John T. Herron	66		2013	Retired President, CEO and Chief Nuclear Officer, Entergy Nuclear	✓	• Finance and Risk Management • Operations and Nuclear Oversight (C)	• None

William E. Kennard	63	✓	2014	Co-Founder and Non-Executive Chairman, Velocitas Partners, LLC	✓	• Corporate Governance • Finance and Risk Management (C)	• AT&T Inc. • Ford Motor Company • MetLife, Inc.

E. Marie McKee	69	✓	2012	Retired Senior Vice President, Corning Incorporated	✓	• Compensation (C) • Corporate Governance	• None

Marya M. Rose	57	✓	2019	Vice President and Chief Administrative Officer, Cummins Inc.	✓	• Compensation • Regulatory Policy	• None

Thomas E. Skains	63		2016	Retired Chairman, President and CEO, Piedmont Natural Gas Company, Inc.	✓	• Finance and Risk Management • Regulatory Policy (C)	• Truist Financial Corporation • National Fuel Gas Company

William E. Webster, Jr.	66		2016	Retired Executive Vice President, Institute of Nuclear Power Operations	✓	• Audit • Operations and Nuclear Oversight	• None

(C)
Committee Chair

4    DUKE ENERGY – 2020 Proxy Statement

DUKE ENERGY – 2020 Proxy Statement    5

Shareholder Engagement (pages 21 and 36)

As part of our commitment to corporate governance, we have a track record of engaging with shareholders year-round to discuss and respond to their feedback on our corporate governance practices as well as executive compensation, environmental, and social matters of interest to shareholders. In 2019, we reached out to holders of approximately one-third of our outstanding common shares and held meetings with the holders of approximately 25% of our outstanding common shares, some of which included participation by members of the Board. The agenda for these conversations spanned a variety of topics, including our strategic vision, our operational priorities, the strength of our Board and leadership team, our commitment to ESG issues, our human capital management, and our executive compensation program. We also discussed and received positive feedback on our goals to reduce carbon emissions from electricity generation by at least 50% from 2005 levels by 2030 and to reach net-zero emissions from electricity generation by 2050.

*
Information provided for director nominees

6    DUKE ENERGY – 2020 Proxy Statement

Corporate Governance Highlights (page 26)

✓	Ability for shareholders to nominate directors through proxy access

✓	Independent Lead Director with clearly defined role and responsibilities

✓	Majority voting for directors with mandatory resignation policy and plurality carve-out for contested elections

✓	Robust year-round shareholder engagement program, including director involvement

✓	Annual Board, committee, and director assessments

✓	Ability for shareholders to take action by less than unanimous written consent

✓	Ability for shareholders to call a special shareholder meeting

✓	Clearly defined environmental and social initiatives and goals

✓	Annual election of all directors

✓	Independent Board committees

✓	Policy to prohibit all hedging and pledging of corporate securities

✓	Independent directors meet in executive session at each regularly scheduled Board meeting

✓	Regular Board refreshment

✓	Board responsiveness to majority support of shareholder proposals

✓	Each share of common stock is equal to one vote

Executive Compensation Highlights (page 36)

Principles and Objectives

Our executive compensation program is designed to:

•
Link pay to performance

•
Attract and retain talented executive officers and key employees

•
Emphasize performance-based compensation to motivate executives and key employees

•
Reward individual performance

•
Encourage long-term commitment to Duke Energy and align the interests of executives with shareholders

We meet these objectives through the appropriate mix of compensation, including:

•
Base salary

•
Short-term incentives

•
Long-term incentives, consisting of performance shares and RSUs

DUKE ENERGY – 2020 Proxy Statement    7

Key Executive Compensation Features (page 41)

✓	Significant stock ownership requirements (6x base salary for the CEO)

✓	Stock holding policy

✓	Incentive compensation tied to a clawback policy

✓	Consistent level of severance protection

✓	Shareholder approval policy for severance agreements

✓	Equity award granting policy

✓	Independent compensation consultant

✓	Annual tally sheets for executive officers

✓	Review and consideration of prior year's "say-on-pay" vote

✓	Do not encourage excessive or inappropriate risk-taking

✓	No tax gross-ups

✓	No "single trigger" vesting of stock awards upon a change in control

✓	No employment agreements except for the CEO

✓	No excessive perquisites

✓	Enhanced disclosure of performance goals

✓	Minimum vesting requirement of one year for stock awards, subject to limited exceptions

8    DUKE ENERGY – 2020 Proxy Statement

PROPOSAL 1:     ELECTION OF DIRECTORS

The Board of Directors

The Corporate Governance Committee, comprised of only independent directors, has recommended the following current directors as nominees for director, and the Board has approved their nomination for election to serve on the Board. We have a declassified Board, which means all the directors are voted on every year at the Annual Meeting.

If any director is unable to stand for election, the Board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

Our Principles for Corporate Governance includes a director tenure policy in addition to a retirement policy. The Board believes that it is very important to monitor the Board's composition, skills, and needs in the context of Duke Energy's overall strategy, and, therefore, our Principles for Corporate Governance includes a range for the Board to consider retirement. Pursuant to this policy, the Board may determine not to nominate a director who has reached the age of 70 or 15 years of service on the Board if, after examining the Board composition and impending Board retirements in light of the Company's strategy, the Board determines it is in the best interest of Duke Energy and our shareholders. Similarly, the Board may determine that it is in the best interest of Duke Energy and our shareholders for a director to remain on the Board. However, the Board will not nominate a director for election at the Annual Meeting in the calendar year following the year of his or her 75th birthday without a waiver of this policy from the Board.

Majority Voting for the Election of Directors

Under Duke Energy's By-Laws, in an uncontested election at which a quorum is present, a director-nominee will be elected if the number of votes cast "FOR" the nominee's election exceeds the number of votes cast as "WITHHOLD" from that nominee's election. Abstentions and broker non-votes do not count. In addition, Duke Energy has a resignation policy in our Principles for Corporate Governance, which requires an incumbent director who has more votes cast as "WITHHOLD" from that nominee's election than votes cast "FOR" his or her election to tender his or her letter of resignation for consideration by the Corporate Governance Committee.

In contested elections, directors will be elected by plurality vote. For purposes of the By-Laws, a "contested election" is an election in which the number of nominees for director is greater than the number of directors to be elected.

DUKE ENERGY – 2020 Proxy Statement    9

PROPOSAL 1:    ELECTION OF DIRECTORS

Board Biographical Information, Skills, and Qualifications

Michael G. Browning

Independent Director Nominee Independent Lead Director
Age: 73 Director of Duke Energy since 2006 Chairman, Browning Consolidated, LLC	Committees: • Compensation Committee • Corporate Governance Committee (Chair) • Regulatory Policy Committee Other current public directorships: • None

Mr. Browning has been Chairman of Browning Consolidated, LLC (and its predecessor), a real estate development firm, since 1981 and served as President from 1981 until 2013. He also serves as owner, general partner, or managing member of various real estate entities. Mr. Browning is a former director of Standard Management Corporation, Conseco, Inc., and Indiana Financial Corporation. Mr. Browning has served as Independent Lead Director since January 1, 2016.

Skills and qualifications:

Mr. Browning's qualifications for election include his management experience as well as his knowledge and understanding of customers' needs in Duke Energy's Midwest service territory gained during his long career as the Chairman of Browning Consolidated, a real estate development firm located in Indiana. Mr. Browning's financial and investment expertise adds a valuable perspective to the Board and its committees.

Annette K. Clayton

Independent Director Nominee
Age: 56 Director of Duke Energy since 2019 President and CEO, North America Operations, Schneider Electric SA	Committees: • Audit Committee • Operations and Nuclear Oversight Committee Other current public directorships: • Polaris Industries Incorporated

Ms. Clayton has been President and CEO of the North America Operations of Schneider Electric, a global electrical equipment manufacturer, and a member of the Executive Committee since June 2016. She also served as Chief Supply Chain Officer from June 2016 until January 2019. From May 2011 to June 2016, she served as Executive Vice President of Schneider Electric and a Member of the Executive Committee, Hong Kong. Prior to her employment at Schneider Electric, Ms. Clayton served at Dell, Inc. as Vice President of Global Supply Chain Operations and Vice President of Dell Americas operations, and at General Motors as President of their Saturn subsidiary, Corporate Vice President of Global Quality, and a member of their strategy board.

Skills and qualifications:

Ms. Clayton's qualifications for election include her experience as senior management of Schneider Electric overseeing the strategic direction and financial accountability of the North America operations. In her role as President and CEO of Schneider Electric's North America Operations, she has gained experience in customer service through her direct responsibility for the customer call centers, in cybersecurity and technology through Schneider Electric's work with the government on cybersecurity infrastructure, and the digital transformation of their supply chain, and in environmental and regulatory matters through her oversight of Schneider Electric's Safety and Environment function. She also has human capital management experience through her work on talent management initiatives, succession planning, and supply chain workforce planning at Schneider Electric. These skills uniquely fit the skill sets that benefit Duke Energy in our corporate strategy.

10    DUKE ENERGY – 2020 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

Theodore F. Craver, Jr.

Independent Director Nominee
Age: 68 Director of Duke Energy since 2017 Retired Chairman, President and CEO, Edison International	Committees: • Audit Committee (Chair) • Regulatory Policy Committee Other current public directorships: • Wells Fargo & Company

Mr. Craver was Chairman, President and CEO of Edison International, the parent company of a large California utility and various competitive electric businesses, from 2008 until his retirement in 2016. From 2005 to 2007, Mr. Craver served as CEO of Edison Mission Energy, a subsidiary of Edison International. Prior to his appointment as CEO of Edison Mission Energy, Mr. Craver served as CFO of Edison International from 2000 to 2004. He started at Edison International in 1996 after leaving First Interstate Bancorp where he was Executive Vice President and Corporate Treasurer. Mr. Craver is a former member of the ESCC, the organization that is the principal liaison between the federal government and the electric power sector responsible for coordinating efforts to prepare for, and respond to, national-level disasters or threats to critical infrastructure. Mr. Craver currently serves as a Senior Advisor to Blackstone's Global Infrastructure Fund and as a Senior Advisor to Bain & Company. He is also a member of the Economic Advisory Council of the Federal Reserve Bank of San Francisco, on the Board of Advisors of Mobility Impact Partners, and, in 2019, joined the Advisory Board of the Center on Cyber and Technology Innovation, which is a research institute focusing on national security and foreign policy. Mr. Craver is also a member of the Board of Trustees of the California Chapter of The Nature Conservancy.

Skills and qualifications:

Mr. Craver's qualifications for election include his experience as CEO of Edison International, which gives him in-depth knowledge of the utility industry and the regulatory arena, including environmental regulations, as well as his financial and risk management experience obtained as a CFO at Edison International, and at First Interstate Bancorp as the Chair of the Asset and Liability Committee, which was responsible for the oversight of risk management within the organization. Mr. Craver's experience in the industry also gives him a keen awareness of the needs of utility customers during this time of industry change. In addition, Mr. Craver's experience with grid cybersecurity as a member of the Steering Committee of the ESCC and as a member of the Advisory Board of the Center on Cyber and Technology Innovation gives him insight into this crucial area for Duke Energy. In 2018, he earned the CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors.

DUKE ENERGY – 2020 Proxy Statement    11

PROPOSAL 1:    ELECTION OF DIRECTORS

Robert M. Davis

Independent Director Nominee
Age: 53 Director of Duke Energy since 2018 CFO and Executive Vice President, Global Services, Merck	Committees: • Compensation Committee • Finance and Risk Management Committee Other current public directorships: • None

Mr. Davis has been CFO since April 2014 and CFO and Executive Vice President, Global Services since 2016 for Merck, a global healthcare company that provides prescription medicines, vaccines, and other health solutions. Prior to Merck, Mr. Davis worked for Baxter International, Inc. as Corporate Vice President and President of Medical Products from 2010 to 2014, Corporate Vice President and President of Baxter International's renal business in 2010, Corporate Vice President and CFO from 2006 to 2010, and Treasurer from 2004 to 2006. Mr. Davis previously served on the board of directors of C.R. Bard until its merger with Becton, Dickinson and Company in December 2017.

Skills and qualifications:

Mr. Davis' qualifications for election include his significant experience in regulatory matters, finance, and risk management obtained during his service as the CFO of Merck, where enterprise risk management and finance are within his areas of responsibility, as well as his prior experience gained in a variety of management and finance roles at Baxter International. Mr. Davis' legal knowledge, obtained when he earned his Doctor of Jurisprudence, adds additional insight to the Board's discussions of legal and risk issues. Mr. Davis also has significant experience with technology and cybersecurity as a result of his direct oversight over those areas during his time as CFO of Merck and at Baxter International. Mr. Davis' experience at Merck provides valuable insight into navigating an industry undergoing rapid transformation.

Daniel R. DiMicco

Independent Director Nominee
Age: 69 Director of Duke Energy since 2007 Chairman Emeritus, Retired President and CEO, Nucor Corporation	Committees: • Corporate Governance Committee • Regulatory Policy Committee Other current public directorships: • Hennessy Capital Acquisition Corp. III

Mr. DiMicco has served as Chairman Emeritus of Nucor, a steel company, since December 2013. He served as Executive Chairman of Nucor from January 2013 until December 2013 and as Chairman from May 2006 until December 2012. He served as CEO from September 2000 until December 2012 and President from September 2000 until December 2010. Mr. DiMicco was a member of the Nucor board of directors from 2000 until 2013 and is the former Chairman of the American Iron and Steel Institute.

Skills and qualifications:

Mr. DiMicco's qualifications for election include his management, finance, and risk management experience gained during his time as CEO of a Fortune 500 company, which served many constituencies. In addition, his experience as CEO of Nucor, a large industrial company headquartered in North Carolina and with operations in the Midwest, provides a valuable perspective on Duke Energy's industrial customer class as well as extensive knowledge of regulatory issues and environmental regulations in Duke Energy's Carolinas and Midwest service territories.

12    DUKE ENERGY – 2020 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

Nicholas C. Fanandakis

Independent Director Nominee
Age: 63 Director of Duke Energy since 2019 Retired Executive Vice President, DuPont de Nemours, Inc. (formerly known as DowDuPont, Inc.)	Committees: • Audit Committee • Finance and Risk Management Committee Other current public directorships: • ITT Inc. • FTI Consulting, Inc.

Mr. Fanandakis is a retired Executive Vice President of DuPont, a holding company with agriculture, materials science, and specialty products businesses. Mr. Fanandakis served as Executive Vice President and CFO at E.I. du Pont de Nemours and Company from 2009 until January 2019 and as Executive Vice President of DuPont until his retirement in July 2019. Prior to 2009, Mr. Fanandakis served in various plant, marketing, product management, and business director roles in the DuPont organization since 1979.

Skills and qualifications:

Mr. Fanandakis' qualifications for election include his management experience gained during his career in numerous areas of DuPont. In addition to his management experience, Mr. Fanandakis' expertise in finance, tax, banking, and risk management at a company undergoing transformation is an asset to Duke Energy's Board.

Lynn J. Good

Non-Independent Director Nominee Chair
Age: 60 Director of Duke Energy since 2013 Chair, President and CEO, Duke Energy Corporation	Committees: • None Other current public directorships: • The Boeing Company

Ms. Good has served as Chair, President and CEO of Duke Energy since January 1, 2016, and was Vice Chair, President and CEO of Duke Energy from July 2013 through December 2015. She served as Executive Vice President and CFO of Duke Energy from July 2009 through June 2013. She is a former director of Hubbell Incorporated.

Skills and qualifications:

Ms. Good is our Chair, President and CEO and was previously our CFO. Her extensive financial and risk management background as well as her knowledge of the affairs of Duke Energy and our business make her uniquely suited to lead our Board and Duke Energy. Her many years of experience in the utility industry, her knowledge of the associated regulatory issues, technologies, environmental regulations, and customer focus, provide valuable resources for the Board.

DUKE ENERGY – 2020 Proxy Statement    13

PROPOSAL 1:    ELECTION OF DIRECTORS

John T. Herron

Independent Director Nominee
Age: 66 Director of Duke Energy since 2013 Retired President, CEO and Chief Nuclear Officer, Entergy Nuclear	Committees: • Finance and Risk Management Committee • Operations and Nuclear Oversight Committee (Chair) Other current public directorships: • None

Mr. Herron was President, CEO and Chief Nuclear Officer of Entergy Nuclear, the nuclear operations of Entergy Corporation, an electric utility, from 2009 until his retirement in 2013. Mr. Herron joined Entergy Nuclear in 2001 and held a variety of positions. He began his career in nuclear operations in 1979 and, through his career, held positions at a number of nuclear stations across the country. Mr. Herron is a director of Ontario Power Generation and also has served on the board of directors of INPO.

Skills and qualifications:

Mr. Herron's qualifications for election include his knowledge and extensive insight gained as a senior executive in the utility industry, including his three decades of experience in nuclear energy. In addition to his nuclear expertise, during Mr. Herron's career, and particularly during his time as CEO and Chief Nuclear Officer of Entergy Nuclear, he gained significant financial, regulatory, and environmental expertise, as well as an understanding of utility customers. He also obtained risk management expertise, a required skill for those tasked with overseeing the operation of nuclear power plants. Mr. Herron also had direct responsibility for the management of cybersecurity as CEO and Chief Nuclear Officer of Entergy Nuclear.

William E. Kennard

Independent Director Nominee
Age: 63 Director of Duke Energy since 2014 Co-Founder and Non-Executive Chairman, Velocitas Partners, LLC	Committees: • Corporate Governance Committee • Finance and Risk Management Committee (Chair) Other current public directorships: • AT&T Inc. • Ford Motor Company • MetLife, Inc.

Mr. Kennard has been Co-Founder and Non-Executive Chairman of Velocitas Partners, an asset management firm, since November 2014. He also serves as an advisor to Staple Street Capital and Astra Capital Management, both private equity firms. Prior to joining Velocitas Partners, Mr. Kennard served as Senior Advisor to Grain Management from October 2013 until November 2014, United States Ambassador to the European Union from 2009 until August 2013, Managing Director of The Carlyle Group from 2001 until 2009, and Chairman of the FCC from 1997 until 2001.

Skills and qualifications:

Mr. Kennard's qualifications for election include his considerable experience and knowledge of the regulatory arena from his service as Chairman of the FCC and United States Ambassador, as well as his legal, financial, and risk management knowledge obtained during his career as a lawyer, policymaker, and investor in the technology and telecommunications sector.

14    DUKE ENERGY – 2020 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

E. Marie McKee

Independent Director Nominee
Age: 69 Director of Duke Energy since 2012 Retired Senior Vice President, Corning Incorporated	Committees: • Compensation Committee (Chair) • Corporate Governance Committee Other current public directorships: • None

Ms. McKee is a retired Senior Vice President of Corning Incorporated, a manufacturer of components for high-technology systems for consumer electronics, mobile emissions controls, telecommunications, and life sciences. Ms. McKee has over 35 years of experience obtained at Corning, where she held a variety of management positions with increasing levels of responsibility, including Senior Vice President of Human Resources from 1996 until 2010, President of Steuben Glass from 1998 until 2008, and President of The Corning Museum of Glass and The Corning Foundation from 1998 until 2014.

Skills and qualifications:

Ms. McKee's qualifications for election include her senior management experience in human resources, which provides her with a thorough knowledge of human capital management and compensation practices. Her prior experience as a senior executive of Corning Incorporated has also given her excellent operating skills and an understanding of environmental regulations, technology, and risk management with regard to the manufacturing process, which aids the Board in its oversight of environmental and health and safety matters.

Marya M. Rose

Independent Director Nominee
Age: 57 Director of Duke Energy since 2019 Vice President and Chief Administrative Officer, Cummins Inc.	Committees: • Compensation Committee • Regulatory Policy Committee Other current public directorships: • None

Ms. Rose has been the Vice President and Chief Administrative Officer of Cummins, a global manufacturer of engines, filtration, and power generation equipment, since August 2011, and is responsible for the communications, marketing, government relations, ethics and compliance, enterprise risk management, facilities, security, corporate responsibility, shared services organization and, until January 2018, the legal function. From 2001 until August 2011, Ms. Rose served as Vice President – General Counsel and Corporate Secretary of Cummins. Prior to her employment at Cummins, Ms. Rose was an attorney with Bose McKinney & Evans and a senior aide to two Indiana Governors.

Skills and qualifications:

Ms. Rose's qualifications for election include her experience in the role of Chief Administrative Officer, and previously as General Counsel of Cummins, which has given her a background in a number of key areas that are critical to the future success of Duke Energy. In her role as Chief Administrative Officer, she has had direct responsibility for the regulatory, environmental, technology, risk management, and customer service areas. In addition, her legal background, including her time as General Counsel and Corporate Secretary of Cummins, will enable her to have unique insights, which she can lend to the Board on legal and corporate governance issues.

DUKE ENERGY – 2020 Proxy Statement    15

PROPOSAL 1:    ELECTION OF DIRECTORS

Thomas E. Skains

Independent Director Nominee
Age: 63 Director of Duke Energy since 2016 Retired Chairman, President and CEO, Piedmont Natural Gas Company, Inc.	Committees: • Finance and Risk Management Committee • Regulatory Policy Committee (Chair) Other current public directorships: • Truist Financial Corporation • National Fuel Gas Company

Mr. Skains was Chairman, President and CEO of Piedmont, a regional natural gas distributor, until his retirement in 2016. He served as Chairman of Piedmont from December 2003 until October 2016, CEO from February 2003 until October 2016, and as President from February 2002 until October 2016. Prior to his service as President, Ms. Skains served in various roles, including Chief Operating Officer and as Senior Vice President, Marketing and Supply Services where he directed Piedmont's commercial natural gas activities.

Skills and qualifications:

Mr. Skains' qualifications for election include his financial and risk management expertise and public company governance and strategy gained during his time as Chairman, President and CEO of Piedmont. His time at Piedmont also provided him with in-depth knowledge of the natural gas industry, the environmental regulations related to the industry, and the needs of natural gas customers, which is helpful to Duke Energy as it expands into the natural gas arena since the acquisition of Piedmont. His prior experience as a corporate energy attorney also gives Mr. Skains insight on legal and regulatory compliance matters.

William E. Webster, Jr.

Independent Director Nominee
Age: 66 Director of Duke Energy since 2016 Retired Executive Vice President, Institute of Nuclear Power Operations	Committees: • Audit Committee • Operations and Nuclear Oversight Committee Other current public directorships: • None

Mr. Webster was Executive Vice President of Industry Strategy for INPO, a non-profit organization that promotes the highest levels of safety and reliability in the operation of commercial nuclear power plants, until his retirement in June 2016. Mr. Webster has 34 years of experience obtained at INPO where he held a variety of management positions in the Industry Evaluations, Plant Support, Engineering Support, and Plant Analysis and Emergency Preparedness divisions prior to his retirement. Mr. Webster currently serves as the Chairman of the Japan Nuclear Safety Institute.

Skills and qualifications:

Mr. Webster's qualifications for election include the extensive knowledge he gained during his 34 years in the nuclear industry, including experience with respect to environmental laws and reporting for the nuclear industry, and his regulatory expertise through his interface with the NRC on making new nuclear safety rules after the Fukushima accident in Japan. At INPO, Mr. Webster also was responsible for the development of risk management guidelines for the nuclear industry. These skills, as well as his operational and engineering expertise, are an asset to the Board and its committees as the Company focuses on operational excellence.

The Board of Directors Recommends a Vote "FOR" Each Nominee.

16    DUKE ENERGY – 2020 Proxy Statement

INFORMATION ON THE BOARD OF DIRECTORS

Our Board Leadership Structure

The Board regularly evaluates the leadership structure of Duke Energy and may consider alternative approaches, as appropriate, over time. The Board believes that Duke Energy and our shareholders are best served by the Board retaining discretion to determine the appropriate leadership structure based on what it believes is best for Duke Energy at a particular point in time, including whether the same individual should serve as both Chair and CEO, or whether the roles should be separate.

Lynn J. Good serves as Duke Energy's Chair, President and CEO. Our Board believes that combining the Chair and CEO roles fosters clear accountability, effective decision-making, and execution of corporate strategy.

Michael G. Browning serves as our Independent Lead Director and has served in that role since January 2016. Mr. Browning's responsibilities, which meet the latest corporate governance standards set by the National Association of Corporate Directors, include:

•
serving as liaison between the Chair and the CEO and the independent directors;

•
leading, in conjunction with the Corporate Governance Committee, the process for the review of the CEO;

•
leading, in conjunction with the Corporate Governance Committee, the Board, committee, and individual director self-assessment review process;

•
presiding at the executive sessions of the independent members of the Board;

•
assisting the Chair and the CEO in setting, reviewing, and approving agendas and schedules of Board meetings;

•
approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•
reviewing and approving information sent to the Board and advising on quality, quantity, and timeliness of information;

•
calling meetings of the independent members of the Board when necessary and appropriate;

•
developing topics for discussion during executive sessions of the Board;

•
assisting the Chair and the CEO to promote the efficient and effective performance and functioning of the Board; and

•
being available for consultation and direct communication with our major shareholders.

Our Independent Lead Director is elected by the independent members of the Board.

A complete list of the responsibilities of our Independent Lead Director is included in our Principles for Corporate Governance, a copy of which is posted on our website at duke-energy.com/our-company/investors/corporate-governance/principles-corp-governance.

Independence of Directors

The Board has determined that none of the directors, other than Ms. Good, has a material relationship with Duke Energy or any of our subsidiaries, and all are, therefore, independent under the listing standards of the NYSE and the rules and regulations of the SEC.

In making the determination regarding each director's independence, the Board considered all transactions and the materiality of any relationship with Duke Energy and any of our subsidiaries in light of all facts and circumstances.

The Board may determine a director to be independent if it has affirmatively determined that the director has no material relationship with Duke Energy or our subsidiaries, either directly or as a shareholder, director, officer, or employee of an organization that has a relationship with Duke Energy or our subsidiaries. Independence determinations are generally made when a director joins the Board and on an annual basis at the time the Board approves director-nominees for inclusion in the proxy statement.

The Board also considers its Standards for Assessing Director Independence, which set forth certain relationships between Duke Energy and our directors and their immediate family members, or affiliated entities, that the Board, in its judgment, has deemed to be immaterial for purposes of assessing a director's independence. Duke Energy's Standards for Assessing Director Independence are on our website at duke-energy.com/our-company/investors/corporate-governance/board. In the event a director has a relationship with Duke Energy that is not addressed in the Standards for Assessing Director Independence, the Corporate Governance Committee, which is composed entirely of independent members of the Board, reviews the relationship and makes a recommendation to the nonconflicted, independent members of the Board who determine whether such relationship is material.

DUKE ENERGY – 2020 Proxy Statement    17

INFORMATION ON THE BOARD OF DIRECTORS

Director Attendance

The Board met nine times during 2019 and has met once so far in 2020. During 2019 Board meetings, our Board held five executive sessions with independent directors only.

Directors are expected to attend at least 75% of Board meetings and the meetings of the committees upon which he or she serves. The overall attendance percentage for our directors was approximately 97% in 2019, and all directors attended more than 75% of the Board meetings and the meetings of the committees upon which he or she served in 2019. Directors are also encouraged to attend the Annual Meeting. All directors who were directors at the time of last year's Annual Meeting on May 2, 2019, attended the 2019 Annual Meeting.

Board and Committee Assessments

Each year the Board, with the assistance of the Corporate Governance Committee, conducts an assessment of the Board, each of its committees, and the directors. The assessment process is facilitated by a third-party advisor, which allows directors to provide anonymous feedback and promotes candidness among the directors. The results of the feedback are presented to the Board and committees and discussed.

In addition to the written assessments, the Independent Lead Director annually takes the opportunity to meet with each of the directors separately to discuss the performance of the Board and to obtain advice on areas of improvement for the Board and the individual directors. Our Board is committed to effective board succession planning and refreshment, including having honest and difficult conversations, as may be deemed necessary, with individual directors.

Management and the Board then incorporate the feedback received in both the written assessments and the discussions throughout the year. For example, over the course of 2019, we incorporated feedback to make changes to the presentation of the materials provided to our directors in advance of their meetings. We also increased Board education opportunities and provided special information sessions on topics of interest to our Board members.

This annual review process and discussion provides continuous improvement in the overall effectiveness of the directors, committees, and Board, and provides an opportunity for directors to express any concerns they may have. This process also allows the Board to identify opportunities for Board succession and skills.

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INFORMATION ON THE BOARD OF DIRECTORS

Board Role in Management Succession

The independent directors of the Board are actively involved in our management succession planning process. Among the Corporate Governance Committee's responsibilities described in its charter is to oversee continuity and succession planning. At least annually, the Corporate Governance Committee or full Board reviews the CEO succession plan and makes recommendations to the Board for the successor to the CEO. The Corporate Governance Committee also reports to the Board any concerns or issues that might indicate that organizational strengths are not equal to the requirements of long-range goals and oversees the evaluation of the CEO.

Board Oversight of Risk

As is true with other large public companies, Duke Energy faces a myriad of risks, including operational, financial, strategic, and reputational risks that affect every segment of our business. The Board is actively involved in the oversight of these risks in several ways. This oversight is conducted primarily through the Finance and Risk Management Committee of the Board but also through the other committees of the Board, as appropriate. The Finance and Risk Management Committee reviews Duke Energy's enterprise risk program with management, including the Chief Risk Officer, on a regular basis at its committee meetings. The enterprise risk program includes the identification of a broad range of risks that affect Duke Energy, their probabilities and severity, and incorporates a review of our approach to managing and prioritizing those risks based on input from the officers responsible for the management of those risks.

Each committee of the Board is responsible for the oversight of certain areas of risk that pertain to that committee's area of focus. Throughout the year, each committee chair reports to the full Board regarding the committee's considerations and actions related to the risks within its area of focus. Each committee regularly receives updates from the business units in that committee's area of focus to review the risks in those areas.

DUKE ENERGY – 2020 Proxy Statement    19

INFORMATION ON THE BOARD OF DIRECTORS

Board Oversight of Key Risks

Environmental, Climate Change, and Sustainability

The Board places an emphasis on its oversight of environmental matters, climate change risks, and sustainability issues because it understands the importance of those issues to the long-term success and vitality of Duke Energy, our customers, and our communities. In 2019, the Board focused extensively on these issues. For example, in 2019:

- The Board brought in external experts to discuss climate change issues and the mitigation of climate risks.
- The Corporate Governance Committee, which is responsible for the oversight of sustainability, spent considerable time discussing stakeholder feedback and the possibility of a new goal to reduce carbon emissions from electricity generation.
- After review and discussion by the Board, in September of 2019, Duke Energy announced an updated goal to reduce carbon emissions from electricity generation by at least 50% by 2030 and a new goal to reach net-zero emissions from electricity generation by 2050.
- The Board also approved a settlement with the NC DEQ and community groups to permanently close all remaining ash basins in North Carolina, primarily by excavating to lined landfills.

Also, in 2020, in recognition of the growing importance of the SASB reporting framework to our shareholders, we intend to use SASB standards to help inform and align our sustainability reporting.

Cybersecurity and Technology

The Board recognizes the vital role that Duke Energy's generation facilities and electric grid play in the infrastructure and economic development of the communities we serve and believes its oversight of cybersecurity and the health of Duke Energy's physical and operational technical systems is one of its most critical responsibilities. The Audit Committee has primary responsibility for these risk areas. In 2019:

- The Audit Committee received updates on cybersecurity and grid security issues and compliance with regulations at every regularly scheduled Audit Committee meeting.
- The Audit Committee also focused on our digital transformation and the operation of, and enhancements to, our financial systems and business and operational technical systems that affect customer experience, a key component of our corporate strategy.
- In addition to the review of these issues, the Audit Committee also visited our Cybersecurity Operations Center and received special cybersecurity training, which was available to all directors.

Human Capital Management and Corporate Culture

Oversight of Duke Energy's human capital management and corporate culture is an important element of our Board's oversight of risk because our people are critical to the success of our corporate strategy. The key areas of focus have been to foster a high-performance and inclusive culture built on strong leadership and highly engaged and diverse employees; investment in education and workforce development to build a pipeline of skilled workers; and knowledge transfer as our baby boomers retire. Our Board sets the "tone at the top," and holds senior management accountable for embodying, maintaining, and communicating that culture to employees. In 2019:

- The Compensation Committee received updates on employee engagement surveys and action plans.
- The Compensation Committee included key safety and environmental metrics in NEO incentive plans to emphasize the importance of these goals.
- The Audit Committee reviewed the third-party assessment of Duke Energy's ethics and compliance program by Ethisphere, which recognized our ethics and compliance program as a "Compliance Leader."
- Board members met with both management and employees below senior management on a regular basis, including interactions at Board dinners and tours of our cybersecurity and generation facilities.
- All employees whose role does not directly involve storm response volunteered for a role in responding to the needs of customers during major winter storms and hurricanes, whether it is in our Customer Call Center or helping to assist linemen in the field with logistical issues.
- Duke Energy is the first energy company to sign up for the Historically Black Colleges and Universities Partnership Challenge, through which partnering companies commit to develop and follow best practices to build and deepen strategic relationships with historically black colleges through such things as recruitment, internships, and scholarships.

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INFORMATION ON THE BOARD OF DIRECTORS

Shareholder Engagement

We conduct extensive governance reviews and investor outreach so that management and the Board understand and consider the issues that matter most to our shareholders and address them effectively. In 2019, we reached out to holders of approximately one-third of Duke Energy's outstanding common shares, and members of our Board and management met with holders of approximately 25% of Duke Energy's outstanding common shares. We engaged with every shareholder who accepted our offer to meet as well as every shareholder who requested to meet with us.

During 2019, Duke Energy engaged with shareholders on numerous topics, including sustainability, governance, and executive compensation matters. Shareholder feedback has been invaluable to us in enhancing our practices, policies, and related disclosures. During 2019, we focused our engagements with shareholders on the following topics:

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management and shareholder proposals at the 2019 Annual Meeting;

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our strategic vision to build a smarter, cleaner energy future for our customers;

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our operational priorities, including investments in the energy grid, the retirement of coal facilities and replacement with lower-carbon alternatives such as natural gas and renewables, and expanding natural gas infrastructure;

•
the strength of our Board and its oversight of key areas of risk for Duke Energy such as sustainability and the environment, cybersecurity, and corporate culture;

•
our commitment to ESG issues;

•
our human capital management, diversity and inclusion matters, and workforce innovation; and

•
our executive compensation program.

In the fall, we also extensively discussed our goal to reduce carbon emissions from electricity generation by at least 50% from 2005 levels by 2030 and our new goal to reach net-zero emissions from electricity generation by 2050, as well as the steps Duke Energy is taking to mitigate the risks of climate change on our operations, which was well-received by shareholders. The Corporate Governance Committee reviewed the feedback from all discussions and the feedback informed the decisions discussed herein, including updates to our political expenditures disclosures, updates to the ash management section of our website, and our intention to begin using SASB standards in 2020 to help inform and align our sustainability reporting. Additional information on our discussions with shareholders regarding executive compensation matters is provided on page 36 of this proxy statement.

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INFORMATION ON THE BOARD OF DIRECTORS

Board of Directors Committees

BOARD COMMITTEE MEMBERSHIP ROSTER(1)

Name	Audit	Compensation	Corporate Governance	Finance and Risk Management	Operations and Nuclear Oversight	Regulatory Policy

Michael G. Browning		✔	C			✔
Annette K. Clayton	✔				✔
Theodore F. Craver, Jr.	C					✔
Robert M. Davis		✔		✔
Daniel R. DiMicco			✔			✔
Nicholas C. Fanandakis	✔			✔
Lynn J. Good
John T. Herron				✔	C
William E. Kennard			✔	C
E. Marie McKee		C	✔
Charles W. Moorman IV					✔	✔
Marya M. Rose		✔				✔
Carlos A. Saladrigas	✔	✔
Thomas E. Skains				✔		C
William E. Webster, Jr.	✔				✔

(C)
Committee Chair

(1)
As of March 26, 2020

The Board has the six standing, permanent committees described below. Each committee operates under a written charter adopted by the Board. The charters are posted on our website at duke-energy.com/our-company/investors/corporate-governance/board-committee-charters.

Audit Committee

Eight meetings held in 2019

Committee Members
Theodore F. Craver, Jr., Chair* Annette K. Clayton* Nicholas C. Fanandakis* Carlos A. Saladrigas* William E. Webster, Jr.* * Designated as an Audit Committee Financial Expert by the Board

Theodore F. Craver, Jr.

•
The Audit Committee considers risks and matters related to financial reporting, internal controls, compliance, legal matters, and cybersecurity and technology matters.

•
As part of its responsibilities, the Audit Committee selects and retains an independent registered public accounting firm to conduct audits of the accounts of Duke Energy and our subsidiaries. It also reviews with the independent registered public accounting firm the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Duke Energy and our subsidiaries, and makes reports and recommendations to the Board as it deems appropriate.

•
The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Duke Energy by our independent registered public accounting firm. Pursuant to this responsibility, the Audit Committee adopted the policy on Engaging the Independent Auditor for Services, which provides that the Audit Committee will establish detailed services and related fee levels that may be provided by the independent registered public accounting firm. See page 33 for additional information on the Audit Committee's preapproval policy.

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INFORMATION ON THE BOARD OF DIRECTORS

•
The Audit Committee also receives, reviews, and acts on complaints and concerns regarding material accounting, internal controls, and auditing matters, including complaints regarding material misconduct on the part of our executive officers that could lead to significant reputational damage to the Company. Information regarding how to report concerns to the Audit Committee is posted on our website at duke-energy.com/our-company/investors/corporate-governance/report-concerns-to-the-audit-committee.

•
The Board has determined that each of the members are "Audit Committee Financial Experts" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. See pages 10, 11, 13, and 16 for a description of the business experience for Ms. Clayton, Mr. Craver, Mr. Fanandakis, and Mr. Webster, all of whom are nominated for election at the Annual Meeting. Mr. Saladrigas, who is retiring at the Annual Meeting, was also determined to be an "Audit Committee Financial Expert" by the Board.

•
Each of the members has also been determined to be "independent" within the meaning of the NYSE's listing standards, Rule 10A-3 of the Exchange Act and Duke Energy's Standards for Assessing Director Independence. In addition, each of the members meets the financial literacy requirements for audit committee membership under the NYSE's rules and the rules and regulations of the SEC.

Compensation Committee

Six meetings held in 2019

Committee Members
E. Marie McKee, Chair Michael G. Browning Robert M. Davis Marya M. Rose Carlos A. Saladrigas

E. Marie McKee

•
The Compensation Committee establishes and reviews our overall compensation philosophy, confirms that our policies and philosophy do not encourage excessive or inappropriate risk-taking by our employees, reviews and approves the salaries and other compensation of certain employees, including all executive officers of Duke Energy, reviews and approves compensatory agreements with executive officers, approves certain equity grants and delegates authority to approve others, and reviews the effectiveness of, and approves changes to, compensation programs. The Compensation Committee also makes recommendations to the Board on compensation for independent directors, and oversees human capital management as well as diversity and inclusion.

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Management's role in the compensation-setting process is to recommend compensation programs and assemble information as required by the committee. When establishing the compensation program for our NEOs, the committee considers input and recommendations from management, including Ms. Good, who attends the Compensation Committee meetings.

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The Compensation Committee has engaged FW Cook as its independent compensation consultant. The compensation consultant generally attends each committee meeting and provides advice to the committee at the meetings, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors. The consultant has been instructed that it shall provide completely independent advice to the Compensation Committee and is not permitted to provide any services to Duke Energy other than at the direction of the Compensation Committee.

•
Each of the members of the Compensation Committee has been determined to be "independent" within the meaning of the NYSE's listing standards, Rule 10C-1(b) of the Exchange Act, and Duke Energy's Standards for Assessing Director Independence.

•
Compensation Committee Interlocks and Insider Participation.  During 2019, Ms. McKee, Ms. Rose, Mr. Browning, Mr. Davis, and Mr. Saladrigas served as members of the Compensation Committee and none of the Compensation Committee members were officers or employees of Duke Energy, a former officer of Duke Energy, or had any business relationships requiring review and disclosure under our Related Person Transactions Policy. Furthermore, none of our executive officers served as a director or member of the Compensation Committee (or other committee of the Board performing equivalent functions) of another entity where an executive officer of such entity served as a director of Duke Energy or on our Compensation Committee.

DUKE ENERGY – 2020 Proxy Statement    23

INFORMATION ON THE BOARD OF DIRECTORS

Corporate Governance Committee

Six meetings held in 2019

Committee Members
Michael G. Browning, Chair Daniel R. DiMicco William E. Kennard E. Marie McKee

Michael G. Browning

•
The Corporate Governance Committee considers risks and matters related to corporate governance and our policies and practices with respect to political activities, community affairs, and sustainability.

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It recommends the size and composition of the Board and its committees and recommends potential CEO successors to the Board.

•
The Corporate Governance Committee also recommends to the Board the slate of nominees, including any nominees recommended by shareholders, for director at each year's Annual Meeting and, when vacancies occur, names of individuals who would make suitable directors of Duke Energy. This committee may engage an external search firm or a third party to identify, evaluate, or to assist in identifying or evaluating, a potential nominee.

•
The Corporate Governance Committee performs an annual evaluation of the performance of the CEO with input from the full Board. The Corporate Governance Committee assists the Board in its annual determination of director independence and review of any related person transactions as well as the Board's annual assessment of the Board and each of its committees.

•
Each of the members of the Corporate Governance Committee has been determined to be "independent" within the meaning of the NYSE's listing standards and Duke Energy's Standards for Assessing Director Independence.

Finance and Risk Management Committee

Eight meetings held in 2019

Committee Members
William E. Kennard, Chair Robert M. Davis Nicholas C. Fanandakis John T. Herron Thomas E. Skains

William E. Kennard

•
The Finance and Risk Management Committee is primarily responsible for the oversight of financial risk and enterprise risk at Duke Energy. This oversight function includes reviews of our financial and fiscal affairs and recommendations to the Board regarding dividends, financing and fiscal policies, and significant transactions.

•
The Finance and Risk Management Committee reviews the financial exposure of Duke Energy, as well as mitigation strategies, reviews Duke Energy's enterprise risk exposures and provides oversight for the process to assess and manage enterprise risk, and reviews the financial impacts of major projects as well as capital expenditures.

24    DUKE ENERGY – 2020 Proxy Statement

INFORMATION ON THE BOARD OF DIRECTORS

Operations and Nuclear Oversight Committee

Four meetings held in 2019

Committee Members
John T. Herron, Chair Annette K. Clayton Charles W. Moorman IV William E. Webster, Jr.

John T. Herron

•
The Operations and Nuclear Oversight Committee provides oversight of the nuclear safety, operational and financial performance as well as operational risks, long-term plans, and strategies of Duke Energy's nuclear power program. The oversight role is one of review, observation, and comment and in no way alters management's authority, responsibility, or accountability.

•
In 2019, in order for the Board to better align its structure with the oversight of certain key operational risks, such as nuclear and environmental operations, the oversight of Duke Energy's environmental, health, and safety goals and policies, including ash management, and the operational performance of Duke Energy's utilities with regard to energy supply, delivery, fuel procurement, and transportation, was moved from the Regulatory Policy and Operations Committee to the Nuclear Oversight Committee, which was subsequently renamed the Operations and Nuclear Oversight Committee.

•
The Operations and Nuclear Oversight Committee visits each of Duke Energy's operating nuclear power stations over a two-year period and reviews the station's nuclear safety, operational, and financial performance.

Regulatory Policy Committee

Five meetings held in 2019

Committee Members
Thomas E. Skains, Chair Michael G. Browning Theodore F. Craver, Jr. Daniel R. DiMicco Charles W. Moorman IV Marya M. Rose

Thomas E. Skains

•
The Regulatory Policy Committee provides oversight of Duke Energy's regulatory and legislative strategy impacting utility operations in each jurisdiction. This includes oversight of the regulatory objectives and public policies initiatives and practices of Duke Energy's utility operations.

•
The Regulatory Policy Committee also has oversight of Duke Energy's principal regulatory compliance risks and related risk mitigation plans.

DUKE ENERGY – 2020 Proxy Statement    25

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

The following is the report of the Corporate Governance Committee with respect to its philosophy, responsibilities, and initiatives.

Philosophy and Responsibilities

We believe that sound corporate governance has three components: (i) Board independence; (ii) processes and practices that foster sound decision-making by both management and the Board; and (iii) balancing the interests of all of our stakeholders – our investors, customers, employees, the communities we serve, and the environment. The Corporate Governance Committee's charter is available on our website at duke-energy.com/our-company/investors/corporate-governance/board-committee-charters/corporate-governance and is summarized below. Additional information about the Corporate Governance Committee and its members is detailed on page 24 of this proxy statement.

Membership. The committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

Responsibilities. The committee's responsibilities include, among other things: (i) implementing policies regarding corporate governance matters; (ii) assessing the Board's membership needs and recommending nominees; (iii) recommending to the Board those directors to be selected for membership on, or removal from, the various Board committees and those directors to be designated as chairs of Board committees; (iv) sponsoring and overseeing annual performance evaluations for the various Board committees, including the Corporate Governance Committee, the Board and the CEO; (v) overseeing Duke Energy's political expenditures and activities pursuant to the Political Expenditures Policy; (vi) reviewing our charitable contributions and community service policies and practices; and (vii) reviewing Duke Energy's policies, programs, and practices with regard to sustainability. The committee may also conduct or authorize investigations into or studies of matters within the scope of the committee's duties and responsibilities, and may retain, at Duke Energy's expense, and in the committee's sole discretion, consultants to assist in such work as the committee deems necessary.

Governance Policies

All of the Board committee charters, as well as our Principles for Corporate Governance, Code of Business Ethics for Employees, and Code of Business Conduct & Ethics for Directors, are available on our website at duke-energy.com/our-company/investors/corporate-governance.

Any amendments to or waivers from our Code of Business Ethics for Employees with respect to executive officers or Code of Business Conduct & Ethics for Directors must be approved by the Board and will be posted on our website. In addition, information regarding how to report actual or suspected violations of our Code of Business Ethics, either through our anonymous EthicsLine or otherwise, is provided on the Ethics section of our website at duke-energy.com/our-company/about-us/ethics in the Code of Business Ethics.

Board Composition

Director Qualifications and Diversity. The Board recognizes that a diverse Board, management, and workforce is key to Duke Energy's success and believes that diversity of background, skill sets, experience, thought, ethnicity, race, gender, age, and nationality, are important considerations in selecting candidates. This commitment to diversity is evidenced in the backgrounds, skills, and qualifications of the directors who have been nominated, as well as the diversity of Duke Energy's executives and workforce, starting with our Chair, President and CEO, Lynn J. Good, who was selected by the Board to lead Duke Energy in 2013, and the diverse senior management team that reports to her.

The Board strives to have a diverse Board representing a range of experiences and qualifications in areas that are relevant to Duke Energy's business and strategy. As part of the search process, the committee looks for the most qualified candidates, including women and minorities, with the following characteristics:

•
fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity, and fairness;

•
a genuine interest in Duke Energy and a recognition that, as a member of the Board, one is accountable to the shareholders of Duke Energy, not to any particular interest group;

•
a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization;

26    DUKE ENERGY – 2020 Proxy Statement

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

•
diversity among the existing Board members, including racial and ethnic background, gender, experiences, skills, and qualifications;

•
present or former CEO, chief operating officer or substantially equivalent level executive officer of a highly complex organization such as a corporation, university, or major unit of government, or a professional who regularly advises such organizations;

•
no conflict of interest or legal impediment, which would interfere with the duty of loyalty owed to Duke Energy and our shareholders;

•
the ability and willingness to spend the time required to function effectively as a director;

•
compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director;

•
independent opinions and willingness to state them in a constructive manner; and

•
willingness to become a shareholder of Duke Energy (within a reasonable time of election to the Board).

Director Candidate Recommendations. The committee may engage a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the Board standing for re-election. The committee will provide the third party, based on the profile described above, the characteristics, skills, and experiences that may complement those of our existing members. The third party will then provide recommendations for nominees with such attributes. The committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee's experiences and skills. In addition, the committee considers the shareholder-nominee's independence with respect to both Duke Energy and the recommending shareholder. All of the nominees on the proxy card are current members of our Board and were recommended by the committee.

Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to the Corporate Governance Committee, c/o David B. Fountain, Senior Vice President, Legal, Chief Ethics and Compliance Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414. The written notice must set forth, as to each person whom the shareholder proposes to nominate for election as director:

•
the name and address of the recommending shareholder(s), and the class and number of shares of common stock of Duke Energy that are beneficially owned by the recommending shareholder(s);

•
a representation that the recommending shareholder(s) is a holder of record of common stock of Duke Energy entitled to vote at the Annual Meeting and intends to attend the Annual Meeting remotely or by proxy to nominate the person(s) specified in the written notice;

•
the name, age, business address, principal occupation, and employment of the recommended nominee;

•
any information relevant to a determination of whether the recommended nominee meets the criteria for Board membership established by the Board and/or the Corporate Governance Committee;

•
any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable NYSE rules and SEC rules and regulations;

•
a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by the recommending shareholder(s);

•
a statement, signed by the recommended nominee, (i) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation; (ii) affirming the recommended nominee's willingness to be a director; and (iii) consenting to serve as a director if so elected;

•
if the recommending shareholder(s) has beneficially owned more than 5% of Duke Energy's common stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

•
if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

•
all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act, including, without limitation, information regarding: (i) the recommended nominee's business experience; (ii) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee; and (iii) material relationships or transactions, if any, between the recommended nominee and Duke Energy's management.

Director Candidate Nominations through Proxy Access. In order to nominate a director pursuant to our proxy access provision for the 2021 Annual Meeting, shareholders who meet the eligibility and other requirements set forth in Section 3.04 of the Company's By-Laws must send a written notice to the Corporate Governance Committee, c/o David B. Fountain, Senior Vice President, Legal, Chief Ethics and Compliance Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414. The written notice must be provided no earlier than October 27, 2020, and no later than November 25, 2020, and must provide the information set forth above, as well as the other detailed requirements set forth in Section 3.04 of the Company's By-Laws, which can be located on our website at duke-energy.com/our-company/investors/corporate-governance.

DUKE ENERGY – 2020 Proxy Statement    27

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

New Director Since the 2019 Annual Meeting

Following the 2019 Annual Meeting, and in consideration of the retirement of several members of the Board with extensive expertise in finance, the Corporate Governance Committee sought to recruit an additional Board member. The committee worked extensively in 2019 on identifying a candidate with a deep background in finance and whose qualifications align with the desired qualifications discussed earlier and the needs of the Board considering the priorities and issues facing Duke Energy, our long-term strategy, and our Board refreshment goals. As a result, after working with an independent search firm, the committee identified a candidate with the desired experience, diversity, skills, and other qualifications, to make for a well-balanced Board. In June 2019, the committee recommended that Nicholas C. Fanandakis be appointed to the Board effective June 26, 2019. Mr. Fanandakis brings extensive management experience and expertise in finance, tax, banking, and risk management gained during his tenure as an executive officer at DuPont de Nemours, Inc. and its predecessors. For more information on Mr. Fanandakis' skills and expertise, see page 13.

Director Onboarding. Over half of our Board members have joined the Board in the last five years. In order to help those new directors quickly transition into their roles on the Board, the director onboarding process has become increasingly important. Immediately following their appointment, each new director meets individually with the senior executives responsible for our major lines of business and operations so that they may better understand the issues involved in all aspects of Duke Energy's business. In addition to discussing Duke Energy's businesses and operations, the new directors learn about our corporate governance practices and policies; the financial and technical aspects of our electric utility, natural gas, and commercial renewables businesses; the enterprise's significant risks; our long-term strategy; and Duke Energy's long-standing mission to provide clean, reliable, and affordable energy for our customers. Finally, new members to our Audit and Compensation Committees have a separate orientation to learn more about each committee's responsibilities, policies, and practices, and the matters regularly coming before the committee.

Communications and Engagements with Directors

Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

Corporate Secretary
David B. Fountain
Senior Vice President, Legal, Chief Ethics and Compliance
Officer and Corporate Secretary
Duke Energy Corporation
DEC 48H
P.O. Box 1414
Charlotte, NC 28201-1414

Interested parties can communicate with our Independent Lead Director by writing to the following address:

Independent Lead Director
c/o David B. Fountain
Senior Vice President, Legal, Chief Ethics and Compliance
Officer and Corporate Secretary
Duke Energy Corporation
DEC 48H
P.O. Box 1414
Charlotte, NC 28201-1414

Our Corporate Secretary will distribute communications to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as spam, junk mail and mass mailings, service complaints, resumes, and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee
Michael G. Browning, Chair
Daniel R. DiMicco
William E. Kennard
E. Marie McKee

28    DUKE ENERGY – 2020 Proxy Statement

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate directors who are not employed by Duke Energy with a combination of cash and equity awards, along with certain other benefits as described below. Ms. Good receives no compensation for her service on the Board.

The Compensation Committee annually reviews the director compensation program and recommends proposed changes for approval by the Board. As part of this review, the Compensation Committee considers the significant amount of time expended, and the skill level required, by each director not employed by Duke Energy in fulfilling his or her duties on the Board, each director's role and involvement on the Board and its committees, and the market compensation practices and levels of our peer companies.

During its annual review of the director compensation program in 2019, the Compensation Committee considered an analysis prepared by its independent consultant, FW Cook, which summarized director compensation trends for independent directors and pay levels at the same peer companies used to evaluate the compensation of our NEOs. Following this review, and after considering the advice of FW Cook about market practices and pay levels, the Compensation Committee did not recommend any changes to our director compensation program.

For 2019, our director compensation program consisted of the following:

Type of Fee	Amount ($)

Annual Board Retainer (cash)	125,000
Annual Board Retainer (stock)	160,000
Annual Board Chair Retainer (if applicable)	100,000
Annual Lead Director Retainer (if applicable)	40,000
Annual Audit Committee Chair Retainer	25,000
Annual Compensation Committee and Operations and Nuclear Oversight Committee Chair Retainers	20,000
Annual Chair Retainer (other committees)	15,000
Additional Cash Retainer Opportunity*	10,000
Board Meeting Fees	n/a

*
An additional $10,000 cash retainer will be provided to any director who completes one or more of the following during the calendar year: (i) participation on a special committee; (ii) attendance at more than 30 meetings of the Board and/or regular standing committee meetings during the calendar year; or (iii) in person attendance at more than two off-site committee meetings during the calendar year.

Annual Board Stock Retainer for 2019. In 2019, each eligible director received the portion of his or her annual retainer that was payable in stock in the form of fully vested shares. The stock retainer was granted under the Duke Energy Corporation 2015 Long-Term Incentive Plan that was approved by our shareholders and contains an annual limit on equity awards of $400,000 to any director not employed by Duke Energy.

Deferral Plan and Stock Purchases. Directors may elect to receive all or a portion of their annual cash compensation on a current basis or defer such compensation under the Directors' Savings Plan. Deferred amounts are credited to an unfunded account, the balance of which is adjusted for the performance of phantom investment options, including the Duke Energy common stock fund, as elected by the director, and generally are paid when the director terminates his or her service from the Board.

Charitable Giving Program. The Duke Energy Foundation, independent of Duke Energy, maintains the Duke Energy Foundation Matching Gifts Program under which directors and employees generally are eligible to request matching contributions of up to $5,000 per director or employee per calendar year to qualifying institutions. In addition, Duke Energy made a $2,500 donation to designated charities on behalf of the independent directors who retired from the Board of Directors during 2019, as well as a $1,000 donation to the American Red Cross in November 2019 on behalf of each of the directors not employed by Duke Energy who were actively serving at that time.

Expense Reimbursement and Insurance. Duke Energy provides travel insurance to directors and reimburses directors for expenses reasonably incurred in connection with attendance and participation at Board and committee meetings and special functions.

Stock Ownership Guidelines. Directors are subject to stock ownership guidelines, which establish a minimum level of ownership of Duke Energy common stock (or common stock equivalents). Currently, each director not employed by Duke Energy is required to own shares with a value equal to at least five times the annual Board cash retainer (i.e., an ownership level of $625,000) or retain 50% of his or her vested annual equity retainer. All directors were in compliance with the guidelines as of December 31, 2019.

DUKE ENERGY – 2020 Proxy Statement    29

DIRECTOR COMPENSATION

The following table describes the compensation earned during 2019 by each individual, other than Ms. Good, who served as a director during 2019.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Michael G. Browning	180,000	160,000	19,349	359,349
Annette K. Clayton(1)	122,893	210,549	1,795	335,237
Theodore F. Craver, Jr.	150,000	160,000	6,240	316,240
Robert M. Davis	135,000	160,000	1,240	296,240
Daniel R. DiMicco	125,000	160,000	6,240	291,240
Nicholas C. Fanandakis(1)	64,217	136,280	1,124	201,621
John H. Forsgren(1)	47,308	0	7,733	55,041
John T. Herron	145,000	160,000	6,240	311,240
James B. Hyler, Jr.(1)	47,308	0	2,733	50,041
William E. Kennard	134,931	160,000	6,240	301,171
E. Marie McKee	145,000	160,000	6,240	311,240
Charles W. Moorman IV	125,000	160,000	6,240	291,240
Marya M. Rose(1)	104,284	187,253	6,202	297,739
Carlos A. Saladrigas	125,000	160,000	6,240	291,240
Thomas E. Skains	154,862	160,000	6,240	321,102
William E. Webster, Jr.	135,000	160,000	6,475	301,475

(1)
Ms. Clayton, Mr. Fanandakis, and Ms. Rose were appointed to the Board on January 7, 2019, June 26, 2019, and March 1, 2019, respectively. Effective May 2, 2019, Mr. Forsgren and Mr. Hyler retired from the Board.

(2)
Mr. Browning, Ms. Clayton, Mr. Hyler, Mr. Moorman, and Mr. Saladrigas elected to defer $180,000; $122,893; $23,654; $125,000; and $125,000 respectively, of their 2019 cash compensation under the Directors' Savings Plan.

(3)
This column reflects the grant date fair value of the stock awards granted to each eligible director during 2019. The grant date fair value was determined in accordance with the accounting guidance for stock-based compensation. See Note 22 of the Consolidated Financial Statements contained in our 2019 Form 10-K for an explanation of the assumptions made in valuing these awards. Upon joining the Board in early 2019, Ms. Clayton and Ms. Rose received a prorated portion of the 2018 - 2019 annual stock retainer, amounting to 595 and 304 shares of Duke Energy common stock, respectively. In May 2019, each sitting director on the Board received an annual stock retainer in the form of 1,782 shares of Duke Energy common stock. Mr. Browning, Ms. Clayton, Mr. Craver, Mr. Kennard, Mr. Moorman, Ms. Rose, Mr. Saladrigas, and Mr. Webster elected to defer their 2019 - 2020 stock retainer of Duke Energy shares under the Directors' Savings Plan. In addition, Mr. Fanandakis received a prorated portion of the 2019 - 2020 annual stock retainer in the form of 1,549 shares of Duke Energy common stock, upon joining the Board in June 2019.

(4)
The All Other Compensation column includes the following for 2019:

Name	Personal Use of Airplane ($)	Business Travel Accident Insurance ($)	Charitable Contributions ($)	Other* ($)	Total ($)

Michael G. Browning	13,109	240	6,000	0	19,349
Annette K. Clayton	0	236	1,559	0	1,795
Theodore F. Craver, Jr.	0	240	6,000	0	6,240
Robert M. Davis	0	240	1,000	0	1,240
Daniel R. DiMicco	0	240	6,000	0	6,240
Nicholas C. Fanandakis	0	124	1,000	0	1,124
John H. Forsgren	0	80	7,500	153	7,733
John T. Herron	0	240	6,000	0	6,240
James B. Hyler, Jr.	0	80	2,500	153	2,733
William E. Kennard	0	240	6,000	0	6,240
E. Marie McKee	0	240	6,000	0	6,240
Charles W. Moorman IV	0	240	6,000	0	6,240
Marya M. Rose	0	202	6,000	0	6,202
Carlos A. Saladrigas	0	240	6,000	0	6,240
Thomas E. Skains	0	240	6,000	0	6,240
William E. Webster, Jr.	0	240	6,000	235	6,475

*
lncludes the cost of a gift for the directors who retired during 2019 and occasional personal use of tickets to athletic and cultural events.

30    DUKE ENERGY – 2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the amount of Duke Energy common stock beneficially owned by the current directors, the executive officers listed in the Summary Compensation Table under Executive Compensation (referred to as the NEOs), and all directors and executive officers as a group as of March 9, 2020. There were 734,028,620 shares of Duke Energy common stock outstanding as of March 9, 2020.

Name or Identity of Group	Total Shares Beneficially Owned(1)	Percent of Class

Michael G. Browning	89,028	*
Annette K. Clayton	3,800	*
Theodore F. Craver, Jr.	6,310	*
Robert M. Davis	4,559	*
Daniel R. DiMicco	52,695	*
Douglas F Esamann	66,526	*
Nicholas C. Fanandakis	1,549	*
Lynn J. Good	274,504	*
John T. Herron	19,841	*
Dhiaa M. Jamil	24,900	*
Julia S. Janson	25,995	*
William E. Kennard	12,911	*
E. Marie McKee	156	*
Charles W. Moorman IV	12,820	*
Marya M. Rose	2,142	*
Carlos A. Saladrigas	5,260	*
Thomas E. Skains	22,204	*
William E. Webster, Jr.	3,638	*
Lloyd M. Yates(2)	22,047	*
Frank H. Yoho(2)	23,139	*
Steven K. Young	81,440	*
Directors and executive officers as a group (26)	790,859	*

*
Represents less than 1%.

(1)
Includes the following number of shares with respect to which directors and executive officers have the right to acquire beneficial ownership within 60 days of March 9, 2020: Mr. Browning – 28,418; Ms. Clayton – 1,838; Mr. Craver – 572; Mr. Davis – 2,162; Mr. DiMicco – 19,478; Mr. Esamann – 0; Mr. Fanandakis – 0; Ms. Good – 0; Mr. Herron – 0; Mr. Jamil – 0; Ms. Janson – 0; Mr. Kennard – 12,911; Ms. McKee – 156; Mr. Moorman – 6,274; Ms. Rose – 1,838; Mr. Saladrigas – 2,136; Mr. Skains – 0; Mr. Webster – 2,577; Mr. Yates – 0; Mr. Yoho – 0; and Mr. Young – 0; and all directors and executive officers as a group – 78,358.

(2)
Provided as of the date of termination of employment.

Supplemental Table – Including Ownership of Units Representing Common Stock

The table below shows ownership of both Duke Energy common stock (listed in the table above as defined by SEC regulations) as well as units (not listed in the table above) related to Duke Energy common stock under the Directors' Savings Plan or the Executive Savings Plan, as applicable, which units do not represent an equity interest in Duke Energy and possess no voting rights, but are equal in economic value to one share of Duke Energy common stock.

Name	Number of Units

Michael G. Browning	121,543
Annette K. Clayton	3,800
Theodore F. Craver, Jr.	9,737
Robert M. Davis	4,559
Daniel R. DiMicco	54,186
Douglas F Esamann	66,947
Nicholas C. Fanandakis	1,549
Lynn J. Good	274,585
John T. Herron	19,841
Dhiaa M. Jamil	26,943
Julia S. Janson	26,223
William E. Kennard	12,911
E. Marie McKee	63,950
Charles W. Moorman IV	14,550
Marya M. Rose	2,142
Carlos A. Saladrigas	48,580
Thomas E. Skains	22,204
William E. Webster, Jr.	7,237
Lloyd M. Yates(1)	34,345
Frank H. Yoho(1)	23,139
Steven K. Young	81,982

(1)
Provided as of the date of termination of employment.

DUKE ENERGY – 2020 Proxy Statement    31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial owners of 5% or more of Duke Energy's outstanding shares of common stock as of December 31, 2019. This information is based on the most recently available reports filed with the SEC and provided to us by the company listed.

Name or Identity of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage

The Vanguard Group(1)	61,943,594	8.49%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock Inc.(2)	52,746,741	7.00%
40 East 52nd Street New York, NY 10022
State Street Corporation(3)	39,906,222	5.47%
State Street Financial Center One Lincoln Street Boston, MA 02111

(1)
According to the Schedule 13G/A filed by The Vanguard Group, these shares are beneficially owned by The Vanguard Group, which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has sole voting power with respect to 1,268,705 shares, 438,116 shares with shared voting power, sole dispositive power with regard to 60,515,245 shares, and 1,428,349 shares with shared dispositive power.

(2)
According to the Schedule 13G/A filed by BlackRock Inc., these shares are beneficially owned by BlackRock Inc., which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has sole voting power with respect to 47,094,850 shares, no shares with shared voting power, sole dispositive power with regard to 52,746,741 shares, and no shares with shared dispositive power.

(3)
According to the Schedule 13G filed by State Street Corporation, these shares are beneficially owned by State Street Corporation, which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has no shares with sole voting power, 33,890,598 shares with shared voting power, no shares with sole dispositive power, and 39,854,777 shares with shared dispositive power.

Prohibition on Hedging and Pledging

Under our Securities Trading Policy, our directors, officers, employees, and their "related persons" may not engage in any hedging or monetization transactions with respect to Duke Energy securities, including by trading in put or call options, warrants, swaps, forwards and other derivatives or similar instruments on our securities, or by selling Duke Energy securities "short." In addition, our directors, officers, employees, and their related persons are prohibited from holding Duke Energy securities in a margin account or otherwise pledging our securities in any way, including as collateral for a loan. For purposes of this policy, a "related person" of any director or employee includes the spouse, minor children, or anyone else living in the director's or employee's household, partnerships in which the director or employee is a general partner, trusts of which the director or employee is a trustee, estates of which the director or employee is an executor, and any other legal entities controlled by the director or employee.

32    DUKE ENERGY – 2020 Proxy Statement

PROPOSAL 2:     RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee is directly responsible for the appointment and compensation, including the preapproval of audit fees as described below, and the retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee annually performs an assessment of Deloitte's independence and performance in deciding whether to retain Deloitte or engage a different independent auditor. Based on this evaluation, the Audit Committee has selected Deloitte as Duke Energy's independent registered public accounting firm for 2020. This appointment is being submitted to shareholders for its ratification as the Audit Committee and the Board believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of Duke Energy and our shareholders.

Independence

Deloitte (or one of its predecessor companies) has served as our independent registered public accounting firm since 1947. Deloitte's level of service, industry experience, and years of experience with Duke Energy have allowed them to gain expertise regarding Duke Energy's operations, accounting policies and practices, and internal controls over financial reporting. It also prevents the significant time commitment that educating a new auditor would entail, which could also result in distraction in focus for Duke Energy management and enables a more efficient fee structure.

To safeguard the continued independence of the independent registered public accounting firm, the Audit Committee adopted a policy that provides that the independent registered public accounting firm is only permitted to provide services to Duke Energy and our subsidiaries that have been preapproved by the Audit Committee. Pursuant to the policy, detailed audit services, audit-related services, tax services, and certain other services have been specifically preapproved up to certain categorical fee limits. Proposed services exceeding cost of preapproved limits must be approved by the Audit Committee before the independent registered public accounting firm is engaged for such service. All other services that are not prohibited pursuant to the SEC's or other applicable regulatory bodies' rules or regulations must be specifically approved by the Audit Committee before the independent registered public accounting firm is engaged for such service. All services performed in 2019 and 2018 by the independent registered public accounting firm were approved by the Duke Energy Audit Committee pursuant to its policy on Engaging the Independent Auditor for Services. Information on Deloitte's fees for services rendered in 2019 and 2018 are listed below.

In addition to the annual review of Deloitte's independence and in association with the mandatory rotation of Deloitte's lead engagement partner every five years, the Audit Committee oversees the selection of Deloitte's new lead engagement partner, including discussing candidate qualifications and interviewing potential candidates put forth by Deloitte. In 2018, the Audit Committee approved the selection of a new lead engagement partner beginning with the 2019 audit year.

Representatives of Deloitte are expected to participate in the Annual Meeting and will be available to respond to appropriate questions that are submitted in advance of or at the Annual Meeting.

The approval of a majority of shares represented in person or by proxy at the Annual Meeting is required to approve this proposal.

Audit Fees

Type of Fees	2019	2018

Audit Fees(1)(5)	$13,460,000	$13,950,000
Audit-Related Fees(2)	588,000	386,000
Tax Fees(3)	192,000	550,000
All Other Fees(4)(5)	30,000	20,000

Total fees:	$14,270,000	$14,906,000

(1)
Audit Fees are fees billed, or expected to be billed, by Deloitte for professional services for the financial statement audits of Duke Energy and our subsidiaries, including the audit of the internal control over financial reporting of Duke Energy and subsidiaries included in Duke Energy's 2019 Form 10-K, reviews of financial statements included in Duke Energy's Quarterly Reports on Form 10-Q, statutory and regulatory attestation procedures, and services associated with securities filings such as comfort letters and consents.

(2)
Audit-Related Fees are fees billed, or expected to be billed, by Deloitte for assurance and related services, including examinations of management assertions on financial reporting-related matters.

(3)
Tax Fees are fees billed, or expected to be billed, by Deloitte for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy.

(4)
Other Fees are billed, or expected to be billed, by Deloitte for attendance at Deloitte-sponsored conferences and access to Deloitte research tools and subscription services.

(5)
Audit Fees and All Other Fees for 2018 have been updated from the number disclosed in the 2019 Proxy Statement to reflect actuals.

For the Above Reasons, the Board of Directors Recommends a Vote "FOR" This Proposal.

DUKE ENERGY – 2020 Proxy Statement    33

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Duke Energy's audited financial statements for the fiscal year ended December 31, 2019.

The information contained in this report of the Audit Committee shall not be deemed to be "soliciting material" or "filed" or "incorporated by reference" in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Duke Energy specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The purpose of the Audit Committee is to assist the Board in its general oversight of Duke Energy's financial reporting, internal controls, and audit functions. The Audit Committee's charter describes in greater detail the full responsibilities of the committee and is available on our website at duke-energy.com/our-company/investors/corporate-governance/board-committee-charters/audit. Further information about the Audit Committee, its Policy on Engaging the Independent Auditor for Services and its members is detailed on pages 22 and 33 of this proxy statement.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte, Duke Energy's independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of Duke Energy's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15I); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and, evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP, as well as expressing an opinion on the effectiveness of internal control over financial reporting based on the criteria established in Internal Control – Integrated Framework (2013).

The Audit Committee reviewed the Company's audited financial statements with management and Deloitte, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, that the financial statements are fairly presented, in all material respects, in conformity with GAAP.

In addition, management completed the documentation, testing, and evaluation of Duke Energy's system of internal control over financial reporting in response to the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and Deloitte at each of the regularly scheduled Audit Committee meetings. At the conclusion of the process, management presented to the Audit Committee on the effectiveness of Duke Energy's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in Duke Energy's 2019 Form 10-K filed with the SEC, as well as Deloitte's report included in the Company's 2019 Form 10-K related to its audit of the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, "Communications with Audit Committees Concerning Independence" that relates to Deloitte's independence from Duke Energy and our subsidiaries and the Audit Committee has discussed with Deloitte the firm's independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Duke Energy's 2019 Form 10-K for filing with the SEC.

Audit Committee
Theodore F. Craver, Jr., Chair
Annette K. Clayton
Nicholas C. Fanandakis
Carlos A. Saladrigas
William E. Webster, Jr.

34    DUKE ENERGY – 2020 Proxy Statement

PROPOSAL 3:     ADVISORY VOTE TO APPROVE DUKE ENERGY'S NAMED EXECUTIVE OFFICER COMPENSATION

At the 2011 and 2017 Annual Meetings, Duke Energy's shareholders recommended that our Board hold say-on-pay votes on an annual basis. As a result, we are providing our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our NEOs.

In connection with this proposal, the Board encourages shareholders to review, in detail, the description of the compensation program for our NEOs that is set forth in the Compensation Discussion and Analysis beginning on page 36, as well as the information contained in the compensation tables and narrative discussion in this proxy statement.

As described in more detail in the Compensation Discussion and Analysis section, the guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and shareholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results as compared to predetermined measures of success. A significant portion of our NEOs' TDC is directly contingent upon achieving specific results that are important to our long-term success and growth in shareholder value. We supplement our pay for performance program with a number of compensation policies that are aligned with the long-term interests of Duke Energy and our shareholders.

We are asking our shareholders to indicate their support for the compensation of our NEOs as disclosed in this proxy statement by voting "FOR" the following resolution:

"RESOLVED, that the shareholders of Duke Energy approve, on an advisory basis, the compensation paid to Duke Energy's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion in Duke Energy's 2020 Proxy Statement."

The approval of a majority of shares represented in person or by proxy at the Annual Meeting is required to approve this proposal. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee, or Duke Energy. The Compensation Committee, however, will review the voting results and take them into consideration when making future decisions regarding the compensation of our NEOs.

For the Above Reasons, the Board of Directors Recommends a Vote "FOR" This Proposal.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for the oversight of Duke Energy's compensation programs and compensation of Duke Energy's executive officers per the Compensation Committee's charter, which is available on our website at duke-energy.com/our-company/investors/corporate-governance/board-committee-charters/compensation.

The Compensation Committee of Duke Energy has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
E. Marie McKee, Chair
Michael G. Browning
Robert M. Davis
Marya M. Rose
Carlos A. Saladrigas

DUKE ENERGY – 2020 Proxy Statement    35

COMPENSATION DISCUSSION AND ANALYSIS

Section 1: Executive Summary

The purpose of this Compensation Discussion and Analysis is to provide information about Duke Energy's compensation objectives and policies for our NEOs, who, for 2019 are:

Name	Title

Lynn J. Good	Chair, President and CEO
Steven K. Young	Executive Vice President and CFO
Dhiaa M. Jamil	Executive Vice President and Chief Operating Officer
Julia S. Janson	Executive Vice President, External Affairs and President, Carolinas Region
Douglas F Esamann	Executive Vice President, Energy Solutions and President, Midwest/Florida Regions and Natural Gas Business

Our NEOs for 2019 also include two executives who left Duke Energy during 2019. Mr. Lloyd M. Yates, who most recently served as Executive Vice President, Customer and Delivery Operations and President, Carolinas Region, left on September 30, 2019, and Mr. Frank H. Yoho, who most recently served as Executive Vice President and President, Natural Gas Business, left on October 3, 2019. This Compensation Discussion and Analysis focuses on the compensation earned by our current NEOs listed in the table above, but also describes the compensation earned by Mr. Yates and Mr. Yoho.

Compensation Objectives and Principles for 2019
•
Our compensation program is designed to link pay to performance, with the goal of attracting and retaining talented executives, rewarding individual performance, encouraging long-term commitment to our business strategy, and aligning the interests of our management team with those of key stakeholders, including, shareholders and customers.

•
Our compensation program provides significant upside and downside potential depending on actual results, as compared to predetermined goals for success.

•
We received 91.87% favorable support from our shareholders for our executive compensation program pursuant to the "say on pay" vote at our 2019 Annual Meeting.

•
In setting executive compensation for 2019, we sought to balance the need to recognize the evolving nature of our business strategy with Duke Energy's focus on maximizing long-term, sustainable shareholder value and providing safe, reliable and cost-effective service to our customers.

Shareholder Engagement

We have a longstanding history of engaging with, and responding to the feedback provided by, our shareholders and value the deep relationships we have built. The feedback our shareholders have provided over time has greatly informed our compensation and governance programs as well as our environmental and social initiatives. Given its success, we continued our shareholder outreach program in 2019, reaching out to holders of approximately one-third of our outstanding shares and met with the holders of approximately 25% of our outstanding shares. Our outreach team included members of our Board, as well as management representing, among others, the Investor Relations, Sustainability, Human Resources, and Legal Departments.

The focus of these meetings was to provide an update on:

•
our strategic vision;

•
our operational priorities;

•
the strength of our leadership team;

•
our commitment to ESG issues;

•
our human capital management; and

•
our executive compensation program.

During these conversations, shareholders thanked us for the pay for performance alignment in our compensation program, as well as the clear and detailed disclosure of our executive compensation program. Shareholders also were pleased that environmental, customer satisfaction, and safety metrics continue to be incorporated into our incentive plans. No significant changes were recommended to the overall design of our compensation plans during our 2019 engagement with shareholders.

We greatly value the input shareholders provided and will continue our outreach efforts on a variety of topics, including executive compensation, as our compensation program evolves in the future.

36    DUKE ENERGY – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Business Highlights: Compensation Decisions in Context

Advancing Our Strategic Vision

We continue to advance our strategic vision as indicated below.

Core Areas of Focus

Under the leadership of Ms. Good, who became our CEO in July 2013, we have intensified our focus on serving our customers and communities, while leading the way to a safe, secure, and responsible energy future. Our strategy for the next decade is clear. We see a long runway of opportunities ahead and remain focused on investing in infrastructure our customers value and delivering sustainable growth for our investors.

Duke Energy is committed to creating value for our shareholders while transforming the energy experience of our communities. We continuously strive to achieve this core purpose of creating shareholder value in all that we do, with a particular emphasis on the following areas:

•
Modernizing the energy grid;

•
Generating cleaner energy; and

•
Expanding natural gas infrastructure.

DUKE ENERGY – 2020 Proxy Statement    37

COMPENSATION DISCUSSION AND ANALYSIS

2019 Business Highlights

We had an outstanding year during 2019. We met our near-term financial commitments and positioned Duke Energy for sustainable long-term growth. We continued to advance a growth strategy focused on investments to modernize our energy grid, generate cleaner energy, and expand our natural gas infrastructure – all built on a foundation of operational excellence, employee and stakeholder engagement, and customer service. Our business highlights in 2019 include the following:

•
Operational Excellence

•
Safety remains our top priority. Our employees delivered strong safety results in 2019, consistent with our industry-leading performance levels from 2016 through 2018. As an indication of our commitment to safety, we include safety metrics in both the STI and LTI plans. We met our challenging employee target for TICR in 2019; however, the STI plan payments for our NEOs were reduced by a 5% safety penalty in 2019, as explained in more detail on page 45.

•
We demonstrated progress on our commitment to generate cleaner energy, achieving key milestones in our Western Carolinas modernization plan allowing for the retirement of a 376-megawatt coal-fired plant in Asheville, North Carolina in January 2020.

•
We announced a new, aggressive goal to reduce carbon emissions from electricity generation by at least 50% from 2005 levels by 2030 and to reach net-zero emissions from electricity generation by 2050.

•
We reached an agreement with the NC DEQ and community groups to permanently close all remaining ash basins in North Carolina, with the substantial majority of the ash being excavated and placed in lined landfills, completed the excavation of 12 ash basins, with nearly 28 million tons of ash moved to fully lined facilities or recycled, and completed technology upgrades at operating coal plants to take ash basins permanently out of service. We also made significant progress on the removal of water from basins across the system.

•
In our Commercial Renewables business, we announced over 1,500 megawatts of new wind and solar projects, and made significant progress on new solar projects in our regulated businesses in Florida and the Carolinas.

•
We continued to deliver outstanding customer service, improving distribution reliability by 15% and our internal customer satisfaction measure by 25%.

•
Financial Performance

•
Our EPS results exceeded the midpoint of our 2019 earnings guidance, resulting in a 5% compounded annual growth rate in adjusted EPS since 2017, the first year after completion of the Company's portfolio transformation.

•
We took proactive steps to strengthen our balance sheet, paving the way for a substantial increase in our 5-year capital plan, significantly increasing the earnings potential of the Company for the benefit of our communities and shareholders.

•
During 2019, we also increased our dividend payment for the 13th consecutive year.

38    DUKE ENERGY – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Performance Metrics Aligned to Our ESG Strategy

DUKE ENERGY – 2020 Proxy Statement    39

COMPENSATION DISCUSSION AND ANALYSIS

Chief Executive Officer Compensation

Ms. Good's leadership has been instrumental to the evolution of Duke Energy. Since becoming our CEO in July 2013, Ms. Good has led the development of our strategy (focused on modernizing the energy grid, generating cleaner energy, and expanding our natural gas infrastructure), driven industry-leading operational performance, and guided us through several major transactions as we restructured our portfolio of businesses to reduce risk and improve returns. As we seek to advance and execute on our strategic vision in the coming years, Ms. Good's leadership will continue to be critical to the organization.

After conducting its review of the market data, the Compensation Committee determined that it was appropriate to adjust Ms. Good's compensation, to be competitive with the market data, by providing a 3% increase in base salary.

Core Compensation Structure and Incentive Metrics in 2019
•
Our core compensation program consists of base salary, STI and LTI (performance shares and RSUs), as outlined in the table below.

	Element	Performance Metrics Aligned to Strategy

Base Salary	• Cash

Annual Incentive	• Short-Term Cash Incentive	• Adjusted EPS • O&M • Reliability • Safety (targets set on an absolute basis) • Environmental • Customer Satisfaction • Individual Objectives

Long-Term	• Performance Shares (70%)	• Cumulative Adjusted EPS • Relative TSR • Safety (targets set on a relative basis)

Equity Incentive	• RSUs (30%)	• Service-based with three-year pro rata vesting

40    DUKE ENERGY – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•
The following chart illustrates the components of the TDC opportunities provided to our CEO and other NEOs.

Executive Compensation Best Practices

Following are key features of our executive compensation program:

AT DUKE ENERGY WE...	AT DUKE ENERGY WE DO NOT...

Integrate key performance metrics in our incentive plans relating to environmental, safety, human capital management, and customer initiatives	Provide tax gross-ups to NEOs
Require significant stock ownership, including 6x base salary for our CEO and 3x base salary for other NEOs	Permit hedging or pledging of Duke Energy securities
Maintain a stock retention policy	Provide "single trigger" vesting of stock awards upon a change in control
Tie equity and cash-based incentive compensation to a clawback policy	Provide employment agreements to a broad group
Use an independent compensation consultant retained by and reporting directly to the Compensation Committee to advise on compensation matters	Encourage excessive or inappropriate risk-taking through our compensation program
Review tally sheets on an annual basis	Provide excessive perquisites
Consider shareholder feedback and the prior year's "say-on-pay" vote	Provide dividend equivalents on unearned performance shares
Require that equity awards must be subject to a one-year minimum vesting period, subject to limited exceptions
Disclose performance targets for the open performance share cycle granted in the most recent year

DUKE ENERGY – 2020 Proxy Statement    41

COMPENSATION DISCUSSION AND ANALYSIS

Section 2: Compensation Program

Overall Design

We design our compensation program so that it motivates our executives to focus on our core business priorities and aligns the interests of executives and key stakeholders, including shareholders and customers.

Elements of Our Total Direct Compensation Program

As discussed in more detail below, during 2019, the components of TDC for our NEOs were base salary, STI compensation, and LTI compensation.

Base Salary

The salary for each NEO is based on, among other factors, job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, and internal comparisons. The Compensation Committee considers changes in the base salaries of our NEOs at least annually. In 2019, the Compensation Committee approved merit increases, effective as of March 1, 2019, of 4% for Mr. Young, Mr. Jamil, and Ms. Janson, and 3% for Ms. Good, Mr. Esamann, Mr. Yates, and Mr. Yoho, and increased Ms. Janson's salary an additional 7.3% and Mr. Esamann's salary an additional 4.7% effective October 1, 2019, upon a change in their roles and responsibilities.

Short-Term Incentive Compensation

STI opportunities are provided to our NEOs under the Duke Energy Corporation Executive Short-Term Incentive Plan to promote the achievement of annual performance objectives. Each year, the Compensation Committee establishes the target annual incentive opportunity for each NEO, which is based on a percentage of his or her base salary. Ms. Good's STI target incentive opportunity did not change during 2019. In order to further close the gap between his or her total cash compensation opportunity and market median, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann each received an increase in his or her target opportunity from 80% to 90% of base salary. Each of these increases was effective as of January 1, 2019, except that the increase for Mr. Esamann became effective upon a change in his roles and responsibilities on October 1, 2019.

Name	Target STI Opportunity (as a % of base salary)(1)

Lynn J. Good	155%
Steven K. Young	90%
Dhiaa M. Jamil	90%
Julia S. Janson	90%
Douglas F Esamann	90%

(1)
Mr. Yates had a target STI opportunity of 80% of his base salary and Mr. Yoho had a target STI opportunity of 75% of his base salary during 2019.

As discussed in more detail on the following page, the Compensation Committee established the following objectives under the STI plan in February 2019 with the STI target opportunity allocated between corporate and individual objectives.

42    DUKE ENERGY – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In order to emphasize the importance of the EPS objective, the Compensation Committee established a performance floor or circuit-breaker providing that if an adjusted EPS performance level of at least $4.35 was not achieved, our NEOs would not receive any payout under the 2019 STI plan. The Compensation Committee also included a potential safety penalty and adder, each in the amount of 5% of a participant's entire STI payment.

Depending on actual performance, NEOs were eligible to earn up to 183.75% of the amount of their STI target opportunity, based on a potential maximum payout of 200% for the EPS objective, a 150% potential maximum payout for the O&M expense, operational excellence, customer satisfaction and individual objectives, and the potential 5% safety adder.

Corporate Objectives (80% of total)

The 2019 corporate objectives and the related target and performance results were as follows and are defined below:

Objective(1)	Weight	Threshold (50%)	Target (100%)	Maximum(2)	Result	Sub-Total	Payout

Adjusted EPS(3)	50%	$4.70	$5.00	$5.20	$5.10		150%
O&M Expense	10%	$4.990B	$4.840B	$4.690B	$4.838B		101%
Operational Excellence(4)	10%						123.73%
(a) Reliability(5)
Nuclear Optimized Reliability		210.86	203.67	196.80	183.36	150%
Fossil/Hydro Optimized Reliability		59.98	57.34	55.44	57.83	91%
Transmission Reliability		0.34	0.28	0.26	0.24	150%
Renewables Availability		94.0%	95.0%	96.25%	94.0%	50%
Natural Gas Business Outage Factor		4	2	1	1	150%
Customer Delivery Reliability		50	100	150	144.1	144%
(b) Safety/Environmental(6)
TICR Employees		0.50	0.38	0.35	0.38	100%
Reportable Environmental Events		46	37	31	31	150%
Customer Satisfaction	10%	43.9	45.9	47.9	51.2		150%

(1)
For additional information about the calculation of the EPS and O&M expense control objectives, see page 53.

(2)
A payout of up to 200% of the target opportunity is available for the adjusted EPS objective and a payout of up to 150% of the target opportunity is available for the other objectives.

(3)
If an adjusted EPS performance level of at least $4.35 was not achieved (i.e., a performance floor or circuit-breaker), the NEOs would not have received a payout under the 2019 STI plan. The Compensation Committee approved an adjustment to EPS, pursuant to the terms of the 2019 STI plan, to exclude the impact of a significant unanticipated prefunding contributrion to the Duke Energy Foundation.

(4)
Each of the two primary operational excellence objectives contains an equal weighting of one-half of the aggregate weighting of 10%.

(5)
Each reliability metric contains an equal weighting of one-sixth of the aggregate weighting of the reliability objective.

(6)
Each safety/environmental metric contains an equal weighting of one-half of the aggregate weighting of the safety/environmental objective.

DUKE ENERGY – 2020 Proxy Statement    43

COMPENSATION DISCUSSION AND ANALYSIS

Corporate Metrics	Description/Rationale

Financial Metrics

Adjusted EPS	A widely accepted, easily understood, and important metric used to evaluate the success of our performance. This metric impacts the market value of our common stock, which aligns the interests of shareholders and executives. For the 2019 STI plan, this measure is calculated based on adjusted diluted EPS.
O&M Expense	A measure that includes those costs necessary to support daily operations, as well as operate and maintain the operating efficiency and productive life of assets.

Reliability Metrics

Nuclear Optimized Reliability	A measure of the linkage between financial investment and reliability of the nuclear fleet.
Fossil/Hydro Optimized Reliability	A measure of the linkage between financial investment and reliability of the fossil/hydro fleet.
Transmission Reliability	A measure of the balance between sustained line outage events and customer impact. The metric reflects system reliability relative to both operational and equipment performance.
Renewables Availability
A renewables energy yield metric, calculated by comparing actual generation to expected generation based on the wind speed measured at the turbine and by calculating the actual generation to expected generation based on solar intensity measures at the panels.
Natural Gas Business Outage Factor
A measure of the number of outages in the natural gas business. For this purpose, an "outage" is defined as an event that causes a loss of natural gas service for at least 100 customers, where such event is not caused by a third party. If a single event causes a loss of natural gas service for at least 500 customers, that event automatically results in less than minimum performance for this measure.
Customer Delivery Reliability
A metric designed to focus on the customer experience, being reflective for reliability and responsiveness to changes in performance. It is calculated using the following inputs: system average interruption duration index (SAIDI) (40%); customers experiencing multiple interruptions (CEMI-6) (30%); and customers experiencing long interruption duration (CELID-4) (30%).

Safety/Environmental Metrics

TICR	A measure of the number of occupational injuries and illnesses per 100 employees. This objective emphasizes our focus on achieving an event-free and injury-free workplace.
Reportable Environmental Events
Environmental events that require notification to, or enforcement action by, a regulatory agency. This objective emphasizes service reliability and the mitigation of environmental risks associated with our operations.

Customer Satisfaction Metric

CSAT	A composite of customer satisfaction results for each regulated utility. Results are based on external surveys by third parties, including J.D. Power, and internal surveys of our customers.

44    DUKE ENERGY – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Individual Objectives (20% of total)

The 2019 individual objectives for our NEOs were divided into the following three equally-weighted areas:

•
Achieve growth and financial results;

•
Focus on operational excellence, optimize performance, and lead organization with an emphasis on safety, reliability, and sustainable efficiency to achieve event-free operations; and

•
Leverage Duke Energy's leadership initiativies to foster a culture of innovation and execution, and to attract diverse and highly-engaged employees.

Safety Modifier

In order to emphasize a continued focus on safety, the Compensation Committee included a safety modifier, which can be positive or negative, in the 2019 STI plan. Under this modifier, the STI plan payments for each of our NEOs would be decreased by 5% if Duke Energy experienced more than three LAIs or there was a significant operational event (including a controllable work-related Duke Energy employee fatality). In addition, the STI plan payments of our NEOs, along with other eligible employees, would be increased by 5% if (i) there were no controllable work-related fatalities of any Duke Energy employee during 2019; (ii) there were two or fewer LAls during 2019; and (iii) there were no significant operational events. The payments to the NEOs under the 2019 STI plan were reduced by 5% because of the occurrence of a work-related employee fatality.

Payouts

Based on the aggregate corporate and individual performance results, including the 5% safety penalty, each NEO's aggregate payout under the 2019 STI plan was equal to:

Name*	Target STI Opportunity ($)	Achievement of Corporate Objectives (80% Weighting)	Achievement of Individual Objectives (20% Weighting)	Overall Achievement as a % of Target STI Opportunity*	Payout** ($)

Lynn J. Good	$2,144.813	140.5%	123.3%	130.2%	2,793,389
Steven K. Young	$660,602	140.5%	130.0%	131.5%	868,773
Dhiaa M. Jamil	$750,685	140.5%	130.0%	131.5%	987,243
Julia S. Janson	$606,750	140.5%	130.0%	131.5%	797,951
Douglas F Esamann	$536,208	140.5%	130.0%	131.5%	705,180

*
Mr. Yates and Mr. Yoho, each of whom left during 2019, were entitled to a pro rata amount of their annual bonus, determined based on the actual achievement of performance objectives, in the amount of $564,300 and $398,282, respectively.

**
Values have been reduced by 5% to reflect the safety penalty.

Long-Term Incentive Compensation

Our LTI program is designed to provide our NEOs with appropriate balance to the STI plan and to align executive and shareholder interests in an effort to maximize shareholder value.

Each year, the Compensation Committee establishes the target LTI opportunity for each NEO, which is based on a percentage of his or her base salary. The target LTI opportunity for each of Mr. Young, Mr. Jamil, Ms. Janson, Mr. Esamann, and Mr. Yates was increased by 25 percentage points to further close the gap between his or her TDC opportunity and market median. No changes were made to the LTI opportunities of Ms. Good and Mr. Yoho.

Name*	Target LTI Opportunity (as a % of base salary)

Lynn J. Good	750%
Steven K. Young	250%
Dhiaa M. Jamil	300%
Julia S. Janson	250%
Douglas F Esamann	250%

*
The target LTI opportunities for Mr. Yates and Mr. Yoho were 250% and 150%, respectively, of base salary.

The Compensation Committee reviews the allocation between performance shares and RSUs annually with its compensation consultant, which confirmed that the present mix of performance shares (70% allocation) and RSUs (30% allocation) was generally more performance-weighted than both utility peers and the general industry. The Compensation Committee believes that this allocation strikes an appropriate balance to both incentivize and retain our executive officers, and aligns with our strong pay for performance philosophy.

DUKE ENERGY – 2020 Proxy Statement    45

COMPENSATION DISCUSSION AND ANALYSIS

2019 - 2021 Performance Shares (70% of Long-Term Incentive Program)

Our Compensation Committee has guided the evolution of our performance shares to reflect shareholder feedback requesting a focus on multiple core metrics linked to our long-term success and balancing relative and absolute performance comparisons. As indicated in the following chart, we added a cumulative adjusted EPS metric in 2016, and in 2017, we added a safety metric to further strengthen our pay for performance alignment.

Evolution of Core Metrics

2015 – 2017 Performance Share Award	• 100% Relative TSR

2016 – 2018 Performance Share Award	• 50% Cumulative Adjusted EPS • 50% Relative TSR

2017 – 2019 Performance Share Award 2018 – 2020 Performance Share Award 2019 – 2021 Performance Share Award	• 50% Cumulative Adjusted EPS • 25% Relative TSR • 25% Safety (targets set on a relative basis)

In order to emphasize pay for performance, the 2019 - 2021 performance shares vest at the end of the three-year performance period based on: (i) our cumulative adjusted EPS compared to pre-established targets (50% weighting); (ii) our relative TSR compared to the companies in the UTY (25% weighting); and (iii) a safety measure based on our TICR compared to certain companies in the EEI Group 1 Large Company Index (25% weighting). These performance measures were selected to emphasize their importance in aligning the interests of our executives and shareholders.

Each of the three performance measures for the 2019 - 2021 performance shares is described below, along with a table that sets forth the performance targets and payout levels.

Cumulative Adjusted EPS (50% Weighting)

–
Payout is based on adjusted EPS over a three-year performance period compared to pre-established levels
–
EPS is a core financial metric for Duke Energy

The first performance measure is based on Duke Energy's three-year cumulative adjusted EPS measured against pre-established target levels. The Compensation Committee established the EPS target for the three-year cycle in February 2019 at a level that is challenging, but achievable with strong long-term performance. The following table provides the EPS target levels and corresponding payout levels:

Cumulative Adjusted EPS	Percent Payout of Target 2019 - 2021 Performance Shares

$16.25 or Higher	200%
$15.65 (Target)	100%
$15.05	50%
Lower than $15.05	0%

If Duke Energy's cumulative adjusted EPS during the performance period is between the minimum and target level, or between the target and maximum level, the payout for the portion of the performance shares related to this performance measure is interpolated on a straight-line basis.

TSR (25% Weighting)

–
Payout is based on relative TSR performance compared to the companies in the UTY
–
Target payout requires relative TSR performance at the 55th percentile
–
Payout is capped at target level if TSR is negative, regardless of the relative performance

The second performance measure is based on the percentile ranking of Duke Energy's TSR for the three-year performance period beginning January 1 in the year of grant compared to the TSR of each company in the UTY for the same period. The target amount is not earned unless Duke Energy's TSR is at least at the 55th percentile of the UTY. The following table provides the percentile ranking and corresponding payout levels:

Relative TSR Performance Percentile	Percent Payout of Target 2019 - 2021 Performance Shares*

90th or Higher	200%
55th (Target)	100%
25th	50%
Below 25th	0%

*
If Duke Energy's cumulative TSR is negative during the performance period, the payout is limited to the target level regardless of the relative performance. If Duke Energy's cumulative TSR is at least 15%, the payout cannot be less than 30% of the target number of shares related to the TSR portion of the award regardless of the relative performance.

If Duke Energy achieves a TSR ranking between the 25th percentile and the 55th percentile or between the 55th percentile and the 90th percentile, the number of performance shares related to this performance measure is interpolated on a straight-line basis.

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To determine performance share payouts, TSR is calculated using the difference between the opening and closing value of the shares of Duke Energy and each peer in the UTY, with dividends assumed to be reinvested. For purposes of the TSR calculation, the opening value is determined based on the average closing stock price for each company's shares on each trading day during the calendar month immediately preceding the performance period, and the closing value is determined based on the average closing stock price for each company's shares on each trading day during the last calendar month in the performance period.

Safety – TICR (25% Weighting)

–
The foundation for our growth and success is our continued operational excellence, the leading indicator of which is safety
–
TICR is a transparent metric that is based on strict OSHA definitions

The third performance measure is based on Duke Energy's safety as determined based on our TICR for employees, as compared to companies in the EEI Group 1 Large Company Index, excluding companies without gas or nuclear operations. The following table provides the TICR target levels and corresponding payout levels:

Relative TICR Performance Percentile	Percent Payout of Target 2019 - 2021 Performance Shares

Top Company	200%
90th (Target)	100%
75th	50%
Below 75th	0%

If Duke Energy's safety performance during the 2019 - 2021 period is between the minimum and target level, or between the target and maximum level, the payout for the portion of the performance shares related to this performance measure is interpolated on a straight-line basis.

Restricted Stock Units (30% of Long-Term Incentive Program)

The RSUs generally vest in equal installments on the first three anniversaries of the date of grant, provided the recipient continues to be employed by Duke Energy on each vesting date.

Payout of 2017 - 2019 Performance Shares

The 2017 - 2019 performance shares for the three-year performance period ending December 31, 2019, generally vest based on: (i) our cumulative adjusted EPS compared to pre-established targets (50% weighting); (ii) our relative TSR compared to the companies in the UTY (25% weighting); and (iii) a safety measure based on our TICR compared to pre-established targets (25% weighting).

The first measure was based on our cumulative adjusted EPS during the three-year period compared to pre-established targets, as follows:

Cumulative Adjusted EPS	Percent Payout of Target 2017 - 2019 Performance Shares	Result	Payout of Target

$15.00 or Higher	200%
$14.40 (Target)	100%	$14.66	143.3%
$13.80	50%
Lower than $13.80	0%

The second measure was based on our relative TSR for the three-year period as compared to the companies in the UTY.

Relative TSR Performance Percentile	Percent Payout of Target 2017 - 2019 Performance Shares	Result	Payout of Target*

90th or Higher	200%
55th (Target)	100%
25th	50%
Below 25th	0%	21st Percentile	30%

*
This measure further provides that if cumulative TSR is at least 15%, the payout of the TSR portion cannot be less than 30% of target. Duke Energy's cumulative TSR for the cycle was 34.4%, resulting in a 30% payout.

The third measure was based on TICR for employees during the three-year period compared to pre-established targets, as follows:

TICR for Employees	Percent Payout of Target 2017 - 2019 Performance Shares	Result	Payout of Target

0.45 or Better	200%	0.39	200%
0.59 (Target)	100%
0.77	50%
Worse than 0.77	0%

In the aggregate, this performance corresponds to a payout of 129.17% of the target number of 2017 - 2019 performance shares, plus dividend equivalents earned during the performance period. The following table lists the number of 2017 - 2019 performance shares to which our NEOs became vested at the end of that performance cycle:

Name	2017 - 2019 Performance Shares Earned*

Lynn J. Good	114,623
Steven K. Young	17,653
Dhiaa M. Jamil	24,517
Julia S. Janson	15,921
Douglas F Esamann	14,902

*
Mr. Yates and Mr. Yoho received 17,493 and 7,645 vested performance shares, respectively, for the 2017 -2019 cycle.

Payout of 2017 Performance-Based Retention Grants

On February 22, 2017, the Compensation Committee granted performance-based retention grants to Ms. Good, Mr. Young, Mr. Jamil, and Ms. Janson. These retention awards generally vest in full on the third anniversary of the grant date, provided the recipient remains continuously employed with Duke Energy through that date and Duke Energy achieves an average ROE (excluding goodwill) equal to at least 10% during the period

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COMPENSATION DISCUSSION AND ANALYSIS

beginning on January 1, 2017, and ending on December 31, 2019. Any shares not earned are forfeited. In addition, following a determination that the performance goal has been achieved, participants will receive a cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned.

Duke Energy's average ROE (excluding goodwill) for the three-year period ending December 31, 2019, was 14.25%, meaning that the performance condition for the retention awards was fully satisfied. The following table lists the number of shares under the retention awards to which our NEOs became vested as of February 22, 2020:

Name	2017 Performance-Based Retention Award Shares Earned

Lynn J. Good	87,642
Steven K. Young	3,130
Dhiaa M. Jamil	12,520
Julia S. Janson	9,390

Other Elements of Our Compensation Program

Retirement and Welfare Benefits

Our NEOs participate in the retirement and welfare plans generally available to other eligible employees. In addition, in order to attract and retain key executive talent, we believe that it is important to provide our NEOs with certain limited retirement benefits that are offered only to a select group of management. These retirement plans provided to our NEOs are described on pages 58 to 62 and are generally comparable to the benefits provided by peers of Duke Energy, as determined based on market surveys.

Duke Energy provides our NEOs with the same health and welfare benefits it provides to all other similarly-situated employees, and at the same cost charged to all other eligible employees. Our NEOs also are entitled to the same post-retirement health and welfare benefits as those provided to similarly-situated retirees.

Perquisites

The Compensation Committee believes it is important to provide only limited perquisites as supported by competitive practice. In 2019, Duke Energy provided our NEOs with the perquisites disclosed in the footnotes to the Summary Compensation Table. Duke Energy offers these perquisites as well as other benefits to certain executives in order to provide competitive total compensation packages. The cost of perquisites and other personal benefits is not part of base salary, and, therefore, does not affect the calculation of awards and benefits under Duke Energy's other compensation arrangements (i.e., retirement and incentive compensation plans).

Our NEOs were eligible to receive the following perquisites and other benefits during 2019: (i) up to $2,500 for the cost of a comprehensive physical examination; (ii) reimbursement of expenses incurred for tax and financial planning services, which program is administered on a three-year cycle, such that participating executives can be reimbursed for up to $15,000 of eligible expenses during the three-year cycle; (iii) matching contributions from the Duke Energy Foundation to qualifying charitable institutions; (iv) reimbursement of a portion of the monthly expense for a personal mobile device; and (v) preferred airline status. In addition, we occasionally provide our NEOs with tickets to athletic and cultural events for personal use.

Ms. Good may use the corporate aircraft for personal travel in North America. With advance approval from the CEO, the other NEOs may use the corporate aircraft for personal travel in North America. If Ms. Good or any other NEO uses the corporate aircraft for personal travel, he or she must reimburse Duke Energy for the direct operating costs for such travel. However, Ms. Good is not required to reimburse Duke Energy for the cost of travel to her executive physical or to meetings of the board of directors of other companies on which board she serves. For additional information on the use of the corporate aircraft, see the footnotes to the Summary Compensation Table.

Employment Agreement with Ms. Good

Effective July 2013, Duke Energy entered into an employment agreement with Ms. Good that contained a three-year initial term and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days' advance notice. In the event of a change in control of Duke Energy, the term automatically extends to a period of two years.

Upon a termination of Ms. Good's employment by Duke Energy without "cause" or by Ms. Good for "good reason" (each as defined in her employment agreement), Ms. Good would be entitled to the severance benefits described under the "Potential Payments Upon Termination or Change in Control" section on page 63 of this proxy statement. Ms. Good's employment agreement does not provide for golden parachute excise tax gross-up payments.

Severance Plan

The Executive Severance Plan provides severance protection to our NEOs, other than Ms. Good, in order to provide a consistent approach to executive severance and to provide eligible executives with certainty and security while they are focusing on their duties and responsibilities. Severance compensation would only be paid in the event that an eligible executive's employment is involuntarily terminated without "cause" or is voluntarily terminated for "good reason," and is subject to compliance with restrictive covenants (i.e.,

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COMPENSATION DISCUSSION AND ANALYSIS

confidentiality and noncompetition). The severance compensation that would be paid in the event of a qualifying termination of employment to those senior executives who are identified as "Tier I Participants," including Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, generally approximates two times his or her annual compensation and benefits. The Executive Severance Plan prohibits the payment of severance if an executive also would be entitled to severance compensation under a separate agreement or plan maintained by Duke Energy, including the Change in Control Agreements described below. The Executive Severance Plan does not provide for golden parachute excise tax gross-up payments.

Executive Severance Plan Payments for Mr. Yates

On September 30, 2019, in connection with a restructuring of roles and responsibilities among the executive team, Mr. Yates resigned from Duke Energy under circumstances that the Compensation Committee determined constituted "good reason," and he, therefore, was eligible to receive severance benefits under the terms of the Executive Severance Plan. Mr. Yates received the standard severance compensation provided under the Executive Severance Plan, which was not modified or increased in connection with his termination of employment.

The benefit levels under the Executive Severance Plan are described in more detail on pages 64 - 65 under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement.

Consulting Agreement with Mr. Yoho

On October 3, 2019, Mr. Yoho retired from Duke Energy. During his 35-year career, Mr. Yoho led every aspect of the natural gas business and played an integral role in restructuring Piedmont Natural Gas to prioritize the customer experience. After joining Duke Energy following the 2016 acquisition of Piedmont Natural Gas, Mr. Yoho was responsible for all of Duke Energy's natural gas operations in North Carolina, South Carolina, Ohio, Kentucky, and Tennessee.

In order to ensure an orderly transition of Mr. Yoho's duties, Duke Energy entered into a one-year consulting agreement with him. Under the consulting agreement, Mr. Yoho has agreed to provide consulting services to Duke Energy relating to our natural gas business and investments in natural gas-related ventures. In exchange, he is entitled to a consulting fee of $10,000 per month.

Change in Control Agreements

Duke Energy has entered into Change in Control Agreements with our NEOs other than Ms. Good. Under these agreements, each such NEO would be entitled to certain payments and benefits if (i) a change in control were to occur and (ii) within two years following the change in control, (a) the executive's employment is terminated without "cause," or (b) the executive terminates his or her employment for "good reason." The severance that would be provided to these NEOs is generally two times the executive's annual compensation and benefits and becomes payable only if there is both a change in control and a qualifying termination of employment. The Compensation Committee approved the two times severance multiplier after consulting with its advisors and reviewing the severance provided by peer companies. The Change in Control Agreements do not provide for golden parachute excise tax gross-up payments.

Our RSU and performance share awards provide for "double-trigger" vesting upon a qualifying termination of employment in connection with a change in control.

The Compensation Committee believes these change in control arrangements are appropriate in order to diminish the uncertainty and risk to the executives' roles in the context of a potential or actual change in control. The benefit levels under the Change in Control Agreements and equity awards are described in more detail on page 63 under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Section 3: Competitive Market Practices

Compensation Consultant

The Compensation Committee has engaged FW Cook to report directly to the Compensation Committee as its independent compensation consultant.

The compensation consultant generally attends each Compensation Committee meeting and provides advice to the Compensation Committee at the meetings, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors, the terms and performance goals applicable to incentive plan awards, the process for certifying achievement of the incentive goals, and analysis with respect to specific projects and information regarding trends and competitive practices. The compensation consultant also routinely meets with the Compensation Committee members without management being present. When establishing the compensation program for our NEOs, the Compensation Committee considers input and recommendations from management, including Ms. Good, who attends the Compensation Committee meetings.

The consultant has been instructed that it is to provide completely independent advice to the Compensation Committee and is not permitted to provide any services to Duke Energy other than at the direction of the Compensation Committee. With the consent of the Chair of the Compensation Committee, the consultant may meet with management to discuss strategic issues with respect to executive compensation and assist the consultant in its engagement with the Compensation Committee.

The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Compensation Committee.

Compensation Peer Group

One of our core compensation objectives is to attract and retain talented executive officers through total compensation that generally is competitive with that of other executives and key employees of similarly-sized companies with similar complexity, whether within or outside of the utility sector.

The Compensation Committee, with input and advice from its independent consultant, has developed a customized peer group for review of executive compensation levels and plan design practices.

The customized peer group consists of 20 similarly-sized companies from the utility and general sectors, with the general industry companies also having satisfied at least one of the following characteristics: (i) operates in capital intensive industry; (ii) operates in a highly regulated industry; (iii) has significant manufacturing operations; or (iv) derives more than 50% of revenue in the United States.

The customized peer group used by the Compensation Committee in February 2019 remained unchanged from 2018 (other than to exclude Monsanto due to its acquisition by Bayer in June 2018) and consisted of:

Compensation Peer Group

3M	Deere & Co.	FedEx	Medtronic
American Electric Power*	Dominion Resources*	FirstEnergy*	NextEra Energy*
CenturyLink	Eaton	General Dynamics	PG&E Corp.*
Colgate-Palmolive	Edison International*	International Paper	Southern*
Consolidated Edison*	Exelon*	Lockheed Martin	UPS

*
Utility subset consisting of nine companies.

The Compensation Committee also reviews executive compensation levels against a subset of the customized peer group consisting of nine companies in the UTY, and where appropriate, the Towers Watson Energy Services Executive Compensation database and the Towers Watson General Industry Executive Compensation database.

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Section 4: Executive Compensation Policies

The following is a summary of our executive compensation policies, which reinforce our pay for performance philosophy and strengthen the alignment of interests of our executives and shareholders:

Policy	Description

Stock ownership policy	We maintain meaningful stock ownership guidelines to reinforce the importance of Duke Energy stock ownership. These guidelines are intended to align the interests of executives and shareholders and to focus the executives on our long-term success. Under these guidelines, each of our active NEOs must own Duke Energy shares in accordance with the following schedule:
	Leadership Position	Value of Shares

	CEO	6x Base Salary
	Other NEOs	3x Base Salary

Stock holding policy
Each NEO is required to hold 50% of all shares acquired under the LTI program (after payment of any applicable taxes) and 100% of all shares acquired upon the exercise of stock options (after payment of the exercise price and taxes) until the applicable stock ownership requirement is satisfied. Each of our NEOs was in compliance with the stock ownership/stock holding policy during 2019.
Clawback policy
We maintain a "clawback policy," which would allow us to recover (i) certain cash or equity based incentive compensation tied to financial results in the event those results were restated due at least in part to the recipient's fraud or misconduct or (ii) an inadvertent payment based on an incorrect calculation.
Hedging or pledging policy
We have a policy that prohibits employees (including our NEOs) and directors from trading in options, warrants, puts, calls, or similar instruments in connection with Duke Energy securities, or selling Duke Energy securities "short." In 2017, we strengthened our pledging policy to prohibit the pledging of any Duke Energy securities, regardless of where or how such securities are held. See "Prohibition on Hedging and Pledging" on page 32 of this proxy statement for additional information about the hedging prohibition.
Equity award grant policy
In recognition of the importance of adhering to specific practices and procedures in the granting of equity awards, the Compensation Committee has adopted a policy that applies to the granting of equity awards. Under this policy, annual grants to our NEOs may be made at any previously scheduled meeting, provided that reasonable efforts will be made to make such grants at the first regularly scheduled meeting of each calendar year, and annual grants to independent directors may be made by the Board at any previously scheduled meeting, provided that reasonable efforts will be made to make such grants at the regularly scheduled meeting that is held in conjunction with the Annual Meeting each year.

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COMPENSATION DISCUSSION AND ANALYSIS

Policy	Description

Risk assessment policy	In consultation with the Compensation Committee, members of management from Duke Energy's Human Resources, Legal, and Risk Management Departments assessed whether our compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our NEOs. This assessment included a review of the risk characteristics of Duke Energy's business and the design of our incentive plans and policies. Management reported its findings to the Compensation Committee, and after review and discussion, the Compensation Committee concluded that our plans and policies do not encourage excessive or inappropriate risk taking.
Shareholder approval policy for severance
We have a policy, generally, to seek shareholder approval for any agreements with our NEOs that provide severance compensation in excess of 2.99x the executive's annual compensation or that provide for tax gross-ups in connection with a termination event.

Section 5: Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Duke Energy generally may not deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain employees. Prior to 2018, performance-based compensation paid pursuant to shareholder approved plans was not subject to the deduction limit as long as such compensation is approved by "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and certain other requirements are satisfied.

The Tax Act, which was enacted on December 22, 2017, included a number of significant changes to Section 162(m), such as the repeal of the performance-based compensation exemption and the expansion of the definition of "covered employees" (e.g., by including the CFO and certain former NEOs as covered employees). As a result of these changes, except as otherwise provided in the transition relief provisions of the Tax Act, compensation paid to any of our covered employees generally will no longer be deductible in 2018 or future years, to the extent that it exceeds $1 million.

The Compensation Committee has not adopted a policy that would have required all compensation to be deductible because the Compensation Committee wanted to preserve the ability to pay compensation to our executives in appropriate circumstances, even if such compensation would not be deductible under Section 162(m).

The Compensation Committee will continue to consider tax implications (including the potential lack of deductibility under Section 162(m)) when making compensation decisions, but reserves the right to make compensation decisions based on other factors believed to be in the best interests of Duke Energy and our shareholders.

Accounting for Stock-Based Compensation

Stock-based compensation represents costs related to stock-based awards granted to employees and members of the Board. Duke Energy recognizes stock-based compensation based upon the estimated fair value of the awards, net of estimated forfeitures at the date of issuance. The recognition period for these costs begins at either the applicable service inception date or grant date, and continues throughout the requisite service period or, for certain share-based awards, until the employee becomes retirement eligible, if earlier. Compensation cost is recognized as expense or capitalized as a component of property, plant, and equipment.

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Non-GAAP Financial Measures

As described previously in this Compensation Discussion and Analysis, Duke Energy uses various financial measures, including adjusted EPS, cumulative adjusted EPS, and adjusted O&M expense, in connection with short-term and long-term incentives. Adjusted EPS and cumulative adjusted EPS are non-GAAP financial measures that represent basic and diluted EPS from continuing operations available to Duke Energy common shareholders, adjusted for the per-share impact of special items. Cumulative adjusted EPS is calculated based on a cumulative three-year basis. For the years ended December 31, 2019, 2018, and 2017, basic EPS available to Duke Energy common shareholders and diluted EPS available to Duke Energy common shareholders were equal. For 2017, 2018, and 2019, Duke Energy used adjusted diluted EPS as a financial measure to evaluate management performance. Beginning in 2020, Duke Energy will use adjusted basic EPS as the financial measure to evaluate management performance. Adjusted basic EPS will represent basic EPS available to Duke Energy common shareholders (GAAP reported basic EPS), adjusted for the per share impact of special items. As discussed below, special items represent certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance. A component of the operational excellence performance metric is adjusted O&M expense. The adjusted O&M expense measure used for incentive plan purposes also is a non-GAAP financial measure as it represents GAAP O&M adjusted primarily for expenses recovered through rate riders, certain regulatory accounting deferrals, and applicable special items. Management believes that the presentation of adjusted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy's performance across periods. Management uses this non-GAAP financial measure for planning and forecasting and for reporting financial results to the Board, employees, shareholders, analysts, and investors. The most directly comparable GAAP measures for adjusted EPS and adjusted O&M expense measures used for incentive plan purposes are reported basic and diluted EPS from continuing operations available to Duke Energy common shareholders and reported O&M expense from continuing operations, which includes the impact of special items.

Special items for the periods presented include the following, which management believes do not reflect ongoing costs:

•
Costs to achieve mergers, which represent charges that result from strategic acquisitions.

•
Regulatory and legislative impacts in 2018, which represent charges related to the Duke Energy Progress and Duke Energy Carolinas North Carolina rate case orders and the repeal of the South Carolina Base Load Review Act. For 2017, it represents charges related to the Levy nuclear project in Florida and the Mayo Zero Liquid Discharge and Sutton combustion turbine projects in North Carolina.

•
Impairment charges in 2019, which represents a reduction of prior year impairment at Citrus County combined cycle and an other-than-temporary impairment of the remaining investment in Constitution Pipeline Company, LLC. For 2018, it represents an impairment at Citrus County combined cycle, a goodwill impairment at Commercial Renewables, and an other-than-temporary impairment of an investment in Constitution Pipeline Company, LLC. For 2017, the charges represent other-than-temporary asset and goodwill impairments at Commercial Renewables.

•
Sale of a retired plant, which represents the loss associated with selling Beckjord, a nonregulated generating facility in Ohio.

•
Impacts of the Tax Act, which represent amounts recognized related to the Tax Act.

•
Severance charges, which relate to company-wide initiatives, excluding merger integration, to standardize process and systems, leverage technology, and workforce optimization.

Adjusted EPS used in the LTI plan was adjusted for the net dilutive effect of equity issuances made in 2018 related to the Tax Act, but not adjusted for other equity issuances. Additionally, previously-approved target levels did not incorporate certain structural changes in Duke Energy's business from 2017 to 2019, including the sale of Duke Energy International and the acquisition of Piedmont. As such, adjusted EPS used in the LTI plan incorporates an expected level of operating results for Duke Energy International and removes an expected level of operating results for Piedmont, net of any transaction proceeds or financing impacts from such transactions.

Duke Energy's adjusted EPS and adjusted O&M expense may not be comparable to similarly-titled measures of another company because other companies may not calculate the measures in the same manner.

In addition, the performance-based retention award granted in 2017 contains a performance metric that is based on an adjusted book ROE earned ratio for the periods from 2017 to 2019. This ratio is a non-GAAP financial measure. The ROE ratio will equal the average of annual ROE's earned from 2017 to 2019. The numerator represents net income, adjusted for the impact of special items (as discussed on the previous page). The denominator is average total common stockholder's equity, reduced for goodwill.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides compensation information for our CEO (Ms. Good), our CFO (Mr. Young) and our three other most highly compensated executive officers who were employed on December 31, 2019, (Mr. Jamil, Ms. Janson, and Mr. Esamann). The table also provides compensation information for Mr. Yates and Mr. Yoho, each of whom would have been among the three most highly compensated executive officers if they had remained employed with Duke Energy through December 31, 2019. The table provides information for 2017 and 2018 only to the extent that each NEO was included in the Duke Energy Summary Compensation Table for those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Lynn J. Good	2019	1,383,750	0		10,122,579	0	2,793,389	355,908	373,760	15,029,386
Chair, President	2018	1,350,000	0		9,873,135	0	2,268,961	188,593	302,271	13,982,960
and CEO	2017	1,341,667	0		17,244,803	0	2,110,736	308,336	410,394	21,415,936

Steven K. Young	2019	734,003	0		1,792,619	0	868,773	280,504	104,100	3,779,999
Executive Vice President	2018	707,438	0		1,558,502	0	616,903	161,336	88,576	3,132,755
and CFO	2017	682,500	0		1,827,744	0	557,291	231,604	99,570	3,398,709

Dhiaa M. Jamil	2019	834,094	0		2,444,461	0	987,243	294,809	97,707	4,658,314
Executive Vice President	2018	803,907	0		2,164,521	0	701,026	205,073	119,873	3,994,400
and Chief Operating Officer	2017	781,250	0		3,191,191	0	643,863	270,064	101,834	4,988,202

Julia S. Janson(1)	2019	674,167	0		1,616,702	0	797,951	772,885	93,652	3,955,357
Executive Vice President,	2018	638,021	0		1,405,548	0	566,067	0	80,040	2,689,676
External Affairs and President, Carolinas Region	2017	608,333	0		2,172,889	0	496,731	404,315	76,282	3,758,550

Douglas F Esamann	2019	649,167	0		1,564,446	0	705,180	594,127	93,000	3,605,920
Executive Vice President,
Energy Solutions and President, Midwest/Florida Regions and Natural Gas Business

Lloyd M. Yates(2)	2019	540,260	0		1,759,427	0	564,300	1,871,364	2,800,449	7,535,800
Former Executive Vice	2018	701,060	0		1,544,470	0	600,685	0	106,578	2,952,793
President, Customer and Delivery Operations and President, Carolinas Region	2017	683,419	0		1,563,447	0	532,072	751,046	136,604	3,666,588

Frank H. Yoho(2)	2019	400,901	2,300,000	(7)	771,521	0	398,282	159,504	119,912	4,150,120
Former Executive Vice
President and President, Natural Gas

(1)
Effective October 1, 2019, Ms. Janson became Executive Vice President, External Affairs and President, Carolinas Region. Prior to this assignment, she served as Executive Vice President, External Affairs and Chief Legal Officer.

(2)
Mr. Yates left Duke Energy on September 30, 2019, and Mr. Yoho left Duke Energy on October 3, 2019.

(3)
Grant Date Fair Value of Stock Awards for Accounting Purposes: This column does not reflect the value of stock awards that were actually earned or received by our NEOs during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the performance shares and performance-based retention grant (based on the probable outcome of the performance conditions as of the date of grant) and RSUs granted to our NEOs in the applicable year. The aggregate grant date fair value of the performance shares provided in 2019 to Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, Mr. Esamann, Mr. Yates, and Mr. Yoho, assuming that the highest level of performance would be achieved, is $13,987,881; $2,477,094; $3,377,948; $2,234,003; $2,161,812; $2,431,247; and $1,066,108, respectively. The aggregate grant date fair value of the awards was determined in accordance with the accounting guidance for stock-based compensation. See Note 22 of the Consolidated Financial Statements contained in our 2019 Form 10-K for an explanation of the assumptions made in valuing these awards.

(4)
With respect to the applicable performance period, this column reflects amounts payable under the STI plan. Unless deferred, the 2019 amounts were paid in March 2020.

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(5)
This column includes the amounts listed below. The amounts listed were earned over the 12-month period ending on December 31, 2019.

	Good ($)	Young ($)	Jamil ($)	Janson ($)	Esamann ($)	Yates ($)	Yoho ($)

Change in Actuarial Present Value of Accumulated Benefit Under:
RCBP	45,616	81,109	71,291	212,710	192,866	55,907	91,815
ECBP	310,292	199,395	223,518	560,175	401,261	1,815,457	67,689

Total	355,908	280,504	294,809	772,885	594,127	1,871,364	159,504

(6)
The All Other Compensation column includes the following for 2019:

	Good ($)	Young ($)	Jamil ($)	Janson ($)	Esamann ($)	Yates ($)	Yoho ($)

Matching and Employer Retirement Contributions Under the Retirement Savings Plan	16,800	16,800	16,800	16,800	16,800	16,800	28,000
Make-Whole Matching Contribution Credits Under the Executive Savings Plan	202,363	64,254	75,307	57,614	53,132	0	0
Personal Use of the Corporate Aircraft*	131,900	0	0	0	1,600	28,622	0
Charitable Contributions Made in the Name of the Executive**	15,000	14,000	5,000	14,500	15,000	7,500	11,083
Financial Planning Program	0	7,959	0	2,950	0	7,000	4,190
Cost of Basic Life Coverage	0	0	0	0	0	2,335	0
Payout of Unused Vacation	0	0	0	0	0	52,984	30,319
Cash Severance Accrued at Termination of Employment***	0	0	0	0	0	2,634,550	0
Continued Health and Welfare Benefits	0	0	0	0	0	31,212	0
Other****	7,697	1,087	600	1,788	6,468	19,446	46,320

Total	373,760	104,100	97,707	93,652	93,000	2,800,449	119,912

*
Regarding use of the corporate aircraft, NEOs are required to reimburse Duke Energy the direct operating costs of any personal travel, except Ms. Good is not required to reimburse Duke Energy for the cost of travel to her executive physical or to meetings of the board of directors of other companies on whose board she serves. With respect to flights on a leased or chartered aircraft, direct operating costs equal the amount that the third-party charges Duke Energy for such trip. With respect to flights on the corporate aircraft, direct operating costs include the amounts permitted by the Federal Aviation Regulations for non-commercial carriers, including hangar fees, fuel, crew travel expenses, airplane maintenance, aircraft depreciation, catering, labor, and aircraft leases. NEOs are permitted to invite their spouse or other guests to accompany them on business trips when space is available; however, in such events, the NEO is imputed income in accordance with IRS guidelines. The incremental cost included in the table above is the amount of the IRS-specified tax deduction disallowance, if any, with respect to the NEO's personal travel.

**
Certain executives, including our NEOs, are eligible to have charitable contributions made to the United Way of $5,000 or more matched up to a cap of $10,000. This match of United Way charitable contributions is in addition to the $5,000 match opportunity to eligible organizations that continues to be available to all Duke Energy employees. Certain charitable contributions made by our NEOs are not eligible for matching under the Matching Gifts Program, and, therefore, are not listed above.

***
lncludes interest on severance payment that is deferred under applicable tax rules. In addition, under the terms of the Executive Severance Plan, Mr. Yates received additional vesting of RSUs and performance shares with a value, excluding the portion that would have vested in any event due to him being eligible for retirement, of $761,961 and $1,796,055 (assuming target performance), respectively. See page 68 for additional information.

****
lncludes the cost of benefits under the executive physical exam program, an airline club membership, reimbursement of a portion of the monthly expense for a personal mobile device, and occasional personal use of tickets to athletic and cultural events. Also includes $29,032 of consulting fees provided to Mr. Yoho for work performed in 2019 after he left Duke Energy, in order to ensure an orderly transition of his leadership of the natural gas business. This consulting arrangement is described in more detail on page 49.
(7)
This column reflects Mr. Yoho's retention award agreement, which was entered into in August 2016, under which he was entitled to a payment of $2,300,000 if he satisfied a vesting condition, one of which was remaining continuously employed with Duke Energy until the third anniversary of the acquisition of Piedmont by Duke Energy (i.e., October 3, 2019). In consideration of the retention award agreement, in addition to his obligation to remain employed for three years, Mr. Yoho agreed to be subject to certain non-competition restrictions for the two-year period following his termination of employment.

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EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

									All Other Stock Awards: Number of Shares of Stock or Units (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lynn J. Good	Cash STI(1)		1,018,786	2,144,813	3,941,093
	LTI Perf. Shares(2)	2/27/2019				36,795	81,767	163,534		6,993,940
	RSUs(3)	2/27/2019							35,043	3,128,639

Steven K. Young	Cash STI(1)		313,786	660,602	1,213,857
	LTI Perf. Shares(2)	2/27/2019				6,516	14,480	28,960		1,238,547
	RSUs(3)	2/27/2019							6,206	554,072

Dhiaa M. Jamil	Cash STI(1)		356,575	750,685	1,379,384
	LTI Perf. Shares(2)	2/27/2019				8,886	19,746	39,492		1,688,974
	RSUs(3)	2/27/2019							8,462	755,487

Julia S. Janson	Cash STI(1)		288,206	606,750	1,114,903
	LTI Perf. Shares(2)	2/27/2019				5,877	13,059	26,118		1,117,002
	RSUs(3)	2/27/2019							5,597	499,700

Douglas F Esamann	Cash STI(1)		254,699	536,208	985,283
	LTI Perf. Shares(2)	2/27/2019				5,687	12,637	25,274		1,080,906
	RSUs(3)	2/27/2019							5,416	483,540

Lloyd M. Yates	Cash STI(1)		205,299	432,208	794,181
	LTI Perf. Shares(2)	2/27/2019				6,395	14,212	28,424		1,215,623
	RSUs(3)	2/27/2019							6,091	543,804

Frank H. Yoho	Cash STI(1)		142,821	300,676	552,491
	LTI Perf. Shares(2)	2/27/2019				2,804	6,232	12,464		533,054
	RSUs(3)	2/27/2019							2,671	238,467

(1)
Reflects the STI opportunity granted to our NEOs in 2019 under the Duke Energy Corporation Executive Short-Term Incentive Plan. The information included in the "Threshold," "Target," and "Maximum" columns reflects the range of potential payouts under the plan established by the Compensation Committee. The actual amounts earned by each executive under the terms of such plan are disclosed in the Summary Compensation Table on page 54.

(2)
Reflects the performance shares granted to our NEOs on February 27, 2019, under the LTI program, pursuant to the terms of the Duke Energy Corporation 2015 Long-Term Incentive Plan. The information included in the "Threshold," "Target," and "Maximum" columns reflects the range of potential payouts established by the Compensation Committee. Earned performance shares will be paid following the end of the 2019 - 2021 performance period, based on the extent to which the performance goals have been achieved. Any shares not earned are forfeited. In addition, following a determination that the performance goals have been achieved, participants will receive a cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned. In connection with the termination of employment of Mr. Yates and Mr. Yoho, each former executive officer will receive a pro-rated portion of the performance shares reflected above as disclosed in the Outstanding Equity Awards at Fiscal Year-End Table on page 57.

(3)
Reflects RSUs granted to our NEOs on February 27, 2019, under our LTI program, pursuant to the terms of the Duke Energy Corporation 2015 Long-Term Incentive Plan. These RSUs generally vest in equal portions on each of the first three anniversaries of the grant date, provided the recipient continues to be employed by Duke Energy on each vesting date. If dividends are paid during the vesting period, then the participants will receive a current cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the vesting period multiplied by the number of unvested RSUs. In connection with the termination of employment of Mr. Yates and Mr. Yoho, each former executive officer will receive a pro-rated portion of the RSUs reflected above as disclosed in the Option Exercises and Stock Vested Table on page 58.

(4)
Reflects the grant date fair value of each RSU and performance share award (based on the probable outcome of the performance conditions as of the date of grant) granted to our NEOs in 2019, as computed in accordance with the accounting guidance for stock-based compensation.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the outstanding equity awards held by our NEOs as of December 31, 2019.

		Stock Awards
Name	Grant Type	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Lynn J. Good	RSUs	74,598	6,804,084
	Performance-Based Retention Award(4)	87,642	7,993,827
	Performance Shares (2018 - 2020)			188,148	17,160,979
	Performance Shares (2019 - 2021)			81,767	7,457,968

Steven K. Young	RSUs	12,402	1,131,186
	Performance-Based Retention Award(4)	3,130	285,487
	Performance Shares (2018 - 2020)			29,700	2,708,937
	Performance Shares (2019 - 2021)			14,480	1,320,721

Dhiaa M. Jamil	RSUs	17,067	1,556,681
	Performance-Based Retention Award(4)	12,520	1,141,949
	Performance Shares (2018 - 2020)			41,248	3,762,230
	Performance Shares (2019 - 2021)			19,746	1,801,033

Julia S. Janson	RSUs	11,185	1,020,184
	Performance-Based Retention Award(4)	9,390	856,462
	Performance Shares (2018 - 2020)			26,784	2,442,969
	Performance Shares (2019 - 2021)			13,059	1,191,111

Douglas F Esamann	RSUs	10,803	985,342
	Performance Shares (2018 - 2020)			26,172	2,387,148
	Performance Shares (2019 - 2021)			12,637	1,152,621

Lloyd M. Yates	Performance Shares (2018 - 2020)			29,432	2,684,493
	Performance Shares (2019 - 2021)			13,019	1,187,463

Frank H. Yoho	Performance Shares (2018 - 2020)			8,386	764,887
	Performance Shares (2019 - 2021)			1,569	143,108

(1)
Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, Mr. Esamann, Mr. Yates, and Mr. Yoho received RSUs on February 22, 2017, February 28, 2018, and February 27, 2019, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of the date of grant. All RSUs held by Mr. Yates and Mr. Yoho immediately prior to their termination of employment have vested or been forfeited.

(2)
Market value is based on the closing price per share of our common stock on December 31, 2019, of $91.21.

(3)
Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, Mr. Esamann, Mr. Yates, and Mr. Yoho received performance shares on February 28, 2018, and on February 27, 2019, that, subject to certain exceptions, are eligible for vesting on December 31, 2020, and December 31, 2021, respectively. Pursuant to applicable SEC rules, the performance shares granted in 2018 are listed at the maximum number of shares and the performance shares granted in 2019 are listed at target. Performance shares held by Mr. Yates and Mr. Yoho are eligible to vest following their termination on a pro-rated basis, subject to the actual achievement of pre-determined performance measures and compliance with restrictive covenants.

(4)
Ms. Good, Mr. Young, Mr. Jamil, and Ms. Janson received additional retention grants of performance-based RSUs on February 22, 2017, which grants contained performance conditions that have been satisfied and such grants are eligible for vesting on the third anniversary of the date of grant.

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OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Lynn J. Good	152,881	15,039,130
Steven K. Young	26,954	2,622,648
Dhiaa M. Jamil	46,268	4,436,629
Julia S. Janson	24,507	2,383,092
Douglas F Esamann	19,754	1,944,231
Lloyd M. Yates	44,942	4,298,123
Frank H. Yoho	11,299	1,111,015

(1)
Includes vested RSUs and performance shares covering the 2017 - 2019 performance period, for all NEOs. On February 10, 2020, the Compensation Committee certified the achievement of the applicable performance measures for the performance share cycle ending in 2019. Also includes the value of RSUs held by Mr. Yates and Mr. Yoho that became vested in connection with their termination of employment, which shares generally are payable six months following their separation from service date, as required by applicable tax laws.

(2)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Duke Energy common stock on the respective vesting date and includes the following cash payments for dividend equivalents on earned performance shares: Ms. Good – $1,147,949; Mr. Young – $176,795; Mr. Jamil – $245,538; Ms. Janson – $159,449; Mr. Esamann – $149,244; Mr. Yates – $175,192; and Mr. Yoho – $76,565. Dividend equivalents for the first quarter of 2020 are not included above but were paid due to the fact that the vested performance shares were not distributed until after the certification of performance results on February 10, 2020.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Lynn J. Good	RCBP	16.67	410,506	0
	ECBP	16.67	6,450,462	0

Steven K. Young	RCBP	39.51	877,296	0
	ECBP	39.51	1,256,855	0

Dhiaa M. Jamil	RCBP	38.34	903,113	0
	ECBP	38.34	1,651,690	0

Julia S. Janson	RCBP	32.00	1,666,690	0
	ECBP	32.00	4,135,899	0

Douglas F Esamann	RCBP	37.00	1,837,434	0
	ECBP	37.00	4,248,221	0

Lloyd M. Yates	RCBP	20.83	0	615,382
	ECBP	20.83	5,917,862	0

Frank H. Yoho	RCBP	17.51	947,822	0
	ECBP	17.51	129,883	0

Duke Energy provides pension benefits that are intended to assist our retirees with their retirement income needs. A more detailed description of the plans that comprise Duke Energy's pension program follows.

Duke Energy Retirement Cash Balance Plan

Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann actively participate in the RCBP, which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Mr. Yates, and Mr. Yoho also actively participated in the RCBP prior to their respective terminations of employment in 2019. The RCBP generally covers employees of Duke Energy and affiliates, with certain exceptions for individuals employed or re-employed on or after January 1, 2014. The RCBP currently provides benefits under a "cash

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balance account" formula. Certain prior plan formulas are described below. Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, Mr. Esamann, Mr. Yates, and Mr. Yoho have satisfied the eligibility requirements to receive his or her RCBP account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to a hypothetical account at the time of benefit commencement. Payment is also available in annuity forms based on the actuarial equivalent of the account balance. Mr. Yates elected and received his RCBP benefit in a lump sum in 2019.

The amount credited to the hypothetical account is increased with monthly pay credits equal to: (i) for participants with combined age and service of less than 35 points, 4% of eligible monthly compensation; (ii) for participants with combined age and service of 35 to 49 points, 5% of eligible monthly compensation; (iii) for participants with combined age and service of 50 to 64 points, 6% of eligible monthly compensation; and (iv) for participants with combined age and service of 65 or more points, 7% of eligible monthly compensation. If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly. The interest rate for benefits accrued after 2012 is based on an annual interest factor of 4% and for benefits accrued before 2013 is based generally on the annual yield on the 30-year Treasury rate (determined quarterly), subject to a minimum of 4% and a maximum of 9%.

For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k), cafeteria, or 132(f) transportation plan, and deferrals under the Executive Savings Plan. Compensation does not include severance pay, payment for unused vacation (including banked vacation and banked time), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, LTI compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, RSUs, or restricted stock), military leave of absence pay (including differential wage payments) and other compensation items to the extent described as not included for purposes of benefit plans or the RCBP. The benefit under the RCBP is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Effective at the end of 2012, the Cinergy Plan was merged into the RCBP. The balances that Ms. Good, Ms. Janson, and Mr. Esamann had under the Cinergy Plan's "cash balance account" formula at the end of 2012 were credited to their hypothetical accounts under the RCBP. Prior to 2011, the Cinergy Plan also provided benefits under the Traditional Program formula, which provides benefits based on service and FAP. Pursuant to a choice program offered to all non-union participants in the Traditional Program formula in 2006, Ms. Janson and Mr. Esamann elected to participate in the Cinergy Plan's cash balance account formula. Their accrued benefit under the Traditional Program, which is based on service through April 1, 2007, and on pay through December 31, 2016, (with banked vacation taken into account at December 31, 2016) was retained in the plan as well. Ms. Good has always participated in the Cinergy Plan's cash balance account formula.

Under the Traditional Program, in which Ms. Janson and Mr. Esamann participated prior to April 1, 2007, and which was frozen as of December 31, 2016, each participant earns a benefit under a final average pay formula, which calculates pension benefits based on a participant's "highest average earnings" and years of plan participation. The Traditional Program benefit is payable following normal retirement at age 65, following early retirement at or after age 50 with three or more years of service (with reduction in the life annuity for commencement before age 62 in accordance with prescribed factors) and at or after age 55 with combined age and service of 85 points (with no reduction in the life annuity for commencement before normal retirement age). Ms. Janson and Mr. Esamann are eligible for an early retirement benefit, the amount of which would not be reduced as of December 31, 2019, for early commencement. Payments to Ms. Janson and Mr. Esamann are available in a variety of annuity forms and in the form of a lump sum that is the actuarial equivalent of the benefit payable to them under the Traditional Program.

The Traditional Program benefit formula is the sum of (a), (b), and (c), where (a) is 1.1% of FAP times years of participation (up to a maximum of 35 years); (b) is 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years); and (c) is 1.55% of FAP times years of participation in excess of 35. The benefit under the Traditional Program will not be less than the minimum formula, which is the sum of (x) and (y), where (x) is the lesser of (i) 1.12% of FAP times years of participation (up to a maximum of 35 years) plus 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years), or (ii) 1.163% of FAP times years of participation (up to a maximum of 35 years); and (y) is 1.492% of FAP times years of participation over 35 years. Social Security covered compensation is the average of the Social Security wage bases during the 35 calendar years ending in the year the participant reaches Social Security retirement age.

Under the Traditional Program, as part of the administrative record keeping process established in 1998, creditable service for Ms. Janson, Mr. Esamann, and similarly situated employees was established from the beginning of the year of hire. The number of actual years of service by Ms. Janson and Mr. Esamann with us or an affiliated company, established from the beginning of the year of hire, is the same as the number of credited years of service under the RCBP (and the ECBP), and, therefore, no benefit augmentation resulted under the RCBP (and the ECBP) to Ms. Janson and Mr. Esamann as a result of any difference in the number of years of actual and credited service. Ms. Janson's and Mr. Esamann's years of participation under the Traditional Program are frozen as of April 1, 2007.

FAP is the average of the participant's total pay during the three consecutive years of highest pay from the last ten years of participation at December 31, 2016, (including banked vacation taken into account at December 31, 2016, determined by multiplying the participant's weeks of unused

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EXECUTIVE COMPENSATION

banked vacation as of December 31, 2016, by the participant's rate of pay as of December 31, 2016). This is determined, at December 31, 2016, using the three consecutive calendar years or last 36 months of participation that yield the highest FAP. Ms. Janson's and Mr. Esamann's FAPs under the Traditional Program are frozen as of December 31, 2016.

Total pay under the Traditional Program includes base salary or wages, overtime pay, shift premiums, work schedule recognition pay, holiday premiums, retirement banked vacation pay, performance lump-sum pay, annual cash incentive plan awards, and annual performance cash awards. Total pay does not include reimbursements or other expense allowances, imputed income, fringe benefits, moving and relocation expenses, deferred compensation, welfare benefits, long-term performance awards, and executive individual incentive awards. The benefit under the Traditional Program is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Effective at the end of 2015, the Progress Plan was merged into the RCBP. The balance that Mr. Yates had under the Progress Plan's "cash balance account" formula at the end of 2015 was credited to his hypothetical account under the RCBP. After 2013, the Progress Plan provided for cash balance benefits under the same formula as the RCBP. Prior to 2014, pay credits ranged from 3% to 7% depending on the participant's age at the beginning of each plan year, plus an additional similar credit on eligible pay above 80% of the Social Security wage base. Interest credits for benefits accrued before 2014 are based on an annual interest credit rate of 4% and are added to cash balance accounts on December 31 of each year based on account balances as of January 1. At benefit commencement, an employee has several lump-sum and annuity payment options.

Effective as of January 1, 2018, the Piedmont Plan was merged into the RCBP, resulting in the benefits that were originally to be provided to the participants under the Piedmont Plan to be instead provided pursuant to the RCBP. Prior to 2018, the Piedmont Plan provided Mr. Yoho and similarly situated employees with benefits payable at normal retirement age (age 65) equal to the greater of (i) the sum of the participant's frozen accrued benefit at December 31, 2007, and the benefit based on multiplying the participant's benefit service up to 35 (less benefit service at December 31, 2007) by 1.2% of the participant's final average pay and 0.5% of final average pay in excess of covered compensation and (ii) the benefit based on multiplying the participant's benefit service up to 35 by 1.2% of the participant's final average pay and 0.5% of the participant's final average pay in excess of covered compensation. At benefit commencement, an employee has several lump-sum and annuity payment options.

Duke Energy Corporation Executive Cash Balance Plan

Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann actively participate in the ECBP, which is a noncontributory, defined benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Mr. Yates and Mr. Yoho also actively participated in the ECBP prior to their respective terminations of employment in 2019. Benefits earned under the ECBP are attributable to: (i) compensation in excess of the annual compensation limit ($285,000 for 2020) under the Internal Revenue Code that applies to the determination of pay credits under the RCBP; (ii) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit ($230,000 for 2020) under the Internal Revenue Code that applies to the RCBP; and (iii) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP and the ECBP vest upon completion of three years of service, and, with certain exceptions, vested benefits generally become payable upon termination of employment with Duke Energy.

Amounts were credited to a hypothetical account established for Ms. Good under the ECBP pursuant to an amendment to her prior employment agreement that was negotiated in connection with the merger of Cinergy Corp. and Duke Energy. Ms. Good will not earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the ECBP) unless and until she continues employment with Duke Energy past age 62.

Effective as of July 2, 2012, (i.e., the closing of the Duke Energy/Progress Energy merger), the portion of the Progress Energy Supplemental Plan relating to the 10 active participants in the Progress Energy Supplemental Plan, including Mr. Yates, was merged into the ECBP, resulting in the nonqualified retirement benefits that were originally to be provided to the Progress Energy participants under the Progress Energy Supplemental Plan, to be instead provided pursuant to the ECBP. The ECBP provides that Mr. Yates will participate in the ECBP and, subject to the terms and conditions of the ECBP, be entitled to nonqualified retirement benefits equal to the greater of:

•
The sum of (i) the accrued benefit under the Progress Energy Supplemental Plan frozen as of July 2, 2012, (based on applicable service and compensation earned prior to July 2, 2012), and (ii) future benefits under the ECBP with respect to service and compensation levels following July 2, 2012; or

•
The benefits earned under the Progress Energy Supplemental Plan, as increased by post-July 2, 2012, service and cost of living adjustments.

Mr. Yates participated in the Progress Energy Supplemental Plan formula of the ECBP and is fully vested in his benefit. Payments attributable to the Progress Energy Supplemental Plan formula generally are made in the form of an annuity, payable at age 65. The monthly payment is calculated using a formula that equates to 4% per year of service (capped at 62%) multiplied by the average monthly eligible pay (annual base salary and annual cash incentive award) for the highest completed 36 months of eligible pay within the preceding

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120-month period. Benefits under the Progress Energy Supplemental Plan formula are fully offset by Social Security benefits and by benefits paid under the RCBP. An executive officer who is age 55 or older with at least 15 years of service (including Mr. Yates, who has attained age 55 with at least 15 years of service) may elect to retire prior to age 65 and his or her benefit generally will commence within 60 days of the first calendar month following retirement. The early retirement benefit will be reduced by 2.5% for each year the participant receives the benefit prior to reaching age 65. All service with Duke Energy and its affiliates is treated as eligible service for purposes of meeting the Progress Energy Supplemental Plan's eligibility requirements. Mr. Yates retired and is scheduled to commence his benefit in the form of a 50% joint and survivor annuity in 2020.

Present Value Assumptions

Because the pension amounts shown in the Pension Benefits Table on page 58 are the present values of current accrued retirement benefits, numerous assumptions must be applied. The values are based on the same assumptions as used in our Annual Report, except as required by applicable SEC rules. Such assumptions include a 3.3% discount rate and an interest crediting rate of 4.00% for all cash balance accounts. For Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, the assumed form of payment for the RCBP is that a lump sum will be elected 86% of the time and an annuity (i.e., single life annuity, if single, and 100% joint and survivor annuity, if married) will be elected 14% of the time, and the assumed form of payment under the ECBP is a lump sum. For Mr.Yates, the assumed form of payment for the RCBP is the lump sum that he actually elected, and the assumed form of payment under the ECBP is the 50% joint and survivor annuity that he actually elected. For Mr. Yoho, the assumed form of payment for the RCBP is that a lump sum will be elected 85% of the time and a single life annuity will be elected 15% of the time, and the assumed form of payment under the ECBP is a lump sum. The post-retirement mortality assumption is consistent with that used in our 2019 Form 10-K. Benefits are assumed to commence at age 55 for Ms. Janson and Mr. Esamann, age 62 for Ms. Good, actual age at commencement for Mr. Yates, and at age 65 for Mr. Young, Mr. Jamil, and Mr. Yoho or the NEO's current age (if later), and each NEO is assumed to remain employed until that age.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Lynn J. Good	250,628	202,363	411,318	0	3,727,973
Executive Savings Plan

Steven K. Young	71,451	64,254	270,693	0	1,611,706
Executive Savings Plan

Dhiaa M. Jamil	246,811	75,307	661,387	0	4,566,217
Executive Savings Plan

Julia S. Janson	88,327	57,614	310,358	0	1,591,308
Executive Savings Plan

Douglas F Esamann	228,228	53,132	406,824	0	2,474,257
Executive Savings Plan

Lloyd M. Yates	43,221	0	555,239	0	3,822,617
Executive Savings Plan

Frank H. Yoho	24,054	0	116,197	0	942,871
Executive Savings Plan

(1)
Includes $83,025; $36,700; $40,450; $51,933; $43,221; and $24,054 of salary deferrals credited to the plan in 2019 on behalf of Ms. Good, Mr. Young, Ms. Janson, Mr. Esamann, Mr. Yates, and Mr. Yoho, respectively, which are included in the salary column of the Summary Compensation Table on page 54. Includes $167,603; $34,751; $246,811; $47,877; and $176,295 of STI deferrals earned in 2019 and credited to the plan in 2020 on behalf of Ms. Good, Mr.Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, respectively, which are included in the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table.

(2)
Reflects make-whole matching contribution credits made under the Executive Savings Plan, which are reported in the All Other Compensation column of the Summary Compensation Table.

(3)
The aggregate balance as of December 31, 2019, for each NEO includes the following aggregate amount of prior deferrals of base salary and STI, as well as employer matching contributions, that were previously earned and reported as compensation on the Summary Compensation Table for the years 2008 through 2018: (i) Ms. Good – $2,512,002; (ii) Mr. Young – $514,164; (iii) Mr. Jamil – $1,587,396; (iv) Ms. Janson – $433,987; and (v) Mr. Yates – $600,300. These amounts have since been adjusted, pursuant to the terms of the Executive Savings Plan for investment performance (i.e., earnings and losses), deferrals, contributions, and distributions. The aggregate balance as of December 31, 2019, also includes amounts earned in 2019 but credited to the plan in 2020, including the amounts described in footnotes 1 and 2 above.

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Duke Energy Corporation Executive Savings Plan

Under the Executive Savings Plan, participants can elect to defer a portion of their base salary and STI compensation. Participants actively employed as of the end of the year also receive a company matching contribution in excess of the contribution limits prescribed by the Internal Revenue Code under the Retirement Savings Plan, which is the 401(k) plan in which the NEOs participate.*

In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may direct the deemed investment of base salary deferrals, STI deferrals and matching contributions among investment options available under the Retirement Savings Plan, including the Duke Energy Common Stock Fund. Participants may change their investment elections on a daily basis. The benefits payable under the plan are unfunded and subject to the claims of Duke Energy's creditors.

Mr. Yates previously participated in the MDCP, the MICP, and the PSSP, each of which permitted voluntary deferrals and was merged with and into the Executive Savings Plan at the end of 2013. In addition to voluntary deferrals, the MDCP also provided for employer contributions of 6% of base salary over the limits prescribed by the Internal Revenue Code under the Progress Energy 401(k) Savings and Stock Ownership Plan. With respect to the plans that were merged into the Executive Savings Plan, participants are entitled to the same benefits, distribution timing, and forms of benefit that were provided by the MDCP, MICP, and PSSP immediately prior to January 1, 2014. These pre-2014 benefits generally are payable following termination of employment or, in certain cases, on a date previously specified by the participant, in the form of a lump sum or installments, as selected by the participant.

Mr. Yoho previously participated in the DCRP, which was merged with and into the Executive Savings Plan on January 1, 2018, resulting in the nonqualified retirement benefits that were originally to be provided to the participants under the DCRP to be instead provided pursuant to the Executive Savings Plan. Prior to the merger, the DCRP provided eligible participants, including Mr. Yoho, with a supplemental benefit equal to 13% of their eligible total cash compensation (base salary and annual incentive compensation) that exceeded the annual compensation limit for qualified retirement plans under the Internal Revenue Code. The DCRP also provided certain transition contributions for eligible participants when it was established in 2009. Under the Executive Savings Plan, Mr. Yoho and the other individuals who previously participated in the DCRP generally are entitled to the same benefits, distribution timing, and forms of benefit that were provided under the DCRP immediately prior to 2018.

*
The Retirement Savings Plan is a tax-qualified "401(k) plan" that provides a means for employees to save for retirement on a tax-favored basis and to receive an employer matching contribution. The employer matching contribution is equal to 100% of the NEO's before-tax and Roth 401(k) contributions (excluding "catch-up" contributions) with respect to 6% of eligible pay. For this purpose, "eligible pay" includes base salary and STI compensation. Earnings on amounts credited to the Retirement Savings Plan are determined based on the performance of investment funds (including a Duke Energy Common Stock Fund) selected by each participant.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under certain circumstances, each NEO would be entitled to compensation in the event his or her employment terminates or upon a change in control. The amount of the compensation is contingent upon a variety of factors, including the circumstances under which he or she terminates employment. The relevant agreements that each NEO has entered into with Duke Energy are described below, followed by a table on page 67 that quantifies the amount that would become payable to each NEO as a result of his or her termination of employment.

Except with respect to Mr. Yates and Mr. Yoho, each of whom left Duke Energy during 2019, the amounts shown assume that such termination was effective as of December 31, 2019, and are merely estimates of the amounts that would be paid to our NEOs upon their termination. The actual amounts to be paid can only be determined at the time of such NEO's termination of employment.

The table shown on page 67 does not include certain amounts that have been earned and that are payable without regard to the NEO's termination of employment. Such amounts, however, are described immediately following the table.

For a summary of the severance payment and benefits provided to Mr. Yates in connection with him leaving Duke Energy in September 2019, please see the sub-heading "Severance Payments for Mr. Yates" on page 68. Under each of the compensation arrangements described below for Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, "change in control" generally means the occurrence of one of the following: (i) the date any person or group becomes the beneficial owner of 30% or more of the combined voting power of Duke Energy's then outstanding securities; (ii) during any period of two consecutive years, the directors serving at the beginning of such period or who are elected thereafter with the support of not less than two-thirds of those directors cease for any reason other than death, disability, or retirement to constitute at least a majority thereof; (iii) the consummation of a merger, consolidation, reorganization, or similar corporate transaction, which has been approved by the shareholders of Duke Energy, regardless of whether Duke Energy is the surviving company, unless Duke Energy's outstanding voting securities immediately prior to the transaction continue to represent at least 50% of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction; (iv) the consummation of a sale of all or substantially all of the assets of Duke Energy or a complete liquidation or dissolution, which has been approved by the shareholders of Duke Energy; or (v) under certain arrangements, the date of any other event that the Board determines should constitute a change in control.

Employment Agreement with Ms. Good

Effective July 1, 2013, Duke Energy entered into an employment agreement with Ms. Good that contained a three-year initial term and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days' advance notice. In the event of a change in control of Duke Energy, the term automatically extends to a period of two years. Upon a termination of Ms. Good's employment by Duke Energy without "cause" or by Ms. Good for "good reason" (each as defined below), the following severance payments and benefits would be payable: (i) a lump-sum payment equal to a pro rata amount of her annual bonus for the portion of the year that the termination of employment occurs during which she was employed, determined based on the actual achievement of performance goals; (ii) a lump-sum payment equal to 2.99 times the sum of her annual base salary and target annual bonus opportunity; (iii) continued access to medical and dental benefits for 2.99 years, with monthly amounts relating to Duke Energy's portion of the costs of such coverage paid by Duke Energy (reduced by coverage provided by future employers, if any) and a lump-sum payment equal to the cost of basic life insurance coverage for 2.99 years; (iv) one year of outplacement services; (v) if termination occurs within 30 days prior to, or two years after a change in control of Duke Energy, vesting in unvested retirement plan benefits that would have vested during the two years following the change in control and a lump-sum payment equal to the maximum contributions and allocations that would have been made or allocated if she had remained employed for an additional 2.99 years; and (vi) 2.99 additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.

Ms. Good is not entitled to any form of tax gross-up in connection with Sections 280G and 4999 of the Internal Revenue Code. Instead, in the event that the severance payments or benefits otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause Ms. Good to retain an after-tax amount in excess of what would be retained if no reduction were made.

Under Ms. Good's employment agreement, "cause" generally means, unless cured within 30 days, (i) a material failure by Ms. Good to carry out, or malfeasance or gross insubordination

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in carrying out, reasonably assigned duties or instructions consistent with her position; (ii) the final conviction of Ms. Good of a felony or crime involving moral turpitude; (iii) an egregious act of dishonesty by Ms. Good in connection with employment, or a malicious action by Ms. Good toward the customers or employees of Duke Energy; (iv) a material breach by Ms. Good of Duke Energy's Code of Business Ethics; or (v) the failure of Ms. Good to cooperate fully with governmental investigations involving Duke Energy. "Good reason," for this purpose, generally means, unless cured within 30 days: (i) a material reduction in Ms. Good's annual base salary or target annual bonus opportunity (exclusive of any across-the-board reduction similarly affecting substantially all similarly situated employees); or (ii) a material diminution in Ms. Good's positions (including status, offices, titles, and reporting relationships), authority, duties or responsibilities or any failure by the Board to nominate Ms. Good for re-election as a member of the Board.

Ms. Good's employment agreement contains restrictive covenants related to confidentiality, mutual no disparagement, noncompetition, and nonsolicitation obligations. The noncompetition and nonsolicitation obligations survive for two years following her termination of employment.

Other Named Executive Officers

Duke Energy entered into a Change in Control Agreement with Mr. Young effective as of July 1, 2005, and with Mr. Jamil effective as of February 26, 2008, both of which were amended and restated effective as of August 26, 2008, and subsequently amended effective as of January 8, 2011. Duke Energy entered into a Change in Control Agreement with Ms. Janson effective as of December 17, 2012, and with Mr. Esamann effective as of June 1, 2015. The agreements have an initial term of two years commencing as of the original effective date, after which the agreements automatically extend, unless six months' prior written notice is provided, on a month-to-month basis.

The Change in Control Agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a "change in control" by Duke Energy without "cause" or by the executive for "good reason" (each as defined below) as follows: (i) a lump-sum cash payment equal to a pro rata amount of the executive's target bonus for the year in which the termination occurs; (ii) a lump-sum cash payment equal to two times the sum of the executive's annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason;" (iii) continued medical, dental, and basic life insurance coverage for a two-year period or a lump-sum cash payment of equivalent value (reduced by coverage obtained by subsequent employers); and (iv) a lump-sum cash payment of the amount Duke Energy would have allocated or contributed to the executive's qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive's accounts as of the date of termination that would have vested during the remaining term of the agreement. If the executive would have become eligible for normal retirement at age 65 within the two-year period following termination, the two times multiple or two-year period mentioned above will be reduced to the period from the termination date to the executive's normal retirement date. The agreements also provide for enhanced benefits (i.e., two years of additional vesting) with respect to equity awards.

Under the Change in Control Agreements, each NEO also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the Change in Control Agreement otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a NEO becomes entitled to payments and benefits under a Change in Control Agreement, he or she would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

The Executive Severance Plan provides certain executives, including Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann with severance payments and benefits upon a termination of employment under certain circumstances. Pursuant to the terms of the Executive Severance Plan, Tier I Participants, which include our NEOs, would be entitled, subject to the execution of a waiver and release of claims, to the following payments and benefits in the event of a termination of employment by (a) Duke Energy other than for "cause" (as defined below), death or disability, or (b) the participant for "good reason" (as defined below): (i) a lump-sum payment equal to a pro rata amount of the participant's annual bonus for the year that the termination of employment occurs, determined based on the actual achievement of performance goals under the applicable performance-based bonus plan; (ii) a lump-sum payment equal to two times the sum of the participant's annual base salary and target annual bonus opportunity in effect immediately prior to termination of employment or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason;" (iii) continued access to medical and dental insurance for a two-year period following termination of employment, with monthly amounts relating to Duke Energy's portion of the costs of such coverage paid to the participant by Duke Energy (reduced by coverage provided to the participant by future employers, if any) and a lump-sum payment equal to the cost of two years of basic life insurance coverage; (iv) one year of

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outplacement services; and (v) two additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.

The Executive Severance Plan also provides that, in the event any of the payments or benefits provided for in the Executive Severance Plan otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a participant becomes entitled to payments and benefits under the Executive Severance Plan, he or she would be subject to certain restrictive covenants, including those related to noncompetition, nonsolicitation, and confidentiality.

Duke Energy has the right to terminate any participant's participation in the Executive Severance Plan but must provide the participant with one year's notice and the participant would continue to be eligible for all severance payments and benefits under the Executive Severance Plan during the notice period. Any employee who is eligible for severance payments and benefits under a separate agreement or plan maintained by Duke Energy (such as a Change in Control Agreement) would receive compensation and benefits under such other agreement or plan (and not the Executive Severance Plan).

For purposes of the Change in Control Agreements and the Executive Severance Plan, "cause" generally means, unless cured within 30 days: (i) a material failure by the executive to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with the executive's position; (ii) the final conviction of the executive of a felony or crime involving moral turpitude; (iii) an egregious act of dishonesty by the executive in connection with employment, or a malicious action by the executive toward the customers or employees of Duke Energy; (iv) a material breach by the executive of Duke Energy's Code of Business Ethics; or (v) the failure of the executive to cooperate fully with governmental investigations involving Duke Energy. "Good reason," for this purpose, generally means (i) a material reduction in the executive's annual base salary or target annual bonus opportunity as in effect either immediately prior to the change in control or the termination under the Executive Severance Plan (exclusive of any across-the-board reduction similarly affecting substantially all similarly situated employees); or (ii) a material diminution in the participant's positions (including status, offices, titles, and reporting relationships), authority, duties, or responsibilities as in effect either immediately prior to the change in control or immediately prior to a Tier I Participant's termination of employment under the Executive Severance Plan.

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Equity Awards – Consequences of Termination of Employment

Each year Duke Energy grants long-term incentives to our executive officers, and the terms of these awards vary somewhat from year to year. The following table summarizes the consequences under Duke Energy's LTI award agreements, without giving effect to Ms. Good's employment agreement, the Change in Control Agreements or the Executive Severance Plan, that would generally occur with respect to outstanding equity awards in the event of the termination of employment of Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann.

Award Type	Event	Consequences

	Retirement*	Unvested RSUs prorated and vest

	Voluntary termination**	Unvested RSUs are forfeited

RSUs	Death or disability	Unvested RSUs immediately vest

	Change in control	No impact absent termination of employment; immediate vesting of unvested RSUs if involuntarily terminated after a change in control

	Retirement* Death & Disability	Prorated portion vests based on actual performance

Performance Share Awards	Voluntary termination**	Award is forfeited

	Change in Control	No impact absent termination of employment; prorated portion vests based on actual performance if involuntarily terminated after a change in control

	Retirement* Voluntary termination**	Award is forfeited

Performance-Based Retention Awards	Death or disability	Award immediately vests

	Change in control	No impact absent termination of employment; immediate vesting of unvested RSUs if involuntarily terminated after a change in control

*
Age 55 with at least 10 years of service

**
Not retirement eligible

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POTENTIAL PAYMENTS UPON TERMINATION OR
A CHANGE IN CONTROL*

Name and Triggering Event	Cash Severance Payment ($)(1)	Incremental Retirement Plan Benefit ($)(2)	Welfare and Other Benefits ($)(3)	Stock Awards ($)

Lynn J. Good
• Voluntary termination without good reason	0	0	0	12,158,871
• Involuntary or good reason termination under Employment Agreement	10,601,867	0	65,888	33,883,043
• Involuntary or good reason termination after a change in control	10,601,867	715,144	65,888	33,075,455
• Death or Disability(4)	0	0	0	24,968,377

Steven K. Young
• Voluntary termination without good reason	0	0	0	1,986,703
• Involuntary or good reason termination under Executive Severance Plan	2,807,204	0	34,728	4,444,224
• Involuntary or good reason termination after a change in control	2,807,204	466,161	38,924	4,336,410
• Death or Disability(4)	0	0	0	2,958,476

Dhiaa M. Jamil
• Voluntary termination without good reason	0	0	0	2,742,755
• Involuntary or good reason termination under Executive Severance Plan	3,190,007	0	16,404	6,956,149
• Involuntary or good reason termination after a change in control	3,190,007	531,237	18,072	6,808,024
• Death or Disability(4)	0	0	0	4,917,115

Julia S. Janson
• Voluntary termination without good reason	0	0	0	1,791,660
• Involuntary or good reason termination under Executive Severance Plan	2,717,000	0	34,652	4,679,020
• Involuntary or good reason termination after a change in control	2,717,000	450,826	38,848	4,581,760
• Death or Disability(4)	0	0	0	3,339,105

Douglas F Esamann
• Voluntary termination without good reason	0	0	0	1,739,259
• Involuntary or good reason termination under Executive Severance Plan	2,565,000	0	26,722	3,610,512
• Involuntary or good reason termination after a change in control	2,565,000	424,986	48,364	3,516,073
• Death or Disability(4)	0	0	0	2,309,535

(1)
The amounts listed under "Cash Severance Payment" are payable under (i) the terms of Ms. Good's employment agreement; (ii) the Change in Control Agreements of Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann; or (iii) the Executive Severance Plan.

(2)
The amounts listed under Incremental Retirement Plan Benefit are payable under the terms of Ms. Good's employment agreement and the Change in Control Agreements of Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann. They represent the additional amount that would have been contributed to the RCBP, ECBP, Retirement Savings Plan, and the Executive Savings Plan in the event the NEO had continued to be employed by Duke Energy for (i) 2.99 years for Ms. Good or (ii) two additional years after the actual date of termination for the other NEOs.

(3)
The amounts listed under "Welfare and Other Benefits" include the amount that would be paid to each NEO in lieu of providing continued welfare benefits and basic life coverage. This continued coverage represents: (i) 2.99 years for Ms. Good or (ii) two years for the other NEOs. In addition to the amounts shown above, access to outplacement services for a period of up to one year after termination will be provided to Ms. Good if terminating under her employment agreement or to any NEO terminating under the Executive Severance Plan.

(4)
In the event of a termination of employment due to long-term disability, because the payment of RSUs would be delayed for an additional six months as required by applicable tax rules, additional dividend equivalent payments would be made in the amount of $105,272; $17,634; $24,244; $15,904; and $15,388 for Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, respectively.

*
Mr. Yates and Mr.Yoho are not included in the table above because each left Duke Energy during 2019, and, therefore, the amounts payable to each of them is known. Mr. Yates is entitled to severance compensation under the Executive Severance Plan as described in the "Severance Payments for Mr. Yates" section on the next page.

Mr. Yoho was not entitled to severance compensation upon leaving Duke Energy, but as is the case with other employees, he was entitled to his accrued and unpaid benefits under Duke Energy's retirement and deferred compensation plans, as well as a payout for his unused vacation.

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EXECUTIVE COMPENSATION

Assumptions and Other Considerations

The amounts listed on the previous page have been determined based on a variety of assumptions, including with respect to the limits on qualified retirement plan benefits under the Internal Revenue Code. The actual amounts to be paid out can only be determined at the time of each NEO's termination of employment. The amounts described in the table do not include compensation to which each NEO would be entitled without regard to his or her termination of employment, including: (i) base salary and STI that have been earned but not yet paid; (ii) amounts that have been earned, but not yet paid, under the terms of the plans listed under the Pension Benefits and Nonqualified Deferred Compensation tables; (iii) unused vacation; and (iv) the potential reimbursement of legal fees.

The amounts shown on the previous page do not reflect the fact that, under Ms. Good's employment agreement and under the Change in Control Agreements that Duke Energy has entered into with Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, in the event that payments to any such executive in connection with a change in control otherwise would result in a golden parachute excise tax and lost tax deduction under Sections 280G and 4999 of the Internal Revenue Code, such amounts would be reduced under certain circumstances so that such tax would not apply.

The amounts shown on the previous page with respect to stock awards were calculated based on a variety of assumptions, including the following: (i) the NEO terminated employment on December 31, 2019; (ii) a stock price for Duke Energy common stock equal to $91.21, which was the closing price on December 31, 2019; (iii) the continuation of Duke Energy's dividend at the rate in effect during the first quarter of 2020; and (iv) performance at the target level with respect to performance shares.

Severance Payments for Mr. Yates

On September 30, 2019, in connection with a restructuring of roles and responsibilities among the executive team, Mr. Yates resigned from Duke Energy under circumstances that the Compensation Committee determined constituted "good reason," and he therefore was eligible to receive severance benefits under the Executive Severance Plan. In consideration for a waiver and release of claims, and an agreement to non-competition, non-solicitation, and confidentiality covenants, Mr. Yates is entitled to a cash severance payment equal to two times the sum of his annual base salary and target annual cash bonus, a pro-rated short-term incentive payment for 2019, continued health and welfare benefits for two years, access to outplacement services for one year, and two additional years of vesting with respect to stock awards. The following table quantifies the severance benefits provided to Mr. Yates.

Payments and Benefits	Mr. Yates

Cash Severance, with interest	$2,634,550
Continued Health and Welfare Benefits	$31,212
Additional Vesting of RSUs	$761,961
Additional Vesting of Performance Shares	$1,796,055
Outplacement Services	$0

Total	$5,223,778

The amounts shown in the "Payments and Benefits" table with respect to stock awards were calculated based on a variety of assumptions, including the following: (i) a stock price for Duke Energy common stock equal to the closing price of a share of Duke Energy common stock on the date of termination (i.e, $95.86); and (ii) the continuation of Duke Energy's dividend at the rate in effect during the first quarter of 2020. The performance share amounts are based on an assumption that target performance is achieved; payments (if any) under these awards only will be made to the extent that the shares are earned based on actual performance.

The amounts listed do not include the following amounts to which Mr. Yates would be entitled, upon termination for any reason, except death or disability, because he attained the applicable retirement age: (i) a pro-rated 2019 short-term incentive payment of $564,300; (ii) pro-rated vesting of RSUs of $352,682; and (iii) pro-rated vesting of performance shares of $2,621,626 (assuming target performance is achieved).

In addition, Mr. Yates is entitled to his accrued and unpaid benefits under Duke Energy's retirement and deferred compensation plans, as well as a payout for his unused vacation.

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Chief Executive Officer Pay Ratio

As required by SEC rules, we are providing the following information about the ratio of the 2019 annual total compensation of Lynn Good, our CEO, to the annual total compensation of our median employee.

We estimated the median of the 2019 annual total compensation of our employees, excluding our CEO, to be $123,608. The annual total compensation of our CEO was $15,029,386. The ratio of the annual total compensation of our CEO to the estimated median of the annual total compensation of our employees was 122 to 1.

The SEC rules permit us to identify our median employee once every three years. If, however, we determine it is not appropriate to use the median employee identified in one year (2018) in a subsequent year (2019) because of a change in circumstances that would result in a significant change in the pay ratio disclosure, then we are permitted to select another median employee whose compensation is substantially similar to the original median employee. The median employee we identified for 2018 is no longer employed by Duke Energy. As a result, we identified a new median employee for 2019 (the "2019 Median Employee") by selecting another individual whose compensation was also at the median of our employee population.

To identify the 2019 Median Employee, we reviewed our employee population as of October 31, 2019. We used wages reported in Box 1 of IRS Form W-2 during the ten-month period ending on October 31, 2019, as a consistently applied compensation measure. We did not annualize the wages or make cost of living adjustments. Based on this methodology, we identified a group of employees whose compensation was at the median of the employee data. From this group, we selected another individual who we reasonably believed represented our median employee.

Once we identified the 2019 Median Employee, we calculated the annual total compensation using the rules applicable to the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column for 2019 in the Summary Compensation Table on page 54.

The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee's compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it very difficult to compare pay ratios with other companies, including those within our industry.

DUKE ENERGY – 2020 Proxy Statement    69

SHAREHOLDER PROPOSALS

Proposals 4 through 7 are proposals Duke Energy received from our shareholders. If the proponents of these proposals, or their representatives, present their respective proposal at our Annual Meeting and submit the proposal for a vote, then the proposal will be voted upon. The shareholder proposals and supporting statements are included exactly as submitted to us by the proponents. The Board recommends voting "AGAINST" proposals 4, 6, and 7, and makes no recommendation as to proposal 5.

PROPOSAL 4:     SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR

City of New York, Office of The Comptroller, One Centre Street – 8th Floor North, New York, NY 10007, submitted the following proposal on behalf of New York City Employees' Retirement System, owner of 518,263 shares of Duke Energy stock, New York City Fire Pension Fund, owner of 68,654 shares of Duke Energy stock, New York City Police Pension Fund, owner of 332,128 shares of Duke Energy stock, and New York Teachers' Retirement System, owner of 499,221 shares of Duke Energy stock:

RESOLVED: Shareholders of Duke Energy Corporation ("Duke") ask the Board of Directors to adopt a policy, and amend the bylaws as necessary, to require the Chair of the Board to be an independent director. The policy should provide that (i) if the Board determines that a Chair who was independent when selected Is no longer independent, the Board shall select a new Chair who satisfies the policy within 60 days of that determination; and (ii) compliance with this policy is waived if no independent director is available and willing to serve as Chair.

This policy shall apply prospectively so as not to violate any contractual obligation.

Supporting Statement

In our view, shareholder value is enhanced by an independent Board Chair who can provide a balance of power between the chief executive officer ("CEO") and the Board and support strong Board oversight of management. According to proxy advisor Glass Lewis "shareholders are better served when the board is led by an independent chairman who we believe is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that exist when a CEO or other executive also serves as chairman."

While separating the roles of Chair and CEO is the norm in Europe, 53% of S&P 500 boards have also implemented this leading practice. Directors on boards with a joint CEO-Chair report being more likely to have difficulty voicing a dissenting view (57% versus 41%) and to believe that one or more of their fellow directors should be replaced (61% versus 47%) according to a 2019 survey by PwC.

Except for two transition periods, Duke CEOs have also served as Chair of the Board since 1999. Duke's lack of independent board leadership may be aggravated by the fact that its long-serving "Independent Lead Director," Michael Browning, age 73, has served on the boards of Duke and predecessor companies since 1990. Duke's corporate governance principles state that independent directors normally retire when they reach age 70 or 15 years of service.

According to ISS Governance QualityScore, "an excessive tenure is considered to potentially compromise a director's independence." Institutional Investor CalPERS classifies directors with a tenure exceeding 12 years as not independent.

We believe independent Board leadership would be particularly useful to oversee the strategic transformation necessary for Duke to capitalize on the opportunities available in the transition to a low carbon economy. While Duke has been applauded for its commitment to achieve net-zero emissions by 2050, its near term capital expenditures have been criticized for their continued reliance on fossil fuel expansion.1 An independent chair may help the Board recognize the risk that excessive investment in natural gas infrastructure could become a stranded asset.2 We urge shareholders to vote for this proposal.

1
Benjamin Storrow, E&E News, "Utilities' big promises on CO2 questioned by analysts," September 25, 2019.

2
Mark Dyson et al, Prospects for Gas Pipelines in the Era of Clean Energy, Rocky Mountain Institute, 2019.

70    DUKE ENERGY – 2020 Proxy Statement

PROPOSAL 4:    SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR

Opposing Statement of the Board of Directors:

Your Board of Directors recommends a vote "AGAINST" this proposal for the following reasons:

The Board believes that it is in the best interests of shareholders for the Board to retain the flexibility to determine the appropriate leadership structure for Duke Energy at a particular time. The Board is best positioned to determine the leadership structure at any given time because of its in-depth knowledge of Duke Energy's strategies, risks and opportunities and its oversight of such matters. Implementing this proposal would deprive the Board of its ability to make decisions in the best interests of our shareholders about the appropriate leadership structure of Duke Energy as the Company evolves. This is of particular importance as the utility industry undergoes rapid transformation.

The Board has a strong Independent Lead Director in order to independently oversee management, rendering a separate Chair unnecessary. Our Principles for Corporate Governance provide for the Board to regularly evaluate the optimal leadership for Duke Energy depending upon our particular needs and circumstances. The members of the Board elect the Chair and, as part of this election, review whether to combine or separate the positions of Chair and CEO. As the shareholder proponent referred, our Board has exercised this discretion on numerous occasions in the recent past, including electing an independent Chair twice in the past 14 years. This exercise of discretion further illustrates the engagement of our Board and reinforces the leadership structure is not a static structure. Prior to January 1, 2016, our Board was structured with an independent Chair. Beginning January 1, 2016, the Board determined that Ms. Good, the Vice Chair and CEO, was in the best position to lead the Board at that time because of her in-depth knowledge of the Company and industry expertise as we navigated the transformation in the industry and implemented an aggressive strategy to succeed during that transformation. The Board also determined at that time that Mr. Browning was in the best position to serve as the Board's Independent Lead Director. The Board continues to believe that having Ms. Good serve as Chair fosters clear accountability, effective decision-making, and execution of corporate strategy during this time of rapid change in the utility industry.

At the time the Board elected Ms. Good as Chair in 2016, the Board also took the opportunity to review the responsibilities of Duke Energy's Independent Lead Director role in accordance with the corporate governance standards set by the National Association of Corporate Directors in order to assure strong, independent oversight of the CEO and management. The responsibilities of Duke Energy's Independent Lead Director include:

•
Serving as liaison between the Chair and the CEO and the independent directors.

•
Leading, in conjunction with the Corporate Governance Committee, the process for review of the CEO and Board.

•
Presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent members of the Board, and apprise the Chair of the issues considered, as appropriate.

•
In the event of the death or incapacity of the Chair or in other situations where it is not possible or appropriate for the Chair to assume leadership of the Board, becoming the acting Chair until such time as a Chair shall have been selected.

•
Assisting the Chair and the CEO in setting, reviewing, and approving agendas and schedules of Board meetings.

•
Approving meeting schedules to assure there is sufficient time for discussion of all agenda items.

•
Reviewing and approving information sent to the Board, including advising on quality, quantity, and timeliness of information.

•
Developing topics for discussion during executive sessions of the Board.

•
Calling meetings of the independent members of the Board when necessary and appropriate.

•
Assisting the Chair and the CEO to promote the efficient and effective performance and functioning of the Board.

•
Consulting with the Corporate Governance Committee on the Board's annual self-assessment.

•
Being available for consultation and direct communication with the Company's major shareholders.

The Board believes that its governance practices provide effective independent oversight of management. In addition to its appointment of an Independent Lead Director, the Board has implemented a number of other practices to provide for independent oversight of management. For example:

•
Independent directors comprise 93% of the Board.

•
The Independent Lead Director is elected by the independent members of the Board.

•
The Board meets in executive session at every regularly scheduled meeting.

•
The Audit, Compensation, and Corporate Governance Committees are comprised exclusively of independent directors.

•
The Compensation Committee annually reviews the CEO's performance and establishes her compensation, the result of which is reviewed with the full Board, absent the CEO.

DUKE ENERGY – 2020 Proxy Statement    71

PROPOSAL 4:    SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR

As a result of these practices, the oversight of critical issues such as the integrity of Duke Energy's financial statements, executive compensation, and the development and implementation of our corporate governance policies and practices is entrusted to independent directors.

The Board's Independent Lead Director qualifies as independent under the standards of the NYSE, the SEC, and ISS. The proponent raises Mr. Browning's tenure to question his independence. Contrary to the proponent's suggestion otherwise, our Independent Lead Director not only qualifies as independent under the requirements of our Standards for Assessing Director Independence, but also each of the NYSE, the rules of the SEC, and under the proxy voting guidelines of ISS. The Board believes that his tenure and the in-depth institutional knowledge gained during that tenure is an asset for an Independent Lead Director. The Board has appointed eight new directors in the last five years – over half of its Board – and is pleased with the contributions these new directors have made and the diverse perspectives they bring to the Board; however, the Board has felt it appropriate to keep Mr. Browning as Independent Lead Director during this time of transition for the Board to lend stability among the independent directors and to keep his long-term perspective as part of the mix of ideas. In addition, the proponent references a view from ISS Governance QualityScore regarding tenure, however fails to mention that ISS has rated Duke Energy its highest rating in its Governance QualityScore, recognizing Duke Energy in the top decile of all companies. Furthermore, the significant support that Mr. Browning received from shareholders at the 2019 Annual Meeting – over 95% of the votes cast – supports this view.

In conclusion, the Board believes that shareholder interests are best served if the Board retains the flexibility to select a leadership structure it believes to be in the best interests of Duke Energy and our shareholders at any given time. It has embraced the need for independent oversight by structuring its leadership in a way that balances independent and effective leadership while also maintaining a strong alignment with our long-term strategy. Given our strong independent Board oversight of the CEO and management, led by an effective Independent Lead Director, the Board does not believe that a fixed policy requiring an independent Chair is in the best interests of our shareholders.

For the Above Reasons the Board of Directors Recommends a Vote "AGAINST" This Proposal.

72    DUKE ENERGY – 2020 Proxy Statement

PROPOSAL 5:     SHAREHOLDER PROPOSAL REGARDING ELIMINATION OF SUPERMAJORITY VOTING PROVISIONS IN DUKE ENERGY'S CERTIFICATE OF INCORPORATION

John Chevedden, 2215 Nelson Avenue #205, Redondo Beach, CA 90278, owner of 50 shares of Duke Energy stock, submitted the following proposal:

Proposal 5-Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. The proponents of these proposals included Ray T. Chevedden and William Steiner.

This same proposal topic won more than 97%-support at the 2018 Duke Energy annual meeting but it still needed more votes to be approved. Our management could have adjourned the annual meeting to obtain these votes but failed to do so.

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority in an election with 80% of shares casting ballots. In other words a 1%-minority could have the power to prevent shareholders from improving the governance of our company. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can simply say out-to-lunch in response to an overwhelming 79%-vote of shareholders.

The timing of this reform is right because it has taken 5-years for our stock to crawl from $83 to $88. Plus our Lead Director, Michael Browning, received the most negative votes of any director in 2019 and our Chairman/CEO Lynn Good received the second most negative votes. And Mr. Browning chaired our Corporate Governance Committee.

Please vote yes:

Simple Majority Vote-Proposal 5

Statement of the Board of Directors:

Your Board of Directors makes no recommendation on this proposal.

The proposal asks that we eliminate any provisions in our charter and bylaws which require more than a simple majority vote. There is only one supermajority provision in our governing documents and that is in Article Seventh of Duke Energy's Certificate of Incorporation. This provision currently requires the affirmative vote of the combined voting power of 80% of the outstanding shares of all classes of Duke Energy to approve the following actions:

•
amend the provision which provides for the method to amend the Amended and Restated Certificate of Incorporation (Article Seventh);

•
change the number of directors that constitute Duke Energy's Board (Article Fifth, section (b));

•
change the method by which vacancies resulting from death, resignation, disqualification, removal, or other cause can be filled on the Board (Article Fifth, section (d)); and

•
change the method by which directors shall be elected and hold office until the next Annual Meeting (Article Fifth, section (d)).

The Board recognizes that supermajority requirements are viewed by many corporate governance experts as not in line with the best principles in corporate governance. As a result, at both the 2017 and 2018 Annual Meetings, the Board recommended that shareholders vote for an amendment to our Certificate of Incorporation to revise the voting requirements for the actions described above from 80% of the outstanding shares of all classes of Duke Energy stock to a simple majority of the outstanding shares of all classes of Duke Energy stock. Despite the Board's support for this amendment, the proposal

DUKE ENERGY – 2020 Proxy Statement    73

PROPOSAL 5:    SHAREHOLDER PROPOSAL REGARDING ELIMINATION OF SUPERMAJORITY VOTING PROVISIONS IN DUKE ENERGY'S CERTIFICATE OF INCORPORATION

received the support of only approximately 59% of the outstanding shares of Duke Energy common stock in 2017 and fell far short of the 80% support of the outstanding shares that was required for the amendment to pass. At the 2018 Annual Meeting, despite a significant solicitation campaign by Duke Energy, the proposal still failed to obtain the necessary support, receiving the support of only approximately 62% of the outstanding shares, an increase of only approximately 3% from the prior year.

Although the Board has recommended the amendment in the past, the Board does not support this particular proposal because of the numerous misleading statements that the shareholder proponent makes. One such statement is that "a 1%-minority can frustrate the will of our 79%-shareholder majority . . . ." This statement is untrue. Obviously, where the outcome of any vote falls short of the vote required for passage by less than 1%, a shareholder holding 1% of shares could have pushed the vote over the threshold. This applies regardless of whether the voting standard is 33.33%, 50%, or any other number. However, a 1% minority is not frustrating the will of the other shareholders in those cases; rather, those votes simply failed to garner the required support as required under the law or otherwise.

The proponent also mischaracterizes the support of Mr. Browning and Ms. Good among shareholders at the 2019 Annual Meeting. The proposal states that Mr. Browning and Ms. Good received the highest number of negative votes among the Board members. Although this statement is technically true, the proponent fails to state that all of our directors, including Mr. Browning and Ms. Good, received the support of over 95% of the shareholders voting. This overwhelming support of our directors, including Mr. Browning and Ms. Good, is indicative of the high regard that our shareholders have in our Board as a result of its responsiveness to shareholder concerns and exceptional oversight of the Company's issues and strategy.

Accordingly, the Board is not making a recommendation for this proposal and instead encourages shareholders to consider the proposal and express their viewpoint to the Board through their votes.

For the Above Reasons the Board of Directors Makes No Recommendation on this Proposal.

74    DUKE ENERGY – 2020 Proxy Statement

PROPOSAL 6:     SHAREHOLDER PROPOSAL REGARDING PROVIDING A SEMIANNUAL REPORT ON DUKE ENERGY'S POLITICAL CONTRIBUTIONS AND EXPENDITURES

State of New York, Office of The State Comptroller, 59 Maiden Lane – 30th Floor, New York, NY 10038, submitted the following proposal on behalf of the New York State Common Retirement Fund, owner of 1,512,000 shares of Duke Energy stock:

Duke Energy Corporation Political Disclosure Shareholder Resolution

Resolved, that the shareholders of Duke Energy Corporation ("Duke" or "Company") hereby request the Company to prepare and semiannually update a report, which shall be presented to the pertinent board of directors committee and posted on the Company's website, that discloses the Company's:

  (a)
  Policies and procedures for making electoral contributions and expenditures (direct and indirect) with corporate funds, including the board's role (if any) in that process; and

  (b)
  Monetary and non-monetary contributions or expenditures that could not be deducted as an "ordinary and necessary" business expense under section 162(e)(1)(B) of the Internal Revenue Code, including (but not limited to) contributions or expenditures on behalf of candidates, parties, and committees and entities organized and operating under section 501(c)(4) of the Internal Revenue Code, as well as the portion of any dues or payments made to any tax-exempt organization (such as a trade association) used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code.

The report shall be made available within 12 months of the annual meeting and identify all recipients and the amount paid to each recipient from Company funds. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term Duke shareholders, we support transparency and accountability in corporate electoral spending. Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entitles in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages."

Publicly available records show Duke has contributed at least $17,000,000 in corporate funds since the 2010 election cycle. (CQMomoneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org}

We acknowledge that Duke publicly discloses a policy on corporate political spending, its direct contributions to entities organized and operating under §527 of the Internal Revenue Code, and the federal lobbying portion of trade association dues for dues in excess of $50,000. We believe this is deficient because Duke does not disclose, for example, payments to organizations, including those organized under section 501(c)(4) of the Internal Revenue Code, that are used for election-related purposes.

The Company's Board and shareholders need comprehensive disclosure to be able to fully evaluate the use of corporate assets in elections. This would bring our company in line with a growing number of leading companies, including Dominion Energy Inc., Consolidated Edison Inc., Edison International, and Exelon Corp., which present this information on their websites.

Opposing Statement of the Board of Directors:

Your Board of Directors recommends a vote "AGAINST" this proposal for the following reasons:

Duke Energy is committed to adhering to the highest standards of ethics in all of our activities, including our political activities. As a public utility holding company, Duke Energy is highly regulated and significantly impacted by public policy decisions at the local, state, and federal levels. As such, the Board believes that Duke Energy's public policy engagement is essential to protect the interests of Duke Energy, our customers, employees, shareholders, and communities.

Duke Energy already discloses its Political Expenditures Policy, which incorporates robust Board and management oversight over its political activities. The first request of the shareholder proposal is to provide disclosure of our "[p]olicies and procedures for making electoral contributions and expenditures (direct and indirect) with corporate funds, including the board's role (if any) in that process."

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PROPOSAL 6:    SHAREHOLDER PROPOSAL REGARDING PROVIDING A SEMIANNUAL REPORT ON DUKE ENERGY'S POLITICAL CONTRIBUTIONS AND EXPENDITURES

Implementing this request would be a waste of shareholder resources as we already disclose information about our policy and procedures with regard to our political activities on the Political Expenditures page of our website which is located at duke-energy.com/our-company/investors/corporate-governance/political-expenditures-policy. The Political Expenditures Policy incorporates significant oversight of our participation in political activities, which is conducted through our government relations program, in semiannual reviews of our strategy, activities, and disclosures by the Corporate Governance Committee of the Board. We also disclose information regarding the ultimate oversight of our policies, practices, and strategy with respect to political expenditures by the Corporate Governance Committee on our website as well in the Charter of the Corporate Governance Committee at duke-energy.com/our-company/investors/corporate-governance/board-committee-charters/corporate-governance. The existence and disclosure of these policies and practices is even acknowledged by the proponent in its supporting statement.

Duke Energy already provides disclosure of its political contributions and increased its level of disclosure of political contributions in 2019. The Board believes that the report requested in the proposal is unnecessary because of the numerous disclosures regarding our political expenditures that we currently provide. In addition to providing disclosure regarding our policies and procedures in numerous places on our website, we also provide additional disclosure of our political contributions. Corporate political contributions are subject to regulation by the state and federal governments and, as such, there are disclosures we are required to provide by law. These disclosures are publicly available and are linked to our Political Expenditures webpage. In addition to the disclosures we are required to provide by law, Duke Energy has also prepared a semiannual report since 2015, which is posted directly on our Political Expenditures webpage, that discloses all corporate contributions to 527 Committees in excess of $1,000, the federal lobbying portion of trade association dues for trade associations with dues over $50,000 during the reporting period, and all contributions of Duke Energy's political action committee, DukePAC, each in the aggregate. However, in 2019, in response to feedback we received during our shareholder engagements, Duke Energy increased the disclosures in its semiannual report to include more detail, including the amount and recipient of all contributions to 527 Committees, the federal lobbying portion of trade association dues in excess of $50,000 in the reporting period, and links to certain federal and state election websites with navigation instructions so that shareholders can more easily obtain contribution information for DukePAC. Disclosing this information in one report allows the information to be more easily accessed and viewed by our shareholders. All such semiannual reports remain available on Duke Energy's website for historical comparison purposes.

Duke Energy pays dues and makes contributions to trade associations and other non-profit organizations organized under section 501(c)(4) of the Internal Revenue Code that are not necessarily related to their political efforts. We participate in industry trade organizations for many important reasons, including business, technical, and industry standard-setting expertise. Moreover, we may not support each of the initiatives of every association in which we participate or align in strategy with every position of every association, but we believe it is important to participate in the discussions these organizations have on these topics so that important decisions that may affect our business, customers, and shareholders are made with our input. As a result, disclosure of all the trade associations in which Duke Energy participates is not likely to provide our shareholders with any meaningful benefit to their understanding of our political activities or strategies. However, as discussed above, in 2019, we added disclosures to our semiannual report to detail the federal lobbying portion of trade association dues in excess of $50,000 in the reporting period which, along with the membership fees, constitute the substantial majority of the payments made to all trade associations.

Conclusion. Accordingly, because we already provide robust disclosure concerning our policies and procedures regarding our political activities, as well as a semiannual report disclosing our political contributions and the fact that such activities and procedures are subject to extensive Board and management oversight, the Board believes that the additional report requested in the proposal would result in an unnecessary and unproductive use of Duke Energy and our shareholders' resources.

For the Above Reasons the Board of Directors Recommends a Vote "AGAINST" This Proposal.

76    DUKE ENERGY – 2020 Proxy Statement

PROPOSAL 7:     SHAREHOLDER PROPOSAL REGARDING PROVIDING AN ANNUAL REPORT ON DUKE ENERGY'S LOBBYING PAYMENTS

Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, MO, 63131, owner of 71 shares of Duke Energy stock; Benedictine Sisters of Virginia, 9535 Linton Hall Road, Bristow, VA 20136, owner of 2,216 shares of Duke Energy stock; and Presbyterian Church U.S.A., 100 Witherspoon Street, Louisville, KY 40202, owner of 37 shares of Duke Energy stock, submitted the following proposal:

Whereas, we believe in full disclosure of Duke's lobbying activities and expenditures to assess whether its lobbying is consistent with its expressed goals and in shareholders' best interests.

Resolved, the shareholders of Duke Energy ("Duke") request the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

  2.
  Payments by Duke used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

  3.
  Duke's membership in and payments to any tax-exempt organization that writes and endorses model legislation.

  4.
  Description of management's and the Board's decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Duke is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Corporate Governance Committee and posted on Duke's website.

Supporting Statement

Duke spent $56,459,187 from 2010 – 2018 on federal lobbying. This does not include state lobbying, where Duke also lobbies but disclosure is uneven or absent. Duke spent $4,487,041 on lobbying in North Carolina from 2010 – 2016, and Duke's lobbying over a pipeline that would cross the Appalachian Trail has attracted attention.1

Duke belongs to the Chamber of Commerce, which has spent over $1.5 billion on lobbying since 1998, and Business Roundtable (BRT), which spent $23,160,000 on lobbying for 2018 and is lobbying against shareholder rights to file resolutions. Duke discloses its trade association dues used for lobbying on its website, but fails to clarify if this captures all payments, leaving a loophole for additional payments beyond dues that could be used for lobbying, yet not be disclosed. Duke reportedly charges its customers for trade association dues.2 And Duke does not disclose its payments to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council (ALEC).

We are concerned that Duke's lack of disclosure presents reputational risks when its lobbying contradicts company public positions. Duke has drawn scrutiny for signing the BRT Statement on the Purpose of the Corporation, yet also attending the ALEC annual conference.3

Investors participating in the Climate Action 100+ representing $34 trillion in assets are asking companies to align their lobbying with the Paris agreement goals. Duke uses the Global Reporting Initiative (GRI) for sustainability reporting, yet currently fails to report any differences between its lobbying positions and any stated policies, goals, or other public positions" under GRI Standard 415.

https://maplight.org/story/energy-giants--spend-big-on-lobbying-to-clear-pipeline-path-through-national-forests-appalachian-trail/

https://www.energyandpolicy.org/duke-energy-north-carolina-rate-increase-coal-ash/

https://readsludge.com/2019/08/27/these-ceos-promised-to-be-socially-responsible-but-their-companies-are-pushing-alecs-right-wing-agenda/

DUKE ENERGY – 2020 Proxy Statement    77

PROPOSAL 7:    SHAREHOLDER PROPOSAL REGARDING PROVIDING AN ANNUAL REPORT ON DUKE ENERGY'S LOBBYING PAYMENTS

Opposing Statement of the Board of Directors:

Your Board of Directors recommends a vote "AGAINST" this proposal for the following reasons:

Duke Energy is committed to adhering to the highest standards of ethics in engaging in any government relations activities. As a public utility holding company, Duke Energy is highly regulated and significantly impacted by public policy decisions at the local, state, and federal levels. As such, the Board believes that Duke Energy's public policy engagement is essential to protect the interests of Duke Energy, our customers, employees, shareholders, and communities. Participation in public policy dialogues includes contributing to organizations that advocate positions that support the interests of Duke Energy, our customers, employees, shareholders, and communities. These organizations include industry trade associations such as EEI that serve important non-political purposes, including helping to address business, technical, and standard-setting issues. We do not always support each of the lobbying goals of every association in which we participate; however, we believe it is important to participate in these organizations' public policy discussions so that important decisions that may affect our business, customers, and shareholders are not made without our position being heard.

Disclosures regarding Duke Energy's policies and procedures over lobbying. The proposal requests that we disclose our policy and procedures with regard to lobbying. Duke Energy has developed a robust governance program around our public policy engagement. The day-to-day oversight of our policies, practices, and strategy with respect to public policy advocacy is the responsibility of the jurisdictional presidents at each applicable state level and our Senior Vice President, Federal Government and Corporate Affairs.

Disclosure of corporate lobbying expenditures. The proposal also seeks disclosures about Duke Energy's lobbying expenditures. Our lobbying activities are subject to regulation by various states and the federal government, including requirements to provide disclosures of certain state and federal lobbying expenses. These disclosures are publicly available and linked to our website at duke-energy.com/our-company/investors/corporate-governance/political-expenditures-policy. Duke Energy is fully compliant with all state and federal laws governing corporate lobbying activities. In addition to the disclosures we are required to provide by law, Duke Energy also voluntarily discloses additional information in a semiannual report which is posted directly on the site disclosed above. In 2019, in response to feedback we received during our shareholder engagements, Duke Energy increased the disclosures in its semiannual report to include detail regarding the federal lobbying portion of trade association dues in excess of $50,000 in the reporting period, as well as additional disclosures regarding its contributions to candidates, political parties, and 527 Committees and links to certain federal and state election websites with navigation instructions so that shareholders can more easily obtain contribution information for Duke Energy's political action committee, DukePAC. Disclosing this information in one report allows the information to be more easily accessed and viewed by our shareholders. All semiannual reports remain available on Duke Energy's website for historical comparison purposes.

Certain mischaracterizations in proponents' statement. The proponents include certain mischaracterizations with which the Board takes issue, including proponents' insinuation that Duke Energy charges its customers for the lobbying portion of its trade association dues. This allegation is false. All lobbying expenditures related to trade association dues are paid for by shareholders, not customers.

Conclusion. Accordingly, because we have provided disclosure concerning our policies and procedures governing lobbying, a semiannual political activity report that includes information regarding our lobbying activities, and a description of the Board oversight of such activities and procedures, the Board believes that the additional report requested in the proposal would result in an unnecessary and unproductive use of Duke Energy and our shareholders' resources.

For the Above Reasons the Board of Directors Recommends a Vote "AGAINST" This Proposal.

78    DUKE ENERGY – 2020 Proxy Statement

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How can I participate in the Annual Meeting?

Duke Energy's 2020 Annual Meeting will once again be held exclusively via live webcast. Holders of record of Duke Energy's common stock as of the close of business on the record date of March 9, 2020, are entitled to participate in, vote at, and submit questions in writing during the Annual Meeting by visiting duke-energy.onlineshareholdermeeting.com. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 12:30 p.m. Eastern time on May 7, 2020. Online check-in will begin at 12:00 p.m. Eastern time. Please allow ample time for the online check-in process. An audio broadcast of the Annual Meeting will be available by phone toll-free at 1.800.289.0438, confirmation code 1802740.

What is the pre-meeting forum and how can I access it?

One of the benefits of holding the Annual Meeting via live webcast is that it allows us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting proxyvote.com. On our pre-meeting forum, you can submit questions in writing in advance of the Annual Meeting, and also access copies of our proxy materials. Through the pre-meeting forum, we can respond to more questions than we were able to respond to at previous meetings.

What if I have difficulties accessing the pre-meeting forum or locating my 16-digit control number prior to the day of the Annual Meeting on May 7, 2020?

Prior to the day of the Annual Meeting on May 7, 2020, if you need assistance with your 16-digit control number and you hold your shares in your own name, please call toll-free 1.866.232.3037 in the United States or 1.720.358.3640 if calling from outside the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your 16-digit control number.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

If you encounter any difficulties accessing the live webcast of the Annual Meeting during the online check-in process or during the Annual Meeting itself, including any difficulties with your 16-digit control number, please call toll-free 1.855.449.0991 in the United States or 1.720.378.5962 if calling from outside the United States, for assistance. Technicians will be ready to assist you beginning at 12:00 p.m. Eastern time with any difficulties.

On what am I voting?

More information

PROPOSAL 1	Election of directors	Page 9
PROPOSAL 2	Ratification of Deloitte & Touche LLP as Duke Energy's independent registered public accounting firm for 2020	Page 33
PROPOSAL 3	Advisory vote to approve Duke Energy's named executive officer compensation	Page 35
PROPOSALS 4 - 7	Shareholder proposals	Page 70

Who can vote?

Holders of record of Duke Energy's common stock as of the close of business on the record date, March 9, 2020. Each share of Duke Energy common stock has one vote.

DUKE ENERGY – 2020 Proxy Statement    79

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do I vote?

By Proxy – Before the Annual Meeting, you can give a proxy to vote your shares of Duke Energy common stock in one of the following ways:

By internet	By phone	By mailing your proxy card

Visit 24/7 proxyvote.com	Call toll-free 24/7 1.800.690.6903 or by calling the number provided by your broker, bank, or other nominee if your shares are not registered in your name	Cast your vote, sign your proxy card, and send free of postage

The phone and online voting procedures are designed to confirm your identity, to allow you to give your voting instructions, and to verify that your instructions have been properly recorded. If you wish to vote by phone or online, please follow the instructions that are included on your Notice.

If you mail us your properly completed and signed proxy card or vote by phone or online, your shares of Duke Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

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"FOR" the election of all nominees for director;

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"FOR" the ratification of Deloitte & Touche LLP as Duke Energy's independent registered public accounting firm for 2020;

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"FOR" the advisory vote to approve Duke Energy's named executive officer compensation;

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"AGAINST" shareholder proposals 4, 6, and 7; and

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"ABSTAIN" on shareholder proposal 5.

We do not expect that any other matters will be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting.

You may cast your vote online up until 11:59 p.m. Eastern time on May 6, 2020, at proxyvote.com.

Remotely – You may participate in the Annual Meeting via live webcast and cast your vote online during the Annual Meeting prior to the closing of the polls by visiting duke-energy.onlineshareholdermeeting.com.

May I change or revoke my vote?

Yes. You may change your vote or revoke your proxy at any time prior to the Annual Meeting by:

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notifying Duke Energy's Corporate Secretary in writing that you are revoking your proxy;

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providing another signed proxy that is dated after the proxy you wish to revoke;

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using the phone or online voting procedures; or

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participating in the Annual Meeting via live webcast and voting online during the Annual Meeting prior to the closing of the polls.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote online during the Annual Meeting prior to the closing of the poll. Brokerage firms generally have the authority to vote their customers' unvoted shares on certain "routine" matters. If your shares are held in the name of a broker, bank, or other nominee, such nominee can vote your shares for the ratification of Deloitte as Duke Energy's independent registered public accounting firm for 2020 if you do not timely provide your proxy because this matter is considered "routine" under the applicable rules. However, no other items are considered "routine" and may not be voted by your broker without your instruction.

80    DUKE ENERGY – 2020 Proxy Statement

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

If I am a participant in the Retirement Savings Plan, how do I vote shares held in my plan account?

If you are a participant in the Retirement Savings Plan, you have the right to provide voting directions to the plan trustee, Fidelity Management Trust Company, by submitting your proxy card for those shares of Duke Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Duke Energy shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participants' voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you must deliver your instructions no later than May 4, 2020, at 11:59 p.m. Eastern time.

What constitutes a quorum?

As of the record date on March 9, 2020, 734,028,620 shares of Duke Energy common stock were issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the shares entitled to vote must participate remotely via live webcast or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by phone or online, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" is not, however, counted as present and entitled to vote for purposes of voting on individual proposals other than ratification of Deloitte as Duke Energy's independent registered public accounting firm. A broker "non-vote" occurs when a bank, broker, or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a matter.

Who conducts the proxy solicitation and how much will it cost?

Duke Energy is requesting your proxy for the Annual Meeting and will pay all the costs of requesting shareholder proxies. We hired Georgeson Inc. to help us send out the proxy materials and request proxies. The estimated fees for Georgeson's services are approximately $20,000, plus out-of-pocket expenses, although the amount could be higher depending on the level of services provided by Georgeson. We can request proxies through the mail or personally by phone, fax, or online. We can use directors, officers, and other employees of Duke Energy to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy common stock.

Where can I view the replay of the Annual Meeting webcast and the answers to questions submitted by shareholders in advance of or during the Annual Meeting?

A replay of the Annual Meeting webcast, as well as our answers to questions submitted by shareholders before and during the Annual Meeting, will be available for one year at: duke-energy.com/our-company/investors/financial-news under "05/07/2020 – Annual Meeting of Shareholders."

DUKE ENERGY – 2020 Proxy Statement    81

OTHER INFORMATION

Discretionary Voting Authority

As of the date this proxy statement was printed, Duke Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Related Person Transactions

Related Person Transaction Policy. The Corporate Governance Committee adopted a Related Person Transaction Policy that sets forth Duke Energy's procedures for the identification, review, consideration, and approval or ratification of "related person transactions." For purposes of our policy only, a "related person transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are, were, or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A "related person" is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons. In 2019, none of our executive officers or directors had a related person transaction.

Under the policy, if a transaction has been identified as a possible related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Corporate Governance Committee (or, if Corporate Governance Committee approval would be inappropriate, to the Board) for review, consideration, and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information from each director, executive officer, and (to the extent feasible) significant shareholders to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our codes of business conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Corporate Governance Committee (or Board) will consider the relevant available facts and circumstances including but not limited to:

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the risks, costs, and benefits to us;

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the impact on a director's independence if the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

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the availability of other sources for comparable services or products; and

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the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Corporate Governance Committee (or Board) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Corporate Governance Committee (or Board) determines in the good faith exercise of its judgment.

Proposals and Business by Shareholders

If you wish to submit a proposal for inclusion in the proxy statement for Duke Energy's 2021 Annual Meeting, we must receive it no later than November 25, 2020.

In addition, if you wish to introduce business at our 2021 Annual Meeting (besides the matters described on the Notice), you must send us written notice of the matter. Your written notice must comply with the requirements of Duke Energy's By-Laws, and we must receive it no earlier than January 7, 2021, and no later than February 6, 2021. The individuals named as proxy holders for our 2021 Annual Meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

Your proposal or written notice should be mailed to our Corporate Secretary at our principal executive office at the following address: David B. Fountain, Senior Vice President, Legal, Chief Ethics and Compliance Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414.

82    DUKE ENERGY – 2020 Proxy Statement

OTHER INFORMATION

Householding Information

Duke Energy has adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, a single copy of the annual report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings or InvestorDirect Choice Plan statement mailings in any way.

If you have previously consented, householding will continue until you are notified otherwise or until you notify Broadridge Investor Communication Solutions, Inc. by mail at Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by phone at 1.866.540.7095, that you wish to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Broadridge Investor Communication Solutions, Inc. at the number or address listed above. They will promptly send additional copies of the annual report and proxy statement upon receipt of such request.

Many brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker, or other holder of record to request information about householding.

Electronic Delivery of the Annual Report and Proxy Materials

If you received a paper version of this year's proxy materials, please consider signing up for electronic delivery of next year's proxy materials. Electronic delivery significantly reduces Duke Energy's printing and postage costs and also reduces our consumption of natural resources. You will be notified immediately by email when next year's annual report and proxy materials are available. Electronic delivery also makes it more convenient for shareholders to cast their votes on issues that affect Duke Energy.

In order to enroll for electronic delivery, go to icsdelivery.com/duk and follow the instructions. If you elect to receive your Duke Energy proxy materials electronically, you can still request paper copies by contacting Investor Relations by phone toll-free at 1.800.488.3853 or at duke-energy.com/investors/contactIR.

DUKE ENERGY – 2020 Proxy Statement    83

GLOSSARY OF TERMS

GLOSSARY OF TERMS

2019 Form 10-K	Annual Report on Form 10-K for the year ended December 31, 2019

527 Committees	Committees organized under Section 527 of the Internal Revenue Code

Annual Meeting	Annual Meeting of Shareholders

Board	Board of Directors

CAGR	Compound annual growth rate

CEO	Chief Executive Officer

CERT	Community Emergency Response Team

CFO	Chief Financial Officer

Cinergy Plan	Cinergy Corp. Non-Union Employees' Pension Plan

Deloitte	Deloitte & Touche LLP

Directors' Savings Plan	Duke Energy Corporation Directors' Savings Plan

DRCP	Piedmont Natural Gas Company, Inc. Defined Contribution Plan

Duke Energy or the Company	Duke Energy Corporation

ECBP	Duke Energy Executive Cash Balance Plan

EEI	Edison Electric Institute

ESCC	Electricity Subsector Coordinating Council

EPS	Earnings Per Share

ESG	Environmental, social, and governance

Exchange Act	Securities Exchange Act of 1934, as amended

Executive Savings Plan	Duke Energy Corporation Executive Savings Plan

FCC	Federal Communications Commission

FAP	Final Average Monthly Pay

GAAP	Generally Accepted Accounting Principles in the United States

Internal Revenue Code	Internal Revenue Code of 1986

INPO	Institute of Nuclear Power Operations

ISS	Institutional Shareholder Services

LAI	Life Altering Injuries

LTI	Long-Term Incentive

MDCP	Progress Energy, Inc. Management Deferred Compensation Plan

MICP	Progress Energy, Inc. Management Incentive Compensation Plan

NC DEQ	North Carolina Department of Environmental Quality

NEO	Named Executive Officer

Notice	Notice Regarding the Availability of Proxy Materials

NRC	Nuclear Regulatory Commission

NYSE	New York Stock Exchange

O&M	Operations and Maintenance

OSHA	Occupational Safety and Health Administration

Piedmont	Piedmont Natural Gas Company, Inc.

Piedmont Plan	Retirement Plan of Piedmont Natural Gas Company, Inc.

Progress Energy Supplemental Plan	Supplemental Senior Executive Retirement Plan of Progress Energy, Inc.

Progress Plan	Progress Energy Pension Plan

PSSP	Progress Energy, Inc. Performance Share Sub-Plan

PwC	PricewaterhouseCoopers, LLC

RCBP	Duke Energy Retirement Cash Balance Plan

84    DUKE ENERGY – 2020 Proxy Statement

GLOSSARY OF TERMS

Retirement Savings Plan	Duke Energy Retirement Savings Plan

ROE	Return on Equity

RSU	Restricted Stock Unit

SASB	Sustainability Accounting Standards Board

SEC	Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

STI	Short-Term Incentive

Tax Act	The Tax Cuts and Jobs Act

TDC	Total Direct Compensation

TICR	Total Incident Case Rate

TSR	Total Shareholder Return

Traditional Program	Cinergy Plan's Traditional Program

UTY	Philadelphia Utility Index

DUKE ENERGY – 2020 Proxy Statement    85

APPENDIX A

Cautionary Note Regarding Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on management's beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "goal," "outlook," or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements. Accordingly, there is no assurance that such results will be realized. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see our 2019 Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made. Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

86    DUKE ENERGY – 2020 Proxy Statement

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE AWARDS IN 2019

Our commitment to excellence.

Newsweek's "Most Responsible American Companies"

Duke Energy was named by Newsweek as one of the Most Responsible American Companies, ranking 125th out of 300.

Labrador Advisory Services' "U.S. Transparency Awards"

Duke Energy was ranked 1st by Labrador Advisory Services for transparency among the nation's utilities – and 16th among all companies – based on quality and completeness of information.

SAP's "Industry Innovation Award"

Duke Energy was honored by SAP with the Industry Innovation Award for excellence in customer service.

Black Enterprise magazine's "Best Companies for Diversity"

Duke Energy was recognized by Black Enterprise magazine as one of the Best Companies for Diversity for our commitment to a diverse and inclusive workforce.

Forbes' "America's Best Employers"

Duke Energy was named by Forbes as one of America's Best Employers, which is determined by a survey of 50,000 Americans.

Forbes' "Best Employers for Diversity"

Duke Energy was named by Forbes as one of the Best Employers for Diversity based on a survey of 50,000 Americans working for businesses with at least 1,000 employees.

Fortune's "World's Most Admired Companies"

Duke Energy was named by Fortune magazine as one of the World's Most Admired Companies, ranking 5th among gas and electric utilities.

Human Rights Campaign's "Best Places to Work for LGBTQ Equality"

Duke Energy was named by the Human Rights Campaign as one of the Best Places to Work for LGBTQ Equality with a perfect score in its Corporate Equality Index.

Woman Engineer Magazine's "Top Employers for Female Engineers"

Duke Energy was recognized by Woman Engineer Magazine as one of the top 50 employers for female engineers.

DUKE ENERGY.

BUILDING A SMARTER ENERGY FUTURE®

VOTE BY INTERNET Before the Annual Meeting of Shareholders (Annual Meeting) - Go to proxyvote.com Use the internet to transmit your voting instructions up until 11:59 p.m. Eastern time on May 6, 2020. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create a voting instruction form. DUKE ENERGY CORPORATION 550 SOUTH TRYON STREET CHARLOTTE, NC 28202 During the Annual Meeting - Go to duke-energy.onlineshareholdermeeting.com You may participate in the Annual Meeting via live webcast and cast your vote online during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1.800.690.6903 Use any touch-tone phone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 6, 2020. Have your proxy card available when you call and follow the instructions. VOTE BY MAIL Mark, sign, and date this proxy card, and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E94602-P32843-Z76317 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DUKE ENERGY CORPORATION The Board of Directors recommends a vote "FOR" Director nominees. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of directors: Nominees: 01) 02) 03) 04) 05) 06) 07) Michael G. Browning Annette K. Clayton Theodore F. Craver, Jr. Robert M. Davis Daniel R. DiMicco Nicholas C. Fanandakis Lynn J. Good 08) 09) 10) 11) 12) 13) John T. Herron William E. Kennard E. Marie McKee Marya M. Rose Thomas E. Skains William E. Webster, Jr. The Board of Directors recommends a vote "AGAINST" Proposals 4, 6, and 7, and makes no recommendation as to Proposal 5. For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! 4. 5. Shareholder proposal regarding independent board chair Shareholder proposal regarding elimination of supermajority voting provisions in Duke Energy’s Certificate of Incorporation Shareholder proposal regarding providing a semiannual report on Duke Energy’s political contributions and expenditures Shareholder proposal regarding providing an annual report on Duke Energy’s lobbying payments For Against Abstain The Board of Directors recommends a vote "FOR" Proposals 2 and 3. 6. ! ! ! ! ! ! 2. Ratification of Deloitte & Touche LLP as Duke Energy's independent registered public accounting firm for 2020 Advisory vote to approve Duke Energy's named executive officer compensation 3. 7. ! I have provided written comments on the back of this card. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders: The Notice and Proxy Statement and Annual Report are available at proxyvote.com. E94603-P32843-Z76317 DUKE ENERGY CORPORATION Annual Meeting of Shareholders May 7, 2020, at 12:30 p.m. Eastern time PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Lynn J. Good, Steven K. Young, and David B. Fountain, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of Duke Energy Corporation (Duke Energy) of the undersigned at the Annual Meeting of Shareholders (Annual Meeting) to be held via live webcast, on May 7, 2020, and at any adjournment thereof, upon all subjects that may come before the Annual Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote "FOR" the election of all director nominees under Proposal 1, "FOR" Proposals 2 and 3, "AGAINST" Proposals 4, 6, and 7, and "ABSTAIN" on Proposal 5, and at their discretion on any other matter that may come before the Annual Meeting. Phone and online voting cutoff is 11:59 p.m. Eastern time on May 6, 2020, except as described below. This instruction and proxy card is also solicited by the Board of Directors of Duke Energy for use at the Annual Meeting on May 7, 2020, by persons who participate in the Duke Energy Retirement Savings Plan (Plan). Phone and online voting cutoff for participants in the Plan is 11:59 p.m. Eastern time on May 4, 2020. By signing this instruction and proxy card or by voting by phone or online, the undersigned hereby directs Fidelity Management Trust Company, as Trustee for the Plan, to vote, as designated herein, all shares of Duke Energy common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the Plan at the Annual Meeting to be held on May 7, 2020, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Annual Meeting and any and all adjournments thereof. If no directions are given, the shares of Duke Energy common stock allocated to the undersigned's account will be voted by the Trustee in the same proportion as shares held by the Plan for which the Trustee has received voting directions from other participants in the Plan, unless the Trustee determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974, as amended. (If you noted any comments above, please mark corresponding box on the reverse side.) Comments: